PARTICIPATION AGREEMENT

                                      among

                                FRED MEYER, INC.,
                      as Lessee and as Construction Agent,

                                FMS TRUST 1997-1,
                           a Delaware business trust,
                                   as Lessor,

                            WILMINGTON TRUST COMPANY,
      not in its individual capacity, except as expressly specified herein, but solely as Owner Trustee under the FMS Trust 1997-1,

                   THE INVESTORS PARTY TO THE TRUST AGREEMENT,

                             BANKERS TRUST COMPANY,
                            as Administrative Agent,

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent

                                       and

                           THE LENDERS PARTIES HERETO

                           Dated as of March 11, 1998

                         ------------------------------

                    CHASE SECURITIES INC. and BT ALEX. BROWN,
                                  as Arrangers

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.    SUMMARY OF THE TRANSACTIONS..................................... 1
      1.1.    Operative Agreements............................................ 1
      1.2.    Property Purchase and Lease..................................... 1
      1.3.    Construction of Improvements; Lease
              of Improvements................................................. 2
      1.4.    Aggregate Tranche A Percentage; Tranche
              A Percentage.................................................... 3
      1.5.    Amounts Outstanding............................................. 3

SECTION 2.    THE LOANS....................................................... 4
              2.1.   Making of Loans.......................................... 4
      2.2.    Timing of Loans................................................. 4
              2.3.   Security................................................. 4
              2.4.   Guarantees............................................... 5

SECTION 3.    INVESTOR CONTRIBUTION........................................... 5
      3.1.    Investor Contribution........................................... 5

SECTION 4.    THE CLOSINGS.................................................... 5

SECTION 5.    FUNDING OF ADVANCES............................................. 5
      5.1.    General......................................................... 5
      5.2.    Procedures for Funding.......................................... 6

SECTION 6.    CONDITIONS OF THE CLOSINGS AND ADVANCES......................... 6
      6.1.    General Conditions to Investors' and Lenders'
              Obligations to make Advances.................................... 6
      6.2.    Conditions to the Investors' and the Lenders' Obligations
              to Make Advances to pay Property Acquisition Costs..............11
      6.3.    Conditions to the Investors' and the Lenders' Obligations
              to Make Advances to pay Project Costs for Construction
              on any Property.................................................17


                                        i
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SECTION 7.    REPRESENTATIONS AND WARRANTIES..................................17
      7.1.    Representations and Warranties of the Investors on
              the Initial Closing Date........................................17
      7.2.    Representations and Warranties of Lessor on the
              Initial Closing Date............................................19
      7.3.    Representations and Warranties of the Loan Parties
              on the Initial Closing Date.....................................21
      7.4.    Representations and Warranties of the Trust Company
              on the Initial Closing Date.....................................29
      7.5.    Representations and Warranties of the Loan Parties
              on Property Closing Dates.......................................31
      7.6.    Representations and Warranties of the Lessor on
              Property Closing Dates..........................................34
      7.7.    Representations and Warranties of the Loan Parties
              upon each Funding Date..........................................35
      7.8.    Representations and Warranties of the Lessor Upon
              each Funding Date...............................................37
      7.9.    Representations and Warranties of the Investors Upon
              Funding Dates...................................................38

SECTION 8.    PAYMENT OF CERTAIN EXPENSES.....................................39
      8.1.    Transaction Expenses............................................39
      8.2.    Brokers' Fees and Stamp Taxes...................................39
      8.3.    Certain Fees and Expenses.......................................39
      8.4.    Credit Agreement and Related Obligations........................40
      8.5.    Trust Agreement and Related Obligations.........................40
      8.6.    Facility Fees...................................................40
      8.7.    Overdue Rate....................................................40

SECTION 9.    OTHER COVENANTS AND AGREEMENTS..................................41
      9.1.    Covenants of the Owner Trustee and the Investors................41
      9.2.    Amendment of Certain Documents..................................43
      9.3.    Proceeds of Casualty............................................43

SECTION 10.   CREDIT AGREEMENT AND TRUST AGREEMENT............................44
      10.1.   Lessee's Credit Agreement Rights................................44
      10.2.   Lessee's Trust Agreement Rights.................................45
      10.3    Representative of Lessee........................................46
      10.4    Financial Information...........................................46

SECTION 11.   TRANSFER OF INTEREST............................................46

      11.1.   Restrictions on Transfer........................................46
      11.2.   Effect of Transfer..............................................47

SECTION 12.   INDEMNIFICATION.................................................47
      12.1.   General Indemnity...............................................47
      12.2.   General Tax Indemnity...........................................48

SECTION 13.   MISCELLANEOUS...................................................54
      13.1.   Survival of Agreements..........................................54
      13.2.   Notices.........................................................54
      13.3.   Counterparts....................................................56
      13.4.   Amendments and Termination......................................56
      13.5.   Headings, etc...................................................56
      13.6.   Parties in Interest.............................................56
      13.7.   GOVERNING LAW...................................................56
      13.8.   Jurisdiction; Consent to Service of Process.....................56
      13.9.   WAIVER OF JURY TRIAL............................................57
      13.10.  Severability....................................................58
      13.11.  Liability Limited...............................................58
      13.12.  Rights of Lessee................................................58
      13.13.  Further Assurances..............................................58
      13.14.  Successors and Assigns..........................................59
      13.15.  No Representation or Warranty...................................59
      13.16.  OREGON LEGAL NOTICE.............................................59
      13.17.  WASHINGTON STATUTORY NOTICE.....................................59

Appendix A             Definitions

Schedule 1             Existing Properties
Schedule 7.3(h)        Litigation
Schedule 7.3(n)        Brokers' Fees
Schedule 7.3(o)        Environmental
Schedule 7.3(v)        Permits
Schedule 7.3(w)        Subsidiaries
Schedule 9.5(a)        Indebtedness
Schedule 9.5(b)        Liens
Schedule 9.5(e)        Investments

Exhibit A              Form of Assignment of Leases and Consent to
                       Assignment
Exhibit B-1            Form of Mortgage (Fee Simple)


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Exhibit B-2            Form of Mortgage (Ground Lease)
Exhibit C              Form of Requisition
Exhibit D-1            Form of Lessee Guarantee

Exhibit D-2            Form of Subsidiary Guarantee

Exhibit E              Guarantee Language


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
                                                         PARTICIPATION AGREEMENT

          PARTICIPATION AGREEMENT, dated as of March 11, 1998 (this "Agreement"), among FRED MEYER, INC., a Delaware corporation ("FMI"; in its capacity as lessee, the "Lessee"; and in its capacity as Construction Agent, the "Construction Agent"); FMS TRUST 1997-1, a Delaware business trust (the "Trust" or the "Lessor"); WILMINGTON TRUST COMPANY, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as Owner Trustee under the FMS Trust 1997-1 (the "Owner Trustee"); BANKERS TRUST COMPANY, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders; THE CHASE MANHATTAN BANK, a New York banking corporation, as syndication agent (in such capacity, the "Syndication Agent"); NATIONSBANK OF TEXAS, N.A., a national banking association, and SALOMON BROTHERS HOLDING CO INC. as co-documentation agents
(in such capacity, the "Co-Documentation Agents");each of the financial institutions listed as an Investor on the signature pages of the Trust Agreement (each an "Investor"; collectively, the "Investors"); and each of the financial institutions listed as a Lender on the signature pages hereof (each, a "Lender"; collectively, the "Lenders"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Annex A hereto.


                              Preliminary Statement

          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


          SECTION 1. SUMMARY OF THE TRANSACTIONS.

          1.1. Operative Agreements. On the Initial Closing Date, each of the respective parties thereto shall execute and deliver this Agreement, the Lease, the Construction Agency Agreement, the Credit Agreement, any Notes, the Guarantees, the Intercreditor Agreement, the Pledge Agreement, the Assignment of Lease, the Contract Assignment, the Consent to Assignment, the Consent to Contract Assignment and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.
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                                                         PARTICIPATION AGREEMENT

          1.2. Property Purchase and Lease. (a) On the Initial Closing Date, the Investors will make the Investor Contributions in accordance with Section 3 hereof.

               (b) On each Property Closing Date and subject to the terms and conditions of this Agreement, the Credit Agreement and the Trust Agreement, (i) the Lenders will make loans in accordance with Section 2 hereof, (ii) the Lessor will purchase all right, title and interest in and to (or lease under a Ground Lease, as applicable) (A) on the Initial Closing Date, the Existing Properties, and (B) on each Property Closing Date, each Property identified by the Construction Agent pursuant to the Construction Agency Agreement (including Lease-Purchased Properties) with respect to such Property Closing Date, and
(iii) the Lessor will simultaneously lease (or sublease, as the case may be) all of its right, title and interest in the Property (and any Improvements to be constructed thereon) to the Lessee by delivering a Lease Supplement.

               (c) With respect to any Property which is not a Store Land Property, on each Property Closing Date, the Lessee shall certify to the Administrative Agent on the Property Closing Certificate, the Maximum Residual Guarantee Amount for each Property being acquired on such Property Closing Date. With respect to any Store Land Property, the Lessee shall certify to the Administrative Agent, not less than thirty (30) days prior to the Construction Commencement Date for such Property, the Maximum Residual Guarantee Amount for such Property. The Maximum Residual Guarantee Amount so certified shall be the Maximum Residual Guarantee Amount for such Property for the duration of the Term.

          1.3. Construction of Improvements; Lease of Improvements. (a) On each Property Closing Date (provided such Property is not a Completed Property or a Store Land Property), the Lessor and Lessee (i) will execute and deliver a Construction Agency Agreement Supplement, dated as of such Property Closing Date, pursuant to which FMI will agree to act as Construction Agent in connection with the completion of the construction of the Improvements on the Property described on the relevant Requisition and (ii) except in the case of a Twenty-Five Percent Property, described below, will execute and deliver a Memorandum of Lease which will be recorded in the real estate records in the county where such Property is located.

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                                                         PARTICIPATION AGREEMENT

               (b) On each Property Closing Date or the Construction Commencement Date, if later, provided that the applicable Appraisal indicates that the value of the Land is greater than or equal to 25% of the Property Cost for such Land and the Improvements to be constructed thereon (a "Twenty-Five Percent Property"), it being understood and agreed that any Property which is a Store Land Property shall be deemed to be a Twenty-Five Percent Property until such time as the Lessee notifies the Lessor that it intends to commence construc tion of Improvements on such Property, the Lessor and the Lessee shall execute and deliver (i) a Lease Supplement pursuant to which the Lessor will lease (or sublease, as the case may be) all of its right, title and interest in such Land to the Lessee and (ii) an additional Lease Supplement pursuant to which the Lessor will lease (or sublease, as the case may be) all of its right, title and interest in such Improvements to the Lessee. Notwithstanding that the Improvements on a Twenty-Five Percent Property (whether existing on the date of acquisition of the Land or to be constructed pursuant to the Construction Agency Agreement) may be leased by a separate Lease Supplement, the term "Property" shall include the Land and the Improvements located thereon.

               (c) On each Property Closing Date with regard to the acquisition of a Twenty-Five Percent Property, the Lessor and Lessee will execute and deliver (i) a Memorandum of Lease with respect to the relevant Land and (ii) an additional Memorandum of Lease with respect to the relevant Improvements, each of which will be recorded in the real estate records in the county where such Property is located.

          1.4. Aggregate Tranche A Percentage; Tranche A Percentage. (a) Notwithstanding any other provision of this Agreement or the other Operative Agreements, the Lessee agrees that in no event shall the Lessee specify a Property for the Lessor to acquire and lease pursuant to the execution and delivery of a Lease Supplement if the Aggregate Tranche A Percentage after giving effect to the acquisition and lease of such Property pursuant to the execu tion and delivery of a Lease Supplement, would be less than 87.6%.

               (b) Notwithstanding any other provision of this Agreement or the other Operative Agreements, the Lessee agrees that in no event shall the Lessee specify a Property for the Lessor to acquire and lease pursuant to the

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                                                         PARTICIPATION AGREEMENT

execution and delivery of a Lease Supplement if the Tranche A Percentage with respect to such Property would be less than 85%.

          1.5. Amounts Outstanding. The parties hereto agree that there shall be no limit on the number of Properties or the value or the cost of acquisition or construction thereof; provided that (i) at no time shall the aggregate amount of Advances outstanding with respect to Store Land Property exceed $50,000,000;
(ii) the aggregate Property Cost of all the Properties must at all times equal
(x) the aggregate principal amount of the Loans outstanding plus (y) the aggregate Investor Contribution; (iii) at no time shall the aggregate principal amount of the Loans outstanding exceed the aggregate Commitments; and (iv) at no time shall the aggregate Investor Contributions outstanding exceed the aggre gate Investor Commitments.

                              SECTION 2. THE LOANS.

          2.1. Making of Loans. Subject to the terms and conditions of this Agreement and the Credit Agreement, and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each Funding Date, the Lenders shall make loans to the Lessor in an aggregate principal amount at any time outstanding of up to $485,000,000 in order for the Lessor to (i) acquire Existing Properties and Store Land Properties, (ii) complete Improvements on Existing Properties which are not Completed Properties as of the Initial Closing Date, (iii) acquire, develop, construct and (as to leased properties acquired from third parties) refurbish Properties in accor dance with the Construction Agency Agreement, (iv) pay Transaction Expenses, and (v) pay other Project Costs.

          2.2. Timing of Loans. The Loans shall be made pursuant to the Credit Agreement. Pursuant to this Agreement and the Credit Agreement, the Loans will be made to the Lessor from time to time from and after the Initial Closing Date until the Construction Period Termination Date at the request of the Construction Agent in consideration for the Construction Agent's agreeing for the benefit of the Lessor, pursuant to the Construction Agency Agreement, to (i) acquire parcels of Land or other Property (including the Existing Properties, Lease-Purchased Properties and Store Land Properties) and, if such Property is not a Completed Property, to construct Improvements in accordance with the Plans and Specifications or (ii) to construct Improvements in accordance with the Plans and

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
                                                         PARTICIPATION AGREEMENT

Specifications on Properties which are not Completed Properties and which are owned by the Lessor as of the Funding Date with respect to such Improvements.

          2.3. Security. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by, inter alia, (i) a first priority assignment of the Lease, granted pursuant to the Assignment of Leases and consented to by the Lessee pursuant to the Consent to Assignment (in each case in the respective forms set forth on Exhibit A hereto); (ii) a first priority assignment of the Construction Agency Agreement, granted pursuant to the Contract Assignment and consented to by the Construction Agent pursuant to the Consent to Contract Assignment; (iii) a first priority mortgage lien on each Property pursuant to a Mortgage in the form set forth on Exhibit B-1 or Exhibit B-2 hereto, as applicable; and (iv) a first priority pledge of the stock of Subsid iaries of FMI and each of its Subsidiaries (other than Insignificant Subsidiaries), granted pursuant to the Pledge Agreement in the form set forth on Exhibit E hereto.

          2.4. Guarantees. The obligations of the Lessor under the Credit Agreement shall be guaranteed by the Guarantors to the extent provided in the Guarantees.


                        SECTION 3. INVESTOR CONTRIBUTION.

          3.1. Investor Contribution. Subject to the terms and conditions of this Agreement and the Trust Agreement, and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on the Initial Closing Date, each Investor shall make an investment in the Lessor (each, an "Investor Contribution") in an amount equal to the product of (i) such Investor's Investor Commitment Percentage and (ii) $15,000,000. The Lessor shall use the Investor Contributions to pay Project Costs. Such Investor Contributions shall accrue yield ("Investor Yield") as set forth in the Trust Agreement.

                                        5
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                                                         PARTICIPATION AGREEMENT

                            SECTION 4. THE CLOSINGS.

          All documents and instruments required to be delivered on each Closing Date and each Funding Date shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California, or at such other location as may be determined by the Administrative Agent and the Lessee.


                         SECTION 5. FUNDING OF ADVANCES.

          5.1. General. To the extent funds have been made available to the Lessor as Loans and Investor Contributions, the Lessor will make advances of such funds to the Construction Agent from time to time during the Construction Period in accordance with the terms and conditions of this Agreement and the other Operative Agreements.

          5.2. Procedures for Funding. (a) In accordance with the provisions of the Credit Agreement and the Trust Agreement, in order to request Advances, the Construction Agent shall deliver to the Investors and the Administrative Agent a requisition (each a "Requisition"), appropriately completed, in the form of Exhibit C hereto.

               (b) Each Requisition shall: (i) be irrevocable; (ii) request funds in an amount of at least $1,000,000 (or such lesser amount as shall be equal to the total aggregate of the Available Commitments at such time) for the payment of Property Acquisition Costs or other Project Costs, including any of the foregoing which have previously been incurred and were not the subject of and funded pursuant to a prior Requisition, in each case as specified in the Requisition; and (iii) comply with the terms and conditions of Section 2.3 of the Credit Agreement and Section 3 of the Trust Agreement.

               (c) So long as no Default or Event of Default has occurred and is continuing and subject to the Lessor and the Administrative Agent having each received the materials required by Section 6.1, 6.2 and/or 6.3, as applicable, on each Funding Date (i) the Lenders shall make Loans to the Lessor in an aggregate amount equal to (x) in the case of the Initial Closing Date, the amount

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                                                         PARTICIPATION AGREEMENT

of funds specified in the Requisition therefor minus the Investor Contributions contributed pursuant to Section 3.1, and (y) thereafter in an amount equal to the amount specified in a Requisition, up to an aggregate principal amount equal to the Available Commitments; (ii) in the case of the Initial Closing Date, the Investors shall make Investor Contributions pursuant to Section 3.1; and (iii) the total amount of such Loans and Investor Contributions, if any, made on such date shall be paid to the Construction Agent to pay the Project Costs specified in such Requisition.


               SECTION 6. CONDITIONS OF THE CLOSINGS AND ADVANCES.

          6.1. General Conditions to Investors' and Lenders' Obligations to make Advances. The obligations of the Investors to make Investor Contributions, and the Lenders to make Loans to the Lessor, are subject to the satisfaction or waiver, immediately prior to or concurrently with the making of such Loans and Investor Contributions, of the following conditions precedent:

               (a) Operative Agreements. Each of the Operative Agreements entered into on the Initial Closing Date shall have been duly authorized, executed, acknowledged and delivered by the parties thereto and shall be in full force and effect, and no Default or Event of Default shall exist thereun der (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Administrative Agent and the Investors shall have received a fully executed copy of each of the Operative Agreements (other than the Notes, of which the Administrative Agent shall have received the originals in the event Notes are requested by any Lender);

               (b) Taxes. All taxes, fees and other charges in connection with the execution, delivery, and, where applicable, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Administrative Agent and the Investors;

               (c) Governmental Approvals. All necessary (or, in the reasonable opinion of the Administrative Agent, the Investors and their respective counsel, advisable) Governmental Actions, in each case required by any law or

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                                                         PARTICIPATION AGREEMENT

regulation enacted, imposed or adopted on or after the date hereof or by any change in fact or circumstances since the date hereof, shall have been obtained or made and be in full force and effect;

               (d) Litigation. No action or proceeding shall have been instituted before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority
(i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any of the transactions contem plated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

               (e) Legal Requirements. In the opinion of the Administrative Agent, the Investors and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate in any respect any Legal Requirements and do not and will not subject the Administrative Agent, the Syndication Agent, any Lender or any Investor to any adverse regulatory prohibitions or constraints;

               (f) Corporate Proceedings of the Loan Parties. On the Initial Closing Date, the Administrative Agent and the Investors shall have received a copy of the resolutions or minutes, in form and substance satisfactory to the Administrative Agent and the Investors, of the Board of Directors of each of the Loan Parties authorizing the execution, delivery and performance of this Agreement, the Guarantee (if applicable) and the other Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of each of the Loan Parties, as applicable, as of the Initial Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and the Investors and shall state that the resolutions or minutes thereby certified have not been amended, modified, revoked or rescinded;

               (g) Loan Parties Incumbency Certificate. On the Initial Closing Date, the Administrative Agent and the Investors shall have received a certificate of each of the Loan Parties, dated the Initial Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Operative Agreement satisfactory in form and substance to the Administrative Agent and the Investors, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party;

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                                                         PARTICIPATION AGREEMENT

               (h) Corporate Proceedings of the Trust Company. On the Initial Closing Date, the Administrative Agent, the Investors and the Lessee shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, the Investors and the Lessee, of the Board of Directors of the Trust Company authorizing the execution, delivery and performance of the Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of the Trust Company as of the Initial Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent, the Investors and the Lessee and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

               (i) Trust Company Incumbency Certificates. On the Initial Closing Date, the Administrative Agent, the Investors and the Lessee shall have received a certificate of the Trust Company, dated the Initial Closing Date, as to the incumbency and signature of the officers of the Trust Company executing any Operative Agreement, satisfactory in form and substance to the Administrative Agent, the Investors and the Lessee, executed by any Responsible Officer of the Trust Company;

               (j) Corporate Documents. (1) The Administrative Agent and the Investors shall have received true and complete copies of the certificate or articles of incorporation and by-laws of each of the Loan Parties, certified as of the Initial Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party;

                    (2) Consents, Licenses and Approvals. The Administrative Agent and the Investors shall have received a certificate of the chief financial officer of each of the Loan Parties (i) attaching copies of all consents, authorizations and filings required to consummate the transaction contemplated by this Agreement, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent and the Investors;

               (k) Fees. The Administrative Agent and the Arrangers shall have received the fees to be paid on the Initial Closing Date pursuant to the Fee Letter which fees shall not be paid using the proceeds of the Loans or Investor Contributions;

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                                                         PARTICIPATION AGREEMENT

               (l) Legal Opinions. (1) The Administrative Agent and the Investors shall have received the executed legal opinion of Stoel Rives LLP, counsel to the Loan Parties, in form and substance satisfactory to the Administra tive Agent and the Investors;

                    (2) The Administrative Agent, the Lessee and the Investors shall have received the executed legal opinion of Morris, James, Hitchens & Williams, counsel to the Trust and the Trust Company, in form and substance satisfactory to the Administrative Agent and the Investors;

               (m) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including the filing of duly executed Lender Financing Statements and Lessor Financing Statements, the Assignment of Lease, the Mortgages, and the Memoranda of Lease, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed;

               (n) Lien Searches. The Administrative Agent and the Investors shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed in the States of Alaska, Idaho, Washington, Oregon and Utah with respect to personal property of the Lessee, and the results of such search shall be satisfactory to the Administrative Agent and the Investors;

               (o) Insurance. The Administrative Agent and the Investors shall have received evidence in form and substance satisfactory to them that all of the requirements of Section 14 of the Lease shall have been satisfied;

               (p) Representations and Warranties. The representations and warranties of the Lessor, the Investors and the Loan Parties contained herein and in each of the other Operative Agreements shall be true and correct on and as of each Funding Date as if made on and as of each Funding Date;

               (q) Performance of Operative Agreements. The parties hereto (other than the Investors or the Lenders) shall have performed their respec-

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                                                         PARTICIPATION AGREEMENT

tive agreements contained herein and in the other Operative Agreements on or prior to each such Funding Date;

               (r) Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition;

               (s) Material Adverse Change. As of such Funding Date, there shall not have occurred any event, act or condition with respect to the consolidated assets, liabilities, operations, business or financial condition of any of the Loan Parties which has had, or could have, a Material Adverse Effect;

               (t) Mergers. Each of the Mergers shall have been consummated (or in the case of the Initial Closing Date shall be consummated contemporaneously therewith) in accordance with the relevant Merger Document, and no provision of the Merger Documents shall have been amended, modified or otherwise supplemented without the prior written consent of the Administrative Agent, the Lenders and the Investors;

               (u) Corporate Loan Documents. The transactions contemplated by the Corporate Loan Documents shall have been consummated in accordance with the terms of the Corporate Loan Documents, or the Administrative Agent shall have received satisfactory evidence that such transactions will close on the Initial Closing Date;

               (v) Officer's Certificates. The Administrative Agent shall have received Officer's Certificates as to the matters set forth in clauses (p) and
(r) of this Section 6.1 and such other documents as are reasonably requested by the Administrative Agent;

               (w) Financial Information. The Investors, the Administrative Agent and the Lenders shall have received the following, in form and substance satisfactory to each of them: (i) the financial statements required to be delivered by the Loan Parties pursuant to Section 7.3(e); (ii) a pro forma consolidated balance sheet of FMI and its Subsidiaries, giving effect to the Mergers; and (iii) financial projections prepared by FMI demonstrating the projected consoli-

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
                                                         PARTICIPATION AGREEMENT

dated financial condition and results of operations of FMI and its Subsidiaries after giving effect to the Mergers, for the period commencing on the Initial Closing Date and ending on the Maturity Date, which projections shall be accompanied by a written statement of the assumptions underlying the projec-tions;

               (x) Certain Payments. The Administrative Agent shall have received evidence satisfactory to it of the prior or simultaneous (i) repay ment or refinancing of the Indebtedness of FMI and its Subsidiaries set forth on
Schedule 6.1(x) hereto (except as otherwise agreed to the satisfaction of the Administrative Agent); (ii) making of the Investor Contributions by the Investors; and (iii) receipt of not less than $1,500,000,000 (net of underwriting and other expenses in connection with such issuance) by FMI from the issuance of senior unsecured bonds on terms satisfactory to the Lenders; and

               (y) Pledged Stock. The Administrative Agent shall have received the original stock certificates evidencing the stock pledged pursuant to the Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

          6.2. Conditions to the Investors' and the Lenders' Obligations to Make Advances to pay Property Acquisition Costs. The obligations of the Investors to make Investor Contributions, and of the Lenders to make Loans to the Lessor, on a Property Closing Date (it being understood that the Investors shall not be obligated to make Investor Contributions on any Property Closing Date other than the Initial Closing Date) for the purpose of providing funds to the Lessor necessary to acquire a Property are subject to the satisfaction or waiver of the following additional conditions precedent (except that the conditions precedent set forth in clause (e) (Construction Agency Agreement Supplement); clause (o) (Construction Schedule); clause (p) (Budget); clause (q) (Budget in Balance); and clause (r) (Plans and Specifications) shall not apply with respect to the making of Advances in connection with a Store Land Property):

               (a) Requisition. The Administrative Agent and the Investors shall have received a fully executed counterpart of a Requisition dated as of the Property Closing Date (but delivered at least three Business Days prior to the Property Closing Date), appropriately completed;

                                                         PARTICIPATION AGREEMENT

               (b) Deed. There shall have been delivered to the Lessor a special warranty deed (the "Deed") (or, with respect to Properties subject to a Ground Lease, a good and sufficient assignment thereof), in form and substance appropriate for recording with the applicable Governmental Authorities, with respect to each Property (and all Improvements located thereon) being purchased on such Property Closing Date, conveying fee simple title (or a leasehold estate, with respect to Properties subject to a Ground Lease) to such Property to the Lessor, subject only to the Permitted Exceptions;

               (c) Title. Title to all of the Properties shall conform to the representations and warranties set forth in Section 7.5(k);

               (d) Lease Supplement and Memorandum of Lease. The Lessee shall have delivered a Lease Supplement and a Memorandum of Lease executed by the Lessee and the Lessor with respect to each Property being acquired on such Property Closing Date to the Administrative Agent (and, with respect to a Twenty-Five Percent Property, shall have delivered one Memorandum of Lease and one Lease Supplement each in respect of the Land and the Improvements, as set forth in Sections 1.3(b) and (c));

               (e) Construction Agency Agreement Supplement. The Construction Agent shall have delivered a Construction Agency Agreement Supplement executed by the Construction Agent and the Lessor with respect to each Property being acquired on such Property Closing Date to the Administrative Agent;

               (f) Mortgage. The Lessee shall have recorded in the real estate records of the county where the Property is located an original of the Mortgage executed by the Lessor and Lessee with respect to each Property being acquired on such Property Closing Date and the Lien of the Mortgage shall conform to the representations and warranties set forth in Section 7.5(d);

               (g) Assignment of Lease. The Lessee shall have recorded in the real estate records of the county where the Property is located an original of the Assignment of Lease executed by the Lessor with respect to each Property being acquired on such Property Closing Date;

                                                         PARTICIPATION AGREEMENT

               (h) Consent to Assignment of Lease. The Lessee shall have delivered to the Administrative Agent a consent to the Assignment of Lease executed by the Lessee with respect to each Property being acquired on such Property Closing Date;

               (i) Environmental Audit. The Administrative Agent and the Investors shall have received not less than 10 days prior to such Property Closing Date an Environmental Audit with respect to each Property being acquired on such Property Closing Date, and the results of the Environmental Audit shall be in form and substance satisfactory to the Administrative Agent and the Investors;

               (j) Appraisal. The Administrative Agent and the Investors shall have received not less than 10 days prior to such Property Closing Date an Appraisal of each Property being acquired on such Property Closing Date and such Appraisal shall be in form and substance acceptable to the Administrative Agent and the Investors;

               (k) Survey. (i) With respect to each Property previ ously owned by the lessor under an Existing Synthetic Lease Facility, each of the Administrative Agent and the Title Company shall have received on or prior to such Property Closing Date, a certificate from a Responsible Officer of the Lessee certifying that the survey delivered in connection with such Existing Synthetic Lease Facility remains true and correct in all respects as of such Property Closing Date.

               (ii) With respect to each Property not owned by the lessor under an Existing Synthetic Lease Facility, each of the Administrative Agent and the Title Company shall have received, not less than 10 days prior to such Property Closing Date, a survey of each Property being acquired (or leased under a under a Ground Lease) on such Property Closing Date (each a "Survey"), complying with the following requirements: a survey of such Property certified to the Administrative Agent, the Investors, the Lessor and the Title Company in a manner satisfactory to them, dated as of a date within ninety days of the Property Closing Date, by an independent professionally licensed land surveyor satisfactory to the Administrative Agent, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress

                                                         PARTICIPATION AGREEMENT

on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following, all in form and substance reasonably satisfactory to the Administrative Agent: (i) the locations on such Property of all the buildings, structures and other improvements, if any, and the established building setback lines; (ii) the lines of streets abutting such Property; (iii) all access and other easements appurtenant to such Property; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such Property, whether recorded, apparent from a physical inspection of such Property or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on such Property; and (vi) if such Property is described as being on a filed map, a legend relating the survey to said map;

               (l) Mortgagee's Title Insurance Policy. With respect to each Property being acquired (or leased under a Ground Lease) on such Property Closing Date, the Administrative Agent shall have received, with respect to the Mortgage, extended coverage mortgagees' title policies or marked up unconditional binder for such insurance dated the Property Closing Date; such policies shall (i) be in an amount equal to the aggregate amount shown on the Budget for such Property (with a pending disbursements clause); (ii) insure that the Mortgage insured thereby creates valid first Liens on such Property, free and clear of all defects and encumbrances, except Permitted Exceptions; (iii) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (iv) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70), if avail able, or if unavailable, such other form as may be reasonably acceptable to the Administrative Agent; (v) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; (vi) be issued without general exceptions; and (vii) be issued by the Title Company; the Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy, and all charges for mortgage recording tax with respect to the Mortgage and/or the Deed of Trust have been paid or provision made therefor;

               (m) Owner's Title Insurance Policy. The Lessor shall have received an extended coverage owner's title policy with general exceptions and subject only to Permitted Encumbrances, in form and substance reasonably satisfactory to the Lessor, or marked up unconditional binder for such insurance, dated the Closing Date for each Property being acquired on such Property Closing

                                                         PARTICIPATION AGREEMENT

Date; and the Lessor shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy have been paid or provision made therefor; such owner's title insurance policy will be in the same amount as the Mortgagee's title insurance policy described in clause (l) above and will be issued on a simultaneous issue basis;

               (n) Recorded Documents. The Administrative Agent and the Investors shall have received, not less than 10 days prior to such Property Closing Date, a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy referred to above;

               (o) Construction Schedule. The Administrative Agent shall have received a copy of the schedule prepared by or at the direction of the Construction Agent showing the estimated (i) timetable for completion of the Improvements to be constructed on each Property being acquired on such Property Closing Date, which timetable will project (A) commencement of construction of such Improvements within nine months of the acquisition or leasing under a Ground Lease, as the case may be, by the Lessor of such Prop erty and (B) completion of such Improvements within 12 months of the Construction Commencement Date for each such Property; and (ii) timetable for the making of Loans and Investor Contributions in respect of such Property;

               (p) Budget. The Administrative Agent and the Lessor shall have received a copy of the Budget with respect to the construction of the Improvements to be constructed on each Property, and such Budget shall be in form and substance satisfactory to the Administrative Agent and the Lessor;

               (q) Budget in Balance. Based upon the Budget, the Available Commitments and the Available Investor Commitments will be sufficient to complete the Improvements (if any) for which the Requisition relates on such Properties;

               (r) Plans and Specifications. The Administrative Agent and the Lessor shall have received a copy of the Plans and Specifications with respect to the Improvements to be constructed on each Property being acquired on such Property Closing Date, if available (and to the extent such Plans and Specifications are not available, the Lessee hereby covenants and agrees to provide them

                                                         PARTICIPATION AGREEMENT

to the Administrative Agent and the Lessor promptly after they become available); and

               (s) Additional Survey and Title Matters. In addition to the other representations and warranties of the Loan Parties, the Loan Parties represent and warrant as to such Property on the Property Closing Date that each Survey, including, without limitation, the information, courses and distances shown thereon, is accurate; the legal description of each Property "closes" by mathematical calculation; the Property depicted on each Survey forms one contiguous parcel, uninterrupted by any strips, gaps or gores; each Survey correctly shows the size, location and type of all buildings, structures and other improvements on the Property and all are within the boundary lines and applicable setback lines (whether established by subdivision plat, recorded restrictions or applicable zoning or building codes) affecting such Property; municipal water, sanitary sewer, telephone, electric and gas services for the operation of each Property are present on such Property or within adjacent public rights-of-way or recorded easements in the locations shown on each Survey; there are no party walls with or encroachments upon adjoining premises, streets or alleys by any of the buildings, structures or other improvements located or to be located on any Property, or encroachments upon or party walls with any Property by any building, structure or other improvements situated upon any adjoining premises; the buildings and other improvements on each Property do not overhang or encroach upon any easements or rights-of-way of others; all public streets necessary for access to each Property have been completed and dedicated and there is direct access between such streets and such Property; each Property complies with all applicable zoning requirements and regulations, has a validly issued certificate of occupancy and contains sufficient number of parking spaces as required by law or otherwise necessary for the proper use and operation thereof; no Property lies within a flood hazard area designated as a Flood Zone on any flood hazard map published by the Federal Emergency Management Agency; each Property shown on a Survey is the same property described in the corresponding owner's and lender's title insurance policy or commitment delivered to the Administrative Agent; no Property serves any adjoining property for drainage utilities, parking, ingress or egress; there are no unpaid bills for work performed upon or materials delivered to any Property for the construction or improvement of any Property (or any part thereof) during the preceding 12 months; there are no unrecorded tenancies, leases or other occupancies on any Property and no Person has any options to purchase, rights of first

                                                         PARTICIPATION AGREEMENT

refusal, rights of first offer or similar rights in connection with any Property; no Person is in possession of any Property other than the Lessee; and there are no unpaid charges for taxes, water and/or sewer services or other utility charges or unpaid special assessments for items such as sidewalks, curbs, gutters, sewers, storm water assessments affecting any Property.

          6.3. Conditions to the Investors' and the Lenders' Obligations to Make Advances to pay Project Costs for Construction on any Property. The obligations of the Investors to make Investor Contributions, and of the Lenders to make Loans to the Lessor, on a Funding Date (it being understood that the Investors shall not be obligated to make Investor Contributions on any Funding Date other than the Initial Closing Date) for the purpose of providing funds to the Lessor necessary to pay for the construction of the Improvements or the payment of Transaction Costs or other Project Costs (other than Property Acquisition Costs) are subject to the satisfaction or waiver of the following additional conditions precedent:

               (a) Requisition. The Administrative Agent and the Investors shall have received a fully executed counterpart of a Requisition, appropriately completed;

               (b) Title. Title to all of the Properties shall conform to the representations set forth in Section 7.5(k); and

               (c) Budget in Balance. Based upon the Budget, the Available Commitments and the Available Investor Commitments will be sufficient to complete the Improvements on such Properties for which the Requi sition relates.


                   SECTION 7. REPRESENTATIONS AND WARRANTIES.

          7.1. Representations and Warranties of the Investors on the Initial Closing Date. Each of the Investors hereby represents and warrants on its own behalf to each of the other parties hereto as of the Initial Closing Date as follows:

               (a) Due Organization, etc. It is a duly organized and validly existing corporation in good standing under the laws of the State of its

                                                         PARTICIPATION AGREEMENT

incorporation and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, each Operative Agreement to which it is a party and each other agreement, instrument and document executed and delivered by it on the Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party.

               (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof by such Investor, nor the consummation of the transactions contemplated thereby by such Investor, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of (which approval has not been obtained) the shareholders of, or approval or consent of any trustee or holders of any indebtedness or obligations of such Investor, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lessor Lien upon any of the Properties or any of the Improvements, its articles of incorporation or by-laws, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it or its properties may be bound or (iv) does or will require any Governmental Action by any Governmental Authority.

               (c) Enforceability, etc. Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof.

               (d) ERISA. Such Investor is making the Investor Contributions contemplated to be made by it hereunder for its own account and with its general corporate assets in the ordinary course of its business, and no part of such amount constitutes the assets of any Employee Benefit Plan.

               (e) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by

                                                         PARTICIPATION AGREEMENT

or against such Investor with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby.

          7.2. Representations and Warranties of Lessor on the Initial Closing Date. The Lessor represents and warrants to each of the other parties hereto as of the Initial Closing Date as follows:

               (a) Due Organization, etc. The Lessor is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, each Operative Agreement to which it is a party and each other agreement, instrument and document executed and delivered by it on the Closing Date in connection with or as contemplated by each such Operative Agreement.

               (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof by the Lessor, nor the consummation of the transactions contemplated thereby by the Lessor, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval (which approval has not been obtained) of any party or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessor (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lessor Lien upon any of the Properties or any of the Improvements or the Trust Agreement, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it or its properties may be bound or (iv) does or will require any Governmental Action by any Governmental Authority.

               (c) Enforceability, etc. Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof.

                                                         PARTICIPATION AGREEMENT

               (d) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Lessor (a) with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Lessor.

               (e) Assignment. The Lessor has not assigned or transferred any of its right, title or interest in or under the Lease, any Operative Document or any of the Properties, except in accordance with the Operative Agreements.

               (f) No Default. The Lessor is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Lessor. No Default or Event of Default attributable to it has occurred and is continuing.

               (g) Use of Proceeds. The proceeds of the Loans and the Investor Contributions shall be applied by the Lessor solely in accordance with the provisions of the Operative Agreements.

               (h) Chief Place of Business. The Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001.

               (i) Securities Act. Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Properties or the Notes, or in any similar security or interest relating to the Properties, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Administrative Agent, and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in any

                                                         PARTICIPATION AGREEMENT

of the Properties or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended.

               (j) Lessor Liens. Each of the Properties is free and clear of all Lessor Liens attributable to the Lessor or the Owner Trustee.

          7.3. Representations and Warranties of the Loan Parties on the Initial Closing Date. Each Loan Party represents and warrants to each of the other parties hereto as of the Initial Closing Date as follows:

               (a) Organization; Powers. Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Operative Agreements and each other agreement or instrument contemplated thereby to which it is or will be a party.

               (b) Authorization. The execution, delivery and performance by each Loan Party of the Operative Agreements to which it is a party (a) have been duly authorized by all requisite corporate action on the part of such Loan Party and (b) do not and will not (i) violate any Legal Requirements applicable to such Loan Party, the certificate or articles of incorporation or bylaws of such Loan Party or any order, judgment or decree of any court or other agency of government binding on it, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party which could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Liens created under any of the Operative Agreements), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party, except for such approvals or consents which will be obtained on or before the Initial Closing Date (or, in the case of any Operative Agreement executed and delivered after the Initial Closing Date, on or before such

                                                         PARTICIPATION AGREEMENT

date of execution and delivery) and disclosed in writing to the Administrative Agent and the Investors or such approvals or consents the failure to obtain could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect.

               (c) Enforceability. This Agreement and each of the other Operative Agreements to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by any of the Loan Parties in connection with the sale, leasing or financing of any of the Properties, except such as have been made or obtained and are in full force and effect.

               (e) Financial Condition. The Lessee has heretofore furnished to the Investors, the Administrative Agent and the Lenders consolidated balance sheet and statements of income, stockholders equity and cash flows for (i) FMI and its Subsidiaries, as of and for the fiscal year ended Febru ary 1, 1997, reported on by Deloitte & Touche, independent public accountants of FMI, and the fiscal quarter and the portion of the fiscal year ended November 8, 1997, certified by the chief financial officer of FMI; (ii) QFC and its Subsidiaries, as of and for the fiscal year ended December 28, 1996, reported on by Deloitte & Touche, independent public accountants of QFC, and the fiscal quarter and the portion of the fiscal year ended September 6, 1997, certified by the chief financial officer of QFC; and (iii) Food 4 Less and its Subsidiaries, as of and for the fiscal year ended February 2, 1997, reported on by Arthur Ander son, independent public accountants of Food 4 Less, and the fiscal quarter and the portion of the fiscal year ended October 12, 1997, certified by the chief financial officer of Food 4 Less. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of each of FMI, QFC, Food 4 Less and their respective Subsidiaries as of such dates and for such periods in accordance

                                                         PARTICIPATION AGREEMENT

with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements for the interim periods.

               (f) No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of (i) FMI and its subsidiaries, taken as a whole, since February 1, 1997; (ii) QFC and its subsidiaries, taken as a whole, since December 28, 1996; or (iii) Food 4 Less and its subsidiaries, taken as a whole, since February 2, 1997.

               (g) Title to Properties; Liens Each Loan Party has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property) all of its properties and assets reflected in the financial statements referred to in paragraph (e) above except for assets disposed of since the date of such financial statements in the ordinary course of business. Except as permitted by the Operative Agreements and the Corporate Loan Documents, all such properties and assets are free and clear of Liens.

               (h) Litigation; Adverse Facts. Except as described in Schedule 7.3(h) annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any of the Loan Parties) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any of the Loan Parties, threatened against or affecting any of the Loan Parties or any of their Subsidiaries or any property of any of the Loan Parties or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither any of the Loan Parties nor any of their Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                                                         PARTICIPATION AGREEMENT

               (i) Payment of Taxes. All material tax returns and reports of each of the Loan Parties required to be filed have been timely filed, and all material taxes, assessments, fees and other governmental charges upon each of the Loan Parties and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Loan Party knows of any material proposed tax assessment against any of the Loan Parties which is not being actively contested by such Loan Party in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

               (j) Performance of Agreements; Materially Adverse Agreements. (1) No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, would not have a Material Adverse Effect.

                    (2) No Loan Party is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

               (k) Governmental Regulation. Neither any Loan Party nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

               (l) Securities Activities. Neither any Loan Party nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                                                         PARTICIPATION AGREEMENT

               (m) Employee Benefit Plans. (1) Each of the Loan Parties and each of their respective ERISA Affiliates is in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and has performed all its material obligations under each Employee Benefit Plan.

                    (2) No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of any of the Loan Parties or any of their respective ERISA Affiliates in excess of $10,000,000 during the term of this Agreement.

               (n) Certain Fees. Except as disclosed on Schedule 7.3(n) annexed hereto, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby.

               (o) Environmental Protection. Except as set forth in Schedule 7.3(o) annexed hereto:

                    (1) the operations of each of the Loan Parties and each of their Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                    (2) each of the Loan Parties and each of their Subsidiaries has obtained all Governmental Approvals under Environmental Laws necessary to its respective operations, and all such Governmental Approvals are in good standing, and each of the Loan Parties and each of their Subsidiaries is in compliance with all material terms and conditions of such Governmental Approvals;

                    (3) neither any Loan Party nor any of their Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials except as would not reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or

                                                         PARTICIPATION AGREEMENT

comparable state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of each of the Loan Parties' knowledge, none of the operations of any of the Loan Parties or any of their Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

                    (4) none of the operations of any of the Loan Parties or any of their Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                    (5) neither any Loan Party nor any of their Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order or agreement with any Governmental Authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims which could reasonably be expected to result in a liability to either Lessee or any of its Subsidiaries in excess of $10,000,000 individually or in the aggregate;

                    (6) neither any Loan Party nor any of their Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by any of the Loan Parties or any of their Subsidiaries which could reasonably be expected to result in Material Adverse Effect

                    (7) neither any Loan Party nor any of their Subsidiaries or, to the best knowledge of any Loan Party, any predecessor of any of the Loan Parties or any of their Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility except as would not reasonably be expected to have a Material Adverse Effect, and none of the Loan Parties' or any of their Subsidiar ies' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent other than in compliance in all material respects with all Environmental Laws;

                                                         PARTICIPATION AGREEMENT

                    (8) no Hazardous Materials exist on, under or about any Facility in a manner that has a reasonably possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither any Loan Party nor any of their Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                    (9) neither any Loan Party nor any of their Subsidiaries or, to the best knowledge of any Loan Party, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                    (10) no unpermitted underground storage tanks or surface impoundments are on or at any Facility; and

                    (11) no material Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

          Notwithstanding anything in this paragraph (o) to the contrary, no event or condition has occurred with respect to any of the Loan Parties or any of their Subsidiaries relating to any Environmental Laws or any Release of Hazardous Materials at any Facility or any other location, including, without limitation, any matter disclosed on Schedule 7.3(o) annexed hereto, which, individually, or in the aggregate, has had a Material Adverse Effect.

               (p) Employee Matters. There is no strike or work stoppage in existence or threatened involving any of the Loan Parties or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

               (q) Solvency. Each of the Loan Parties is and, upon the incurrence of any Obligations by the Lessee on any date on which this representation is made, will be, Solvent.

                                                         PARTICIPATION AGREEMENT

               (r) Disclosure. No representation or warranty of any of the Loan Parties contained in any Operative Agreement, or in any other document, certificate or written statement furnished to the Administrative Agent, the Lenders or the Investors by or at the direction of any Loan Party for use in connection with the transactions contemplated by the Operative Agreements contains any untrue statement of a material fact or omits to state a material fact (known to any of the Loan Parties, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by any of the Loan Parties to be reasonable at the time made, it being recognized by the Administrative Agent, the Lenders and the Investors that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Loan Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent, the Lenders and the Investors for use in connection with the transactions contemplated hereby.

               (s) Patents, Trademarks, etc. Each Loan Party and each of their respective Subsidiaries has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, except to the extent that failure to obtain and hold in full force and effect such patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, would not be reasonably likely to have a Material Adverse Effect. No material product, process, method, substance, part of other material presently sold by or employed by such Loan Party or any of its Subsidiaries in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person.

               (t) Merger Documents. The Lessee has delivered to the Administrative Agent, the Lenders and the Investors complete and correct copies

                                                         PARTICIPATION AGREEMENT

of the Merger Documents, in each case as in effect as of the Initial Closing Date, and of all exhibits and schedules thereto. The Merger Documents have not been amended, supplemented, restated or otherwise modified on or before the Initial Closing Date since the date the Merger Documents were first entered into.

               (u) Worker's Compensation Claims. There are no worker's compensation claims against or relating to any Loan Party that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

               (v) Permits. Except as disclosed in Schedule 7.3(v) annexed hereto, each of the Loan Parties, prior to and after giving effect to the Mergers, has such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of such Loan Party (collectively the "Permits") and is (and will be immediately after the consummation of the Transactions) in compliance in all material respects with all applicable laws as are necessary to own, lease or operate its properties and to conduct its businesses in the manner as presently conducted and to be conducted immediately after the consummation of the Merger, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of the Mergers except to the extent that the failure of such Permits to be valid and in full force and effect would not be reasonably likely to have a Material Adverse Effect. Each of the Loan Parties, prior to and after giving effect to the Transactions, is and will be in compliance in all material respects with its obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination which could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

               (w) Subsidiaries. All of the Subsidiaries of FMI as of the Initial Closing Date (other than Insignificant Subsidiaries) are identified in
Schedule 7.3(w) annexed hereto. The capital stock of each of the Subsidiaries of FMI identified in Schedule 7.3(w) annexed hereto is duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens (except Permitted Liens) and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of FMI identified in Schedule 7.3(w) annexed hereto is a corporation

                                                         PARTICIPATION AGREEMENT

duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or to have such corporate power and authority has not had and will not have, either individually or in the aggregate for all such failures, a Material Adverse Effect. Schedule 7.3(w) annexed hereto correctly sets forth for FMI and each of its Subsidiaries
(i) the ownership interest of FMI and each of its Subsidiaries in each of the Subsid iaries of FMI identified therein, (ii) the jurisdiction of incorporation of FMI and each such Subsidiary and (iii) whether any such Subsidiary is inactive.

          7.4. Representations and Warranties of the Trust Company on the Initial Closing Date. The Trust Company represents and warrants to each of the other parties hereto that:

               (a) Due Organization, etc. It is a banking corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under the Trust Agreement and has the corporate power and authority to act as the trustee under the Trust Agreement and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Initial Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party.

               (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Investor) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its

                                                         PARTICIPATION AGREEMENT

indebtedness or obligations, (ii) does or will contravene any current United States federal law, governmental rule or regulation relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its charter or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority of the United States or the State of Delaware regulating its banking or trust powers.

               (c) Trust Company Enforceability, etc. The Trust Agreement and each other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is a party have been, or on or before the Initial Closing Date will be, duly executed and delivered by Trust Company or the Owner Trustee, as the case may be, and, assuming the Trust Agreement is the legal, valid and binding obligation of the Investors, the Trust Agreement and each such other Operative Agreement to the extent entered into by the Trust Company constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company in accordance with the terms thereof.

               (d) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Trust Company with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby.

          7.5. Representations and Warranties of the Loan Parties on Property Closing Dates. Each of the Loan Parties hereby represents and warrants as of each Property Closing Date as follows:

               (a) Representations and Warranties. The representations and warranties of the Lessor and the Loan Parties set forth in Section 7.2 and 7.3, respectively, and in each of the other Operative Agreements are true and correct in all respects on and as of such Property Closing Date as if made on and as of such Property Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each of the Loan

                                                         PARTICIPATION AGREEMENT

Parties is in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements.

               (b) No Default. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Property Closing Date.

               (c) Recording of Documents. Each of the Deed, the Lease Supplement, the Memorandum of Lease, the Assignment of Lease, the Consent to the Assignment of Lease and the Mortgage delivered on such Property Closing Date will be recorded with the appropriate Governmental Authorities in the order set forth in this paragraph, and the UCC Financing Statements with respect to the Property being acquired will be filed with the appropriate Govern mental Authorities.

               (d) Priority of Liens. (i) Upon proper recordation, each Mortgage, each Supplement to the Assignment of Lease and each Memorandum of Lease delivered on such Property Closing Date, will constitute a valid and perfected first lien on each applicable Property and the Improvements located thereon in an amount not less than the Tranche A/B Property Cost with respect to such Property, subject only to the Permitted Exceptions, and (ii) upon proper filing, the Lessor Financing Statements will perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement governed by Article 9 of the Uniform Commercial Code.

               (e) Flood Zone. No portion of any Property being acquired by the Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

               (f) Insurance Coverage. The Lessee maintains insurance coverage for each Property being acquired by the Lessor on such Property Closing

                                                         PARTICIPATION AGREEMENT

Date which meets the requirements of Section 14.1 of the Lease and all of such coverage is in full force and effect.

               (g) Legal Requirements. Each Property being acquired by the Lessor on such Property Closing Date complies in all material respects with all Legal Requirements (including all zoning and land use laws and Environmental
Laws).

               (h) Consents, etc. All consents, licenses and building permits required by all Legal Requirements for construction, completion, occupancy and operation of each Property being acquired on such Property Closing Date have been obtained and are in full force and effect or, as to Proper ties being constructed, will be obtained when required.

               (i) Utilities. All utility services and facilities necessary for the use of the Improvements existing, or to be constructed, on the Land (including gas, electrical, water and sewage services and facilities) will be available to each Property being acquired on such Property Closing Date on or prior to the Outside Completion Date for such Property.

               (j) Environmental Matters.

                    (1) No Property being acquired on such Property Closing Date contains, or has previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a material violation of, or
(ii) are reasonably likely to give rise to material liability under, any Environmental Law.

                    (2) Each Property and all operations at such Property are in compliance, and have in the last ten years been in compliance, in all material respects with all applicable Environmental Laws, and there is no material contamination at, on or under such Property or material violation of any Environmental Law with respect to such Property or the business operated by FMI, Smith's or any of their Subsidiaries at the Property.

                    (3) None of the Loan Parties or any of their Subsidiaries has received any notice of any material violation, alleged material

                                                         PARTICIPATION AGREEMENT

violation, material non-compliance, material liability or potential material liability regarding compliance with Environmental Laws with regard to any of the Properties, nor does any Loan Party have knowledge that any such notice will be received or is being threatened.

                    (4) Hazardous Materials have not been transported or disposed of from any of the Properties in material violation of any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in material violation of any applicable Environmental Law.

                    (5) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Loan Parties, threatened, under any Environmental Law to which any of the Loan Parties or any of their respective Subsidiaries is or will be named as a party with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                    (6) There has been no Release or threat of Release of Hazardous Materials at or from any of the Properties, or arising from or related to the operations of the Loan Parties or any of their Subsidiaries in connection with any of the Properties, in violation of or in amounts or in a manner that could reasonably be expected to give rise to any material liability under any Environmental Laws.

               (k) Title to the Properties. (1) Except with respect to Properties subject to Ground Leases, upon the acquisition of each Property on such Property Closing Date, the Lessor will have good and marketable title to such Property in fee simple, subject only to the Permitted Exceptions. Upon the acquisition of each Property on such Property Closing Date, the Lessor will have the right to grant the Mortgage on such Property. The Lessor will at all times have good and marketable title to the Improvements, subject only to Permitted Exceptions.

                                                         PARTICIPATION AGREEMENT

                    (2) With respect to Properties leased under a Ground Lease, upon execution of such Ground Lease and other related documents on such Property Closing Date, the Lessor will have an enforceable lessee's interest enforceable against the Lessee, in accordance with the terms of such Ground Lease.

               (l) Location of the Properties. Each Property being acquired on such Property Closing Date is located in the continental United States.

               (m) Conditions Precedent in Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the acquisition of a Property by the Lessor have been satisfied in full or waived.

          7.6. Representations and Warranties of the Lessor on Property Closing Dates. The Lessor hereby represents and warrants as of each Property Closing Date as follows:

               (a) Representations and Warranties; No Default. The representations and warranties of the Lessor set forth in Section 7.2 and in each of the other Operative Agreements are true and correct in all respects on and as of such Property Closing Date as if made on and as of such Property Closing Date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date. The Lessor is in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default attributable to the Lessor will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Property Closing Date.

               (b) Conditions Precedent in Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Lessor relating to the acquisition of a Property by the Lessor have been satisfied in full.

                                                         PARTICIPATION AGREEMENT

          7.7. Representations and Warranties of the Loan Parties upon each Funding Date. Each Loan Party hereby represents and warrants as of each Funding Date as follows:

               (a) Representations and Warranties. The representations and warranties of the Loan Parties set forth in Section 7.2 and 7.3, respectively, and in each of the other Operative Agreements are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date. The Loan Parties are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such date.

               (b) Title to Properties. The Lessor has good and marketable title to each Property in fee simple (or, with respect to Lease-Purchased Properties, has a first priority perfected leasehold interest), subject only to the Permitted Exceptions.

               (c) Priority of Liens. Each Mortgage, Supplement to the Assignment of Lease and Memorandum of Lease constitutes a valid and perfected first lien on each applicable Property and the Improvements located thereon in an amount not less than the Tranche A/B Property Cost with respect to such Property, subject only to Permitted Exceptions.

               (d) Insurance. The Construction Agent has obtained insurance coverage covering each Property which meets the requirements of the Construction Agency Agreement and the other Operative Agreements before commencing construction, repairs or Modifications, as the case may be, and such coverage is in full force and effect.

               (e) Property-Related Matters. Each Construction Period Property will when improved in accordance with the Plans and Specifications, comply, and each Completed Property complies in all material respects, with all Legal Requirements (including all applicable zoning and land use laws and

                                                         PARTICIPATION AGREEMENT

Environmental Laws) and Insurance Requirements. The Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including all applicable Environmental Laws and building, plan ning, zoning and fire codes) and upon completion of the applicable Improvements in accordance with the Plans and Specifications, such Improvements on the Construction Period Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or variance) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply with all applicable Legal Requirements (including all applicable Environmental Laws and building, planning, zoning and fire codes). Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be material no defects to such Improvements including the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any applicable Environmental Law) pending or threatened which materially adversely affects the title to, or the use, operation or value of, the Properties. No fire or other casualty with respect to the Properties has occurred which fire or other casualty has had a material adverse effect on the Lessee's ability to perform its obligations under the Construction Agency Agreement and the other Operative Agreements. All utilities serving the Properties, or proposed to serve the Properties in accordance with the Plans and Specifications, are located in, and in the future will be located in, and vehicular access to the Improvements on each of the Properties is provided by, either public rights-of-way abutting the Properties or Appurtenant Rights. All applicable licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Material on, at, under or from the Properties during the construction of the Improvements thereon and the use and operation of the Improvements following such construction, (ii) the construction of the Improvements in accordance with the Plans and Specifications and the Construction Agency Agreement and (iii) the use and operation of the Improvements following such construction as permitted pursuant to the Lease have been obtained

                                                         PARTICIPATION AGREEMENT

from the appropriate Governmental Authorities having jurisdiction or from private parties.

               (f) Lease Requirements. The Improvements when completed, will comply with all requirements and conditions set forth in the Lease and all other conditions and requirements of the Operative Documents.

               (g) Conditions Precedent Contained in the Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the relevant Advance have been satisfied in full.

               (h) Projected Completion Value. The Property Cost of all Improvements on each Property as established by the Construction Budget will not exceed an amount equal to one hundred ten percent (110%) of the Projected Completion Value.

          7.8. Representations and Warranties of the Lessor Upon each Funding Date. The Lessor hereby represents and warrants as of each Funding Date as follows:

               (a) Representations and Warranties. The representations and warranties of the Lessor set forth in Section 7.2 and in each of the other Operative Agreements are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date. The Lessor is in compliance with its respective obligations under the Operative Agreements.

               (b) Authority of the Lessor. The execution and delivery of each Operative Agreement delivered by the Lessor on such date and the performance of the obligations of the Lessor under each Operative Agreement has been duly authorized by all requisite action of the Lessor.

                                                         PARTICIPATION AGREEMENT

               (c) Execution and Delivery by the Lessor. Each Operative Agreement required to be delivered by the Lessor on such date has been duly executed and delivered by the Lessor.

               (d) Valid and Binding Obligations of the Lessor. Each Operative Agreement delivered by the Lessor on such date is a legal, valid and binding obligation of the Lessor, enforceable against the Lessor in accordance with its terms.

               (e) Conditions Precedent contained in the Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Lessor relating to the relevant Advance have been satisfied in full.

          7.9. Representations and Warranties of the Investors Upon Funding Dates. Each Investor hereby represents and warrants on its own behalf as of each Funding Date that: (a) the representations and warranties of such Investor set forth herein and in each of the other Operative Agreements are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date and (b) such Investor is in compliance with its obligations under the Operative Agreements.

                     SECTION 8. PAYMENT OF CERTAIN EXPENSES.

          The Lessee agrees, for the benefit of the Investors, the Trust Company, the Owner Trustee, the Administrative Agent and each of the Lenders, to:

          8.1. Transaction Expenses. On the Initial Closing Date, each Property Closing Date and each Funding Date, pay, or cause to be paid, all (a) reasonable fees, expenses and disbursements of each of the Lessor's, the Trust Company's, the Administrative Agent's, and the Investors' counsel in connection with the transactions contemplated by the Operative Agreements and incurred in

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                                                         PARTICIPATION AGREEMENT

connection with such Initial Closing Date and (b) all reasonable Transaction Expenses.

          8.2. Brokers' Fees and Stamp Taxes. Pay or cause to be paid brokers' fees for brokers retained by the Loan Parties and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

          8.3. Certain Fees and Expenses. Pay or cause to be paid (i) the initial and annual Trust Company's fee and all reasonable out-of-pocket expenses of the Trust Company and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor owner trustee, for acting as trustee under the Trust Agreement, (ii) all reasonable out-of-pocket costs and expenses incurred by the Loan Parties, the Administrative Agent, the Lenders, the Investors, the Trust Company or the Lessor (A) in entering into any future amendments or supplements with respect to any of the Operative Agreements, whether or not such amendments or supplements are ultimately entered into, (B) the giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessee or (C) in connection with the enforcement or protection of its rights in connection with the Operative Agreements after the occurrence of an Event of Default, and (iii) all reasonable out-of-pocket costs and expenses incurred by the Lessor, the Loan Parties, the Lenders, the Investors, the Trust Company or the Administrative Agent in connection with any purchase of any Property by the Lessee pursuant to Section 20 of the Lease.

          8.4. Credit Agreement and Related Obligations. (a) Pay, on or prior to the due date thereof, all costs, fees, indemnities, expenses and other amounts (other than principal and interest on the Loans, but including breakage costs and interest on overdue amounts pursuant to Section 2.14 of the Credit Agreement or otherwise) required to be paid by the Lessor under any Operative Agreement.

               (b) Pay the Administrative Agent all fees specified in the Fee Letter at the time and in the manner required by the Fee Letter, which fees may not be paid by using the proceeds of the Loans or the Investor Contribution.

                                       41
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                                                         PARTICIPATION AGREEMENT

               (c) Pay the Lessor promptly after receipt of notice therefor any additional amounts payable by the Lessor as Borrower under the Credit Agreement in respect of Sections 2.13, 2.14 and 2.15 of the Credit Agreement (it being agreed that the Lessor is, for purposes of this Agreement, a beneficiary of the provisions of Sections 2.13, 2.14 and 2.15 of the Credit Agreement).

          8.5. Trust Agreement and Related Obligations. (a) Pay, before the due date thereof, all costs, fees, indemnities, expenses and other amounts (other than principal and interest on the Investor Contributions, but including breakage costs and interest on overdue amounts pursuant to Section 3.13 of the Trust Agreement or otherwise) required to be paid by the Owner Trustee under any Operative Agreement.

               (b) Pay the Owner Trustee promptly after receipt of notice therefor any additional amounts payable by the Owner Trustee in respect of Sections 3.12, 3.13 and 3.14 of the Trust Agreement (it being agreed that the Owner Trustee is, for purposes of this Agreement, a beneficiary of the provisions of Sections 3.12, 3.13 and 3.14 of the Trust Agreement).

          8.6. Commitment Fees. Pay to the Administrative Agent for the account of each Lender the Commitment Fee on each Commitment Fee Payment Date.

          8.7. Overdue Rate. If all or a portion of the Investor Yield or any other amount owed to the Investors shall not be paid when due, such overdue amount shall bear interest, payable on demand, at a rate per annum equal to the applicable Overdue Rate, from the date of such non-payment until such amount is paid in full (as well after as before judgment).


                  SECTION 9. CERTAIN COVENANTS AND AGREEMENTS.

          9.1. Covenants of the Owner Trustee and the Investors. Each of the Owner Trustee and the Investors hereby agrees that so long as this Agreement and the other Operative Agreements are in effect:

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                                                         PARTICIPATION AGREEMENT

               (a) Discharge of Liens. Each of the Investors, the Owner Trustee and the Trust Company, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties granted or suffered by it or any of its Affiliates; provided, however, that the Investors, the Owner Trustee and the Trust Company shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent.

               (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Trust Company to resign, or the Investors' right under the Trust Agreement to remove the institution acting as owner trustee, each of the Investors and the Trust Company hereby agrees with the Lessee and the Administrative Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement without the prior written consent of any party adversely affected by such amendment and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party.

               (c) Successor Trust Company. The Trust Company or any successor may resign or be removed by the Investors as owner trustee, a successor owner trustee may be appointed, and a corporation may become the owner trustee under the Trust Agreement, only in accordance with the provisions of Article 9 of the Trust Agreement and with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

               (d) Indebtedness; Other Business. The Lessor in its capacity as the Owner Trustee shall not contract for, create, incur or assume any indebtedness, or guarantee the indebtedness of any Person, or enter into any business or other activity, other than pursuant to or under the Operative Agreements.

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                                                         PARTICIPATION AGREEMENT

               (e) No Violation. The Investors will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement.

               (f) No Voluntary Bankruptcy. Neither the Investors nor the Owner Trustee shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial benefit of its creditors; and neither the Investors nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

               (g) Change of Chief Place of Business. The Owner Trustee shall give prompt notice to the Lessee and the Administrative Agent if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at the Trust Company's Corporate Trust Administration office in Wilmington, Delaware or if it shall change its name.

               (h) Loan Documents. Provided that no Event of Default is continuing, none of the Lenders, the Owner Trustee, the Lessee, the Administrative Agent nor the Investors shall consent to any amendment, supple ment, waiver or other modification of the terms and provisions of the Credit Agreement, the Notes or the Security Documents, in each case without the prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed; provided that no such amendment, supplement, waiver or other modification shall increase the obligations of the Lessee under the Operative Agreements without the prior written consent of the Lessee.

               (i) Disposition of Assets. The Owner Trustee shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly authorized by the Operative Agreements.

                                                         PARTICIPATION AGREEMENT

               (j) Compliance with Operative Agreements. The Owner Trustee shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Agreement to which it is a party.

          9.2. Amendment of Certain Documents. The Administrative Agent, for itself on behalf of the Lenders, hereby agrees for the benefit of the Owner Trustee and the Investors that it will not amend, alter or otherwise modify, or consent to any amendment, alteration or modification of, the Lease or the Credit Agreement (including the definitions of any terms used in such document) without the prior written consent of the Owner Trustee and the Investors, as the case may be, if such amendment, alteration or modification would adversely affect the interests of the Owner Trustee or the Investors.

          9.3. Proceeds of Casualty. The Lessor and the Investors agree, for the benefit of the Administrative Agent and the Lenders, that if at any time either the Lessor or the Investors receive any proceeds as a result, directly or indirectly, of any Casualty with respect to the Properties which the Lessor is entitled to retain and hold in accordance with the terms of the Lease, the Lessor and the Investors agree that they will promptly deposit such amounts in an account with the Administrative Agent. The Lessor and the Investors also agree that they will execute and deliver such documents and instruments as the Administrative Agent may request in order to grant the Administrative Agent, for the benefit of the Lenders, a valid and perfected, first priority security interest in such proceeds.

          9.4. Affirmative Covenants of the Lessee. The Lessee covenants that:

               (a) Financial Statements and Other Information. The Lessee will furnish to the Administrative Agent and each Lender:

               (i) within 100 days after the end of each fiscal year of the Lessee, its audited consolidated balance sheet and related statements of opera tions, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or

                                                         PARTICIPATION AGREEMENT

exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Lessee and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

               (ii) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Lessee, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Lessee and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

               (iii) concurrently with any delivery of financial statements under clause (i) or (ii) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (x) demonstrating compliance with Section 9.5(j) and (y) establishing the Applicable Margin, and
(iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 6.1(w) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (iv) concurrently with any delivery of financial statements under clause (i) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (v) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Lessee or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said
Commis-

                                                         PARTICIPATION AGREEMENT

sion, or with any national securities exchange, or distributed by the Lessee to its shareholders generally, as the case may be; and

               (vi) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Lessee or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender or Investor may reasonably request.

               (b) Notices of Material Events. The Lessee will furnish to the Administrative Agent and each Lender and Investor prompt written notice of the following:

               (i) the occurrence of any Default upon actual knowledge of a Responsible Officer of the Lessee;

               (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Lessee or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in material liability of the Lessee and its Subsidiaries; and

               (iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Lessee setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               (c) Existence; Conduct of Business. The Lessee will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business;

                                                         PARTICIPATION AGREEMENT

provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.5(d).

               (d) Payment of Obligations. The Lessee will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Lessee or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               (e) Maintenance of Properties; Insurance. The Lessee will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (and having such deductibles and self-insurance) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

               (f) Books and Records; Inspection Rights. The Lessee will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Lessee will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender or Investor, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

               (g) Compliance with Laws. The Lessee will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including without limitation ERISA and all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                                                         PARTICIPATION AGREEMENT

               (h) Use of Proceeds. The proceeds of the Loans will be used only for the purposes set forth in Section 2.1. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations G, U and X.

               (i) Subsidiary Guarantees; Pledge Agreement. The Lessee shall cause each Person which becomes a Subsidiary (other than Insignificant Subsidiaries) after the Initial Closing Date to execute and deliver to the Administrative Agent a Subsidiary Guarantee and a Joinder Agreement with respect to the Pledge Agreement and the Intercreditor Agreement together with such officer's certificates, resolutions and other assurances related thereto as the Administrative Agent shall reasonably request within 10 days of such Person becoming a Subsidiary.

               (j) Store Land Property. The Lessee shall deliver to each of the Lessor and the Administrative Agent, not less than ten (10) days prior to the Construction Commencement Date with respect to any Store Land Property, the following:

               (i) the construction schedule prepared by or at the direction of the Construction Agent showing the estimated (i) timetable for completion of the Improvements to be constructed on such Property, which timetable will project
(A) commencement of construction of such Improvements within twelve months of the acquisition or leasing under a Ground Lease, as the case may be, by the Lessor of such Property and (B) completion of such Improvements within 12 months of the Construction Commencement Date for such Property; and (ii) timetable for the making of Loans in respect of such Property;

               (ii) a copy of the Budget with respect to the construction of the Improvements to be constructed on such Property, in form and substance satisfactory to the Administrative Agent and the Lessor, based upon which Budget the Available Commitments will be sufficient to complete the Improvements contemplated to be constructed on such Property; and

               (iii) the Plans and Specifications with respect to the Improvements to be constructed on such Property.

                                                         PARTICIPATION AGREEMENT

               9.5. Negative Covenants of the Lessee. The Lessee covenants that:

               (a) Subsidiary Indebtedness. The Lessee will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness owed to the Lessee or to another Subsidiary;

               (ii) Indebtedness existing on the date hereof; provided that to the extent any item of such Indebtedness exceeds $5,000,000, or the aggregate of all such Indebtedness exceeds $25,000,000, such Indebtedness shall be identified in Schedule 9.5(a);

               (iii) Indebtedness secured by Permitted Liens;

               (iv) Capitalized Lease Obligations not to exceed $100,000,000;

               (v) Indebtedness outstanding when a Person becomes a Subsidiary or is merged or consolidated with another Subsidiary, provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

               (vi) Indebtedness in respect of letters of credit issued to support the purchase of goods by the applicable Subsidiary in the ordinary course of business;

               (vii) Indebtedness in respect of commercial letters of credit issued to support liabilities of a Subsidiary relating to worker's compensation, judgments pending appeal (and as to which there is no Event of Default under any Operative Agreement), construction or similar liabilities in the ordinary course of business;

               (viii) Suretyship Liabilities constituting guarantees of the Lessee's unsecured Indebtedness, provided such Indebtedness is not senior to the obligations of the Lessee under the Corporate Loan Documents and such guarantees contain language in substantially the form attached as Exhibit E hereto; and Suretyship Liabilities constituting guarantees of the Lessee's Synthetic Lease Facilities,

                                                         PARTICIPATION AGREEMENT

provided such guarantees contain language in substantially the form attached as Exhibit E hereto; and

               (ix) Indebtedness not otherwise permitted by the foregoing clauses of this Section 9.5(a) so long as the sum, without duplication, of (x) all such Indebtedness and (y) all Indebtedness secured by Liens permitted solely by Section 9.5(b)(vi) does not exceed 5.0% of Tangible Net Assets.

               (b) Liens. The Lessee will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i) Permitted Liens;

               (ii) any Lien on any property or asset of the Lessee or any Subsidiary existing on the date hereof (including Liens created pursuant to the Corporate Loan Documents and the Security Documents) and set forth in Schedule 9.5(b); provided that (i) such Lien shall not apply to any other property or asset of the Lessee or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

               (iii) any Lien existing on any property or asset prior to the acquisition thereof by the Lessee or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Lessee or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

               (iv) Liens on fixed or capital assets acquired, constructed or improved by the Lessee or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or

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                                                         PARTICIPATION AGREEMENT

improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Lessee or any Subsidiary;

               (v) Liens on assets acquired after the date hereof under Synthetic Lease Facilities; and

               (vi) Liens not otherwise permitted by the foregoing clauses of this Section 9.5(b), securing Indebtedness of the Lessee or its Subsidiaries, so long as the sum, without duplication, of (i) all such Indebtedness and (ii) all Indebtedness permitted solely by Section 9.5(a)(ix) does not exceed 5.0% of Tangible Net Assets.

               (c) Modifications of Merger Documents. The Lessee shall not, and shall not permit any of its Subsidiaries to amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Merger Documents.

               (d) Fundamental Changes.

               (i) The Lessee will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Lessee in a transaction in which the Lessee is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Lessee or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Lessee determines in good faith that such liquidation or dissolution is in the best interests of the Lessee and is not materially disadvantageous to the Lenders and Investors.

               (ii) The Lessee will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the

                                                         PARTICIPATION AGREEMENT

type conducted by the Lessee and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

               (e) Investments, Loans, Advances, Suretyship Liabilities and Acquisitions. The Lessee will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, incur Suretyship Liabilities in respect of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (i) Permitted Investments;

               (ii) investments by the Lessee and its Subsidiaries in its Subsidiaries including Persons which, as a result of such investment, become Subsidiaries;

               (iii) loans or advances made, or Suretyship Liabilities incurred, by the Lessee to or in respect of any Subsidiary and made or incurred by any Subsidiary to or in respect of the Lessee or any other Subsidiary;

               (iv) Suretyship Liabilities with respect to Hedging Agreements permitted by Section 9.5(f);

               (v) Suretyship Liabilities constituting Debt permitted by Section 9.5(a) which are (i) in respect of commercial paper, or (ii) Suretyship Liabilities other than in respect of commercial paper in aggregate amount not to exceed $200,000,000 at any one time;

               (vi) Suretyship Liabilities created under the Corporate Loan Documents;

               (vii) Suretyship Liabilities with respect to Surety Instruments incurred in the ordinary course of business; and

                                                         PARTICIPATION AGREEMENT

               (viii) investments existing on the date hereof; provided that to the extent any such investment exceeds $5,000,000, or the aggregate of all such investments exceeds $25,000,000, such investments shall be identified in
Schedule 9.5(e);

               (ix) investments by the Lessee and its Subsidiaries not otherwise permitted by the foregoing clauses of this Section 9.5(e), so long as such additional investments made in reliance on this clause (e) do not exceed $200,000,000 in the aggregate at any time.

               (f) Hedging Agreements. The Lessee will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Lessee or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

               (g) Restricted Payments. The Lessee will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Event of Default has occurred and is continuing, (a) the Lessee may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) the Lessee may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Lessee and its Subsidiaries, (c) any Subsidiary may declare and pay Restricted Payments to the Lessee or any other Subsidiary, and (d) the Lessee and its Subsidiaries may pay cash dividends and repurchase their respective stock from any Person which is not the Lessee or another Subsidiary so long as on the date of payment or repurchase (i) such cash dividends and stock repurchases do not exceed $150,000,000 in any single fiscal year, and (ii) the total of such cash dividends and stock repurchases during the Term does not exceed an aggregate amount of $200,000,000 plus 40% of the Lessee's and its Subsidiaries' aggregate net income earned commencing with the fiscal year ending January 31, 1999, and each fiscal year thereafter; provided that a payment in connection with the repurchasing of certain warrants from the shareholders of FFL in an amount not to exceed $20,000,000 shall not be counted against the amounts set forth in clauses (i) and (ii) above.

                                                         PARTICIPATION AGREEMENT

               (h) Transactions with Affiliates. Except during the continuance of an Event of Default, the Lessee will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Lessee or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Lessee and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 9.5(g).

               (i) Restrictive Agreements. The Lessee will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Lessee or any other Subsidiary or to incur Suretyship Liabilities in respect of Indebtedness of the Lessee or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement and the other Operative Agreements, (ii) the foregoing shall not apply to restrictions and conditions
(x) contained in the Other Corporate Loan Documents or (y) existing on the date hereof and identified on Schedule 9.5(i) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and provided further that such restrictions and conditions cannot be imposed at any time that a Default has occurred and is continuing.

               (j) Financial Covenants.

                    (A) Leverage Ratio. The Lessee shall not permit its Leverage Ratio to exceed, at the end of any fiscal quarter ending on or during any period listed below, the ratio set forth opposite such period; provided that there shall be added to Consolidated EBITDA for purposes of determining the Leverage Ratio the following amounts: (i) with respect to the two fiscal quarters ended

                                                         PARTICIPATION AGREEMENT

August 15, 1998, $25,000,000 and (ii) in addition to clause (i) above, with respect to the fiscal quarter ended November 7, 1998, $12,500,000:

         Period                                      Ratio
         ------                                      -----

From and including August 15, 1998                   5:00 to 1.00
  to and including January 29, 1999

From and including January 30, 1999                  4.50 to 1.00
  to and including January 28, 2000

From and including January 29, 2000                  4.00 to 1.00
  and therafter

                    (B) Fixed Charge Coverage Ratio. The Lessee shall not permit the Fixed Charge Coverage Ratio to be less than, at the end of any fiscal quarter ending on or during any period listed below, the ratio set forth opposite such period:

         Period                                      Ratio
         ------                                      -----

From and including August 15, 1998                   1.75 to 1.00
  to and including January 29, 1999

From and including January 30, 1999                  2.00 to 1.00
  to and including February 2, 2001

From and including February 3, 2001                  2.25 to 1.00
  and thereafter

               (k) Unconditional Purchase Obligations. The Lessee shall not, and shall not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payments be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

                                                         PARTICIPATION AGREEMENT

               (l) Fiscal Year; Fiscal Quarter. The Lessee shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.


                SECTION 10. CREDIT AGREEMENT AND TRUST AGREEMENT.

          10.1. Lessee's Credit Agreement Rights. Notwithstanding anything to the contrary contained in the Credit Agreement, the Administrative Agent, the Lessee, the Investors and the Owner Trustee hereby agree that:

               (a) the Lessee shall have the right to give the notices referred to in Section 2.3 of the Credit Agreement;

               (b) the Lessee shall have the right to convert or continue Loans in accordance with Section 2.6 of the Credit Agreement;

               (c) the Lessee shall receive copies of all notices delivered to the Lessor under the Credit Agreement and the other Operative Agreements and such notices will be effective as set forth in Section 13.2;

               (d) the Lessee shall have the right to select Interest Periods in accordance with the terms of the Credit Agreement;

               (e) the Lessee shall have the right to give notice of prepayment of the Loans in accordance with the Credit Agreement;

               (f) the Lessee shall have the right to cure, to the extent susceptible to a cure under the terms of the applicable Operative Agreement, any Default or Event of Default of the Lessor under the Credit Agreement;

               (g) except during the continuance of an Event of Default, the Lessee shall have the right to approve any successor Administrative Agent pursuant to Section 7.9 of the Credit Agreement;

               (h) except during the continuance of an Event of Default, the Lessee shall have the right, on behalf of the Lessor, to select any person or

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                                                         PARTICIPATION AGREEMENT

persons (including the Lessee) to whom funds may be paid at the discretion of the Lessor in accordance with Sections 8.1 and 8.2 of the Credit Agreement;

               (i) the Lessee shall have the right to consent to any assignment by a Lender, if required pursuant to Section 9.5 of the Credit Agreement;

               (j) the Lessee shall have the right to designate the portion of the Loans on which interest is due and payable for purposes of the definition of "Allocated Interest";

               (k) the Lessee shall have the right to request that another lending office be designated pursuant to Section 2.16 of the Credit Agreement; and

               (l) without limiting the foregoing clauses (a) through (k), and in addition thereto, (x) the Owner Trustee shall not exercise any right under the Credit Agreement without giving the Lessee at least ten (10) Business Days' prior written notice (or such shorter period as may be required but in no case less than three (3) Business Days) and, following such notice, the Owner Trustee shall take such action, or forbear from taking such action, as the Lessee shall direct and (y) the Lessee shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than two (2) Business Days' prior written notice from the Lessee to the Owner Trustee. Notwithstanding the foregoing, the Investors shall retain the exclusive right to direct the Owner Trustee with respect to the exercise of the Excepted Rights.

          10.2. Lessee's Trust Agreement Rights. Notwithstanding anything to the contrary contained in the Trust Agreement, the Administrative Agent, the Lessee, the Investors and the Owner Trustee hereby agree that:

               (a) the Lessee shall have the right to give the notices referred to in Section 3.3 of the Trust Agreement;

               (b) the Lessee shall have the right to convert or continue Investor Contributions in accordance with Section 3.6 of the Trust Agreement;

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
                                                         PARTICIPATION AGREEMENT

               (c) the Lessee shall receive copies of all notices delivered to the Owner Trustee under the Trust Agreement and the other Operative Agreements and such notices shall not be effective until received;

               (d) the Lessee shall have the right to select Interest Periods in accordance with the terms of the Trust Agreement;

               (e) the Lessee shall have the right to approve any successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement;

               (f) the Lessee shall have the right to request that another contributing office be designated pursuant to Section 3.15 of the Trust Agreement; and

               (g) without limiting the foregoing clauses (a) through (f), and in addition thereto, (x) the Owner Trustee shall not exercise any right under the Credit Agreement without giving the Lessee at least ten (10) Business Days' prior written notice (or such shorter period as may be required but in no case less than three (3) Business Days) and, following such notice, the Owner Trustee shall take such action, or forbear from taking such action, as the Lessee shall direct and (y) the Lessee shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than two (2) Business Days' prior written notice from the Lessee to the Owner Trustee. Notwithstanding the foregoing, the Investors shall retain the exclusive right to direct the Owner Trustee with respect to the exercise of the Excepted Rights.

                        SECTION 11. TRANSFER OF INTEREST.

          11.1. Restrictions on Transfer. The Investors may not, directly or indirectly, assign, convey or otherwise transfer any of their respective right, title or interest in or to the Trust Estate or the Trust Agreement without the consent of the Administrative Agent and the Lessee, which consent shall not be unreasonably withheld or delayed; provided that during the continuance of an Event of Default no such consent of the Lessee shall be required. Any transfer by the Investors as above provided, shall be effected pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, the Investors, the Trust

                                                         PARTICIPATION AGREEMENT

Company, the Lessee and their respective counsel, and any transfer restrictions set forth on the Investor Certificate.

          11.2. Effect of Transfer. From and after any transfer effected in accordance with this Section 11, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Investor shall remain liable under the Trust Agreement to the extent that the transferee Investor shall not have assumed the obligations of the transferor Investor thereunder. Upon any transfer by an Investor as above provided, any such transferee shall assume the obligations of the transferring Investor, and shall be deemed the "Investor" for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 11, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including rights to indemnification under any such document.


                          SECTION 12. INDEMNIFICATION.

          12.1. General Indemnity. The Lessee, whether or not any of the transactions contemplated hereby shall be consummated, hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of the Properties or any part thereof; (b) any latent or other defects in any Property whether or not discoverable by an Indemnified Person or the Lessee; (c) any violation of Environmental Laws, Environmental Claims or other loss of or damage relating to the Properties; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Lessee of any of its representations or warranties under the Operative Agree-

                                                         PARTICIPATION AGREEMENT

ments or failure by the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; and (f) personal injury, death or property damage relating to any Property, including Claims based on strict liability in tort; but in any event excluding (x) Claims to the extent such Claims arise solely out of events occurring after the expiration of the Term (and any hold over period pursuant to Section 22 of the Lease) and after the Lessee's discharge of all obligations under the Lease or (y) any Taxes including any Claim (or any portion of a Claim) made upon an Indemnified Person by a third party that at its origin is based upon a Tax (other than amounts necessary to make any payments hereunder on an After Tax Basis, where the Lessee is otherwise specifically required to make such payments on an After Tax Basis). The Lessee shall be entitled to control, and shall assume full responsibility for the defense of, any Claim; provided, however, that any or all of the Owner Trustee, the Trust Company, the Administrative Agent and the Investors named in such Claim, may each retain separate counsel at the expense of the Lessee in the event of and to the extent of a material conflict. The Lessee and each Indemnified Person agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnified Person shall not be a condition to the Lessee's obligations under this Section 12.1, except to the extent failure to give such notice materially prejudices the Lessee's rights hereunder. After an Indemnified Person has been fully indemnified for a Claim pursuant to this Section 12.1, and so long as no Event of Default under the Lease shall have occurred and be continuing, the Lessee shall be subrogated to any right of such Indemnified Person with respect to such Claim. None of the Indemnified Persons shall settle a Claim without the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

          12.2. General Tax Indemnity. (a) The Lessee shall pay and assume liability for, and hereby agrees to indemnify, protect and defend the applicable Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

               (b) Provided that no Default or Event of Default has occurred and is continuing, if any Tax Indemnitee obtains a refund or a reduction in a liability (but only if such reduction relates to a Tax not otherwise indemnifiable hereunder and has not been taken into account in determining the amount of a payment on an After Tax Basis) as a result of any Imposition paid or

                                                         PARTICIPATION AGREEMENT

reimbursed by the Lessee (in whole or in part), such Tax Indemnitee shall promptly pay to the Lessee the lesser of (x) the amount of such refund or reduction in liability and (y) the amount previously so paid or advanced by the Lessees, in each case net of reasonable expenses not already paid or reimbursed by the Lessees.

               (c) (i) Subject to the terms of Section 12.2(g), the Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Tax Indemnitee, as appropriate, and the Lessee shall at its own expense, upon such Tax Indemnitee's reasonable request, furnish to such Tax Indemnitee copies of official receipts or other satisfactory proof evidencing such payment.

                    (ii) In the case of Impositions for which no contest is conducted pursuant to Section 12.2(g) and which the Lessee pays directly to the taxing authorities, the Lessee shall pay such Impositions on or prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses a Tax Indemnitee, the Lessee shall do so within twenty (20) days after receipt by the Lessee of demand by such Tax Indemnitee describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall the Lessee be required to pay such reimbursement prior to thirty (30) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 12.2(g), the Lessee shall pay such Impositions or reimburse such Tax Indemnitee for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), on or prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 12.2(g).

                    (iii) Impositions imposed with respect to a Property for a billing period during which the Lease expires or terminates with respect to such Property (unless the Lessee has exercised the Purchase Option with respect to the Property) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

                                                         PARTICIPATION AGREEMENT

                    (iv) At the Lessee's request, the amount of any indemnification payment by the Lessee pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Tax Indemnitee. The fees and expenses of such independent public accounting firm shall be paid by the Lessee.

               (d) The Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Properties. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection
(a) and of which the Lessee has knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Tax Indemnitee of such requirement and (except if such Tax Indemnitee notifies the Lessee that such Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Tax Indemnitee, advise such Tax Indemnitee of such fact and prepare such return, statement or report for filing by such Tax Indemnitee or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection (a), provide such Tax Indemnitee at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Tax Indemnitee shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by such Tax Indemnitee (and not otherwise within the control of the Lessee) with respect to the Properties which the Lessee may reasonably require to prepare any required tax returns or reports.

               (e) If as a result of the payment or reimbursement by the Lessee of any expenses of the Lessor or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Agreements, the Lessor, the Investors or any of their Affiliates, shall suffer a net increase in any federal, state or local income tax liability, the Lessee shall indemnify the Lessor, the Investors or their respective Affiliates (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings realized by the Lessor, or the Investors

                                                         PARTICIPATION AGREEMENT

or such Affiliate, in respect thereof, as well as any interest, penalties and additions to tax payable by the Lessor, or the Investors or such Affiliate, in respect thereof.

               (f) As between the Lessee and the Lessor, the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless the Trust Company in its individual capacity and the Lessor (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States withholding taxes imposed in respect of the interest payable on the Loans to the extent, but only to the extent, Lessor has actually paid funds to a taxing authority with respect to such withholding taxes and only to the extent the Trust Company is not entitled to withhold such funds from the payment on the Loans (and, if the Lessor receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of the Lessor);

               (g) (i) If a written claim is made against any Tax Indemnitee or if any proceeding shall be commenced against such Tax Indemnitee (including a written notice of such proceeding), for any Impositions, such Tax Indemnitee shall promptly notify the Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of Lessee for thirty
(30) days after the issuance of such notice by the Lessee; provided, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to the Lessee, inform the Lessee, and no action shall be taken with respect to such claim or proceeding without the consent of Lessee two days before the end of such shorter period; provided, further, that the failure of such Tax Indemnitee to give the notices referred to in this sentence shall not diminish the Lessee's obligation hereunder except to the extent such failure precludes the Lessee from contesting all or part of such claim.

                    (ii) If, within thirty (30) days of receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has notified Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), Lessee shall request in writing that such Tax Indemnitee contest such Imposition, the Tax Indemnitee shall, at the expense of Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such impositions (provided, however, that the Tax Indemnitee may request Lessee to conduct

                                                         PARTICIPATION AGREEMENT

and control such contest if possible or permissible under applicable law or regulation) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by Lessee from time to time. Notwithstanding the foregoing,
(A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Tax Indemnitee, the Tax Indemnitee, at the Lessee's request, shall allow the Lessee (and the Lessee shall be obligated) to conduct and control such contest and (B) in the case of any contest, the Tax Indemnitee may request the Lessee to conduct and control such contest (with Stoel Rives LLP, or other counsel to be selected by the Lessee and consented to by such Tax Indemnitee, such consent not to be unreasonably withheld; provided that any Tax Indemnitee may retain separate counsel, the reasonable fees and expenses of which will be the expense of the Lessee in the event of a material conflict) by, in the sole discretion of the Person conducting and controlling such contest, (i) resisting payment thereof, (ii) not paying the same except under protest, if protest is necessary and proper, (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings and (iv) taking such other action as is reasonably requested by the Lessee from time to time.

                    (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that a Tax Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Tax Indemnitee shall waive its rights to any indemnity from Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority with respect to other taxable periods that are based, in whole or in part, upon the resolution of such claim) and shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section
12.2 by way of indemnification or advance for the payment of an Imposition, and no other then future liability of the Lessee is likely with respect to such Imposition, other than expenses of such contest.

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
                                                         PARTICIPATION AGREEMENT

                    (iv) Notwithstanding the foregoing provisions of this
Section 12.2, a Tax Indemnitee shall not be required to take any action and Lessee shall not be permitted to contest any Impositions in its own name or that of the Tax Indemnitee unless (A) Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee for which Lessee may be liable to pay an indemnity under this Section 12.2) is more than $25,000, (C) the Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, and will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is required to pay (with no additional net after-tax cost to such Tax Indemnitee), (E) Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to such Tax Indemnitee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that there is substantial authority for that the position asserted in such appeal), (F) no Event of Default shall have occurred and be continuing, and (G) in the case of a claim that must be pursued in the name of a Tax Indemnitee (or an Affiliate thereof), the Lessee must be financially able to pay all of its outstanding obligations, including the amount of the indemnity obligation to the Tax Indemnitee. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, a Tax Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 12.2, unless there shall have been a change in law (or interpretation thereof) and the Tax Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to the Lessee stating that as a

                                                         PARTICIPATION AGREEMENT

result of such change in law (or interpretation thereof), it is more likely than not that the Tax Indemnitee will prevail in such contest.

                    (v) Nothing contained in this Section 12.2 shall give any Loan Party or any other Participant any right to inspect the books and records of any Lender or Investor or shall require any Lender or any Investor to disclose its books and records to any Loan Party or any other Participant.


                           SECTION 13. MISCELLANEOUS.

          13.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Properties to the Trust, the construction of any Improvements, any disposition of any interest of the Trust in the Properties or the Improvements or any interest of the Investors in the Trust, the payment of the Loans and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

          13.2. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (a) when delivered by hand,
(b) one Business Day after delivery to a nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in the mail, certified or registered postage prepaid or (d) in the case of facsimile notice, when received addressed to such Person as indicated:

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                                                         PARTICIPATION AGREEMENT


    If to any Loan Party, to its
    representative at:                 Fred Meyer, Inc.
                                       3800 SE 22nd Avenue
                                       PO Box 42121
                                       Portland, Oregon 97242
                                       Attention:  James C. Aalberg
                                         Vice President and Corporate Treasurer
                                       Telecopier No.: (503) 797-5299

    With a copy of any default
    notices to:                        Stoel Rives LLP
                                       900 SW Fifth Avenue, Suite 2300
                                       Portland, Oregon 97204
                                       Attention:  Gary R. Barnum, Esq.
                                       Telecopier No.: (503) 220-2480


    If to the Owner Trustee, to it at:

                                       Wilmington Trust Company
                                       Rodney Square North
                                       1100 North Market Street
                                       Wilmington, Delaware 19890-0001
                                       Attn: Corporate Trust Administration
                                       Telecopier No.: (302) 651-8882


    If to the Administrative
      Agent, to it at:                 Bankers Trust Company
                                       130 Liberty Street
                                       New York, New York 10006
                                       Telecopy: (212) 250-7351
                                       Attn: Deal Administrator

From time to time any party may designate a new address a facsimile number for purposes of notice hereunder by notice to each of the other parties hereto. It is understood and agreed that the delivery of copies of notices to counsel as set forth

                                                         PARTICIPATION AGREEMENT

above is for courtesy purposes only and any failure to deliver such copy shall not constitute failure with respect to any obligation to provide notices hereunder.

          13.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          13.4. Amendments and Termination. Except as provided in the Intercreditor Agreement, this Agreement may not be amended, terminated, supplemented, waived or modified without the prior written consent of the parties hereto, it being understood and agreed that (except as specified in the Credit Agreement) the consent of the Required Lenders shall suffice to evidence the consent of the Lenders to any such amendment, termination, supplement, waiver or modification.

          13.5. Headings, etc.. The Table of Contents and headings of the various Sections and Subsections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          13.6. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

          13.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          13.8. Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action

                                                         PARTICIPATION AGREEMENT

or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Investors or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any of the Loan Parties or their properties in the courts of any jurisdiction.

               (b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each of the Loan Parties irrevocably consents to service of process in the manner provided for notices in Section 13.2 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          13.9. WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 13.9 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS

                                                         PARTICIPATION AGREEMENT

PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE LESSOR, THE ADMINISTRATIVE AGENT, THE INVESTORS AND EACH OF THE LENDERS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE AGREEMENT.

          13.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.11. Liability Limited. The Lessee and the Investors each acknowledge and agree that the Trust Company is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

          13.12. Rights of Lessee. Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Owner Trustee under the Credit Agreement and the Security Documents and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease (to the extent not previously terminated) and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any Property. Upon the fulfillment of the obligations contained in clauses (i) and (ii) above, the Lessor shall transfer to the Lessee all of its right, title and interest in and to the Properties (to the extent not previously transferred to the Lessee in accordance with the Lease) and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

          13.13. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the

                                                         PARTICIPATION AGREEMENT

Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense, shall take such action as may be reasonably requested in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

          13.14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          13.15. No Representation or Warranty. Nothing contained herein, in any other Operative Agreement or in any other materials delivered to the Lessee in connection with the transactions contemplated hereby or thereby shall be deemed a representation or warranty by the Investors, the Administrative Agent, any Lender or the Arrangers or any of their Affiliates as to the proper accounting treatment, legal treatment or tax treatment that should be afforded to the Lease and the Lessor's ownership of the Properties, and the Investors, the Administrative Agent and the Arrangers expressly disclaim any representation or warranty with respect to such matters.

          13.16. OREGON LEGAL NOTICE. WITHOUT LIMITING THE VALIDITY OF THE CHOICE OF NEW YORK LAW PROVIDED HEREIN, UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER THE RESTATEMENT DATE OF THE ACT SPECIFIED HEREIN CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE. THE ACT SPECIFIED HEREIN MEANS CHAPTER 967 OREGON LAWS 1989, THE EFFECTIVE DATE OF WHICH WAS OCTOBER 3, 1989.

                                                         PARTICIPATION AGREEMENT

          13.17. WASHINGTON STATUTORY NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                                         PARTICIPATION AGREEMENT


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       FMS TRUST 1997-1, a Delaware Business
                                       Trust, as Lessor

                                       By WILMINGTON TRUST COMPANY, not
                                       individually but solely as Owner Trustee



                                       By: DAVID A. VANASKEY
                                           -------------------------------------
                                           Name: David A. Vanaskey
                                           Title: Assistant Vice President

                                                         PARTICIPATION AGREEMENT

                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity, except to the extent expressly set forth herein, but solely as Owner Trustee



                                       By: DAVID A. VANASKEY
                                           -------------------------------------
                                           Name: David A. Vanaskey
                                           Title: Assistant Vice President

                                                         PARTICIPATION AGREEMENT



                                       FRED MEYER, INC., as Lessee and
                                       Construction Agent



                                       By: JAMES C. AALBERG
                                           -------------------------------------
                                           Name: James C. Aalberg
                                           Title: Vice President, Treasurer

                                                         PARTICIPATION AGREEMENT



                                       SOCIETE GENERALE FINANCIAL CORPORATION,
                                       as Investor



                                       By: JOHN A. CASTELLANO
                                           -------------------------------------
                                           Name: John A. Castellano
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT



                                       BANKERS TRUST COMPANY, as Administrative
                                       Agent and as a Lender



                                       By: GINA S. THOMPSON
                                           -------------------------------------
                                           Name: Gina S. Thompson
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT

                                       THE CHASE MANHATTAN BANK, as Syndication
                                       Agent and as a Lender



                                       By: LAURIE B. PERPER
                                           -------------------------------------
                                           Name: Laurie B. Perper
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT



                                       NATIONSBANK OF TEXAS, N.A., as Co-
                                       Documentation Agent and as a Lender



                                       By: CHARLES F. LILYGREN
                                           -------------------------------------
                                           Name: Charles F. Lilygren
                                           Title: Senior Vice Pesident

                                                         PARTICIPATION AGREEMENT

                                       SALOMON BROTHERS HOLDING CO INC., as
                                       Co-Documentation Agent and as a Lender



                                       By: CHAD A. LEAT
                                           -------------------------------------
                                           Name:   CHAD A. LEAT
                                           Title:  Managing Director

                                                         PARTICIPATION AGREEMENT



                                       ABN AMRO BANK N.V.
                                       as a Lender



                                       By: DAVID MCGINNIS
                                           -------------------------------------
                                           Name: David McGinnis
                                           Title: Vice President



                                       By: JAMES J. RICE
                                           -------------------------------------
                                           Name: James J. Rice
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT

                                       MARINE MIDLAND BANK,
                                       as a Lender



                                       By: GINA SIDORSKY
                                           -------------------------------------
                                           Name: Gina Sidorsky
                                           Title: Authorized Signatory

                                                         PARTICIPATION AGREEMENT

                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as a Lender



                                       By: TIMOTHY P. STREB
                                           -------------------------------------
                                           Name: Timothy P. Streb
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT

                                       WACHOVIA BANK,N.A.,
                                       as a Lender



                                       By: JOHN A. WHITNER
                                           -------------------------------------
                                           Name: John A. Whitner
                                           Title: Senior Vice President

                                                         PARTICIPATION AGREEMENT

                                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       as a Lender



                                       By: STEPHEN J. MCGUINNESS
                                           -------------------------------------
                                           Name: Stephen J. McGuinness
                                           Title: Authorized Signatory

                                                         PARTICIPATION AGREEMENT

                                       BANK OF MONTREAL,
                                       as a Lender



                                       By: /s/ R.W. CAMM
                                           -------------------------------------
                                           Name:  R.W. Camm
                                           Title: Managing Director

                                                         PARTICIPATION AGREEMENT

                                       DLJ CAPITAL FUNDING, INC.,
                                       as a Lender



                                       By: STEPHEN P. HICKEY
                                           -------------------------------------
                                           Name: Stephen P. Hickey
                                           Title: Managing Director

                                                         PARTICIPATION AGREEMENT

                                       MORGAN STANLEY SENIOR FUNDING, INC.,
                                       as a Lender



                                       By: MICHAEL T. MCLAUGHLIN
                                           -------------------------------------
                                           Name: M. McLaughlin
                                           Title: Principal

                                                         PARTICIPATION AGREEMENT

                                       WELLS FARGO BANK, N.A.,
                                       as a Lender



                                       By: ALFRED ARTIS
                                           -------------------------------------
                                           Name: Alfred Artis
                                           Title: VP



                                       By: DONALD A. HARTMANN, JR.
                                           -------------------------------------
                                           Name: Donald A. Hartmann, Jr.
                                           Title: SVP

                                                         PARTICIPATION AGREEMENT

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       as a Lender



                                       By: PAUL E. RIGBY
                                           -------------------------------------
                                           Name: Paul E. Rigby
                                           Title: Managing Director

                                                         PARTICIPATION AGREEMENT

                                       TRANSAMERICA LIFE INSURANCE AND ANNUITY
                                       COMPANY, as a Lender



                                       By: JOHN M. CASPARIAN
                                           -------------------------------------
                                           Name: John M. Casparian
                                           Title: Investment Officer

                                                         PARTICIPATION AGREEMENT

                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION, as a Lender



                                       By: T. HAYASHI
                                           -------------------------------------
                                           Name: Toshihiro Hayashi
                                           Title: Senior Vice President

                                                         PARTICIPATION AGREEMENT

                                       ROYAL BANK OF CANADA,
                                       as a Lender



                                       By: J. BOTHAMLEY
                                           -------------------------------------
                                           Name: Julie Bothamley
                                           Title: Senior Manager

                                                         PARTICIPATION AGREEMENT

                                       THE SUMITOMO TRUST AND BANKING CO. LTD.,
                                       LOS ANGELES AGENCY, as a Lender



                                       By: ELEANOR CHAN
                                           -------------------------------------
                                           Name: Eleanor Chan
                                           Title: Manager & Vice President

                                                         PARTICIPATION AGREEMENT

                                       COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                       EUROPEENNE, as a Lender



                                       By: ANTHONY ROCK
                                           -------------------------------------
                                           Name: Anthony Rock
                                           Title: Vice President



                                       By: BRIAN O'LEARY
                                           -------------------------------------
                                           Name: Brian O'Leary
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT

                                       KEYBANK NATIONAL ASSOCIATION,
                                       as a Lender



                                       By: MARY K. YOUNG
                                           -------------------------------------
                                           Name: Mary K. Young
                                           Title: Commercial Banking Officer

                                                         PARTICIPATION AGREEMENT

                                       FIRST SECURITY BANK, N.A.,
                                       as a Lender



                                       By: JUDY CALLISTER
                                           -------------------------------------
                                           Name: Judy Callister
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT

                                       FIRSTRUST BANK,
                                       as a Lender



                                       By: EDWARD D'ANCONA
                                           -------------------------------------
                                           Name: Edward D'Ancona
                                           Title: Chief Banking Officer

                                                         PARTICIPATION AGREEMENT

                                       US BANK OF OREGON,
                                       as a Lender



                                       By: GAYLE BURGESS
                                           -------------------------------------
                                           Name: Gayle Burgess
                                           Title: Asst. Relationship Manager

                                                         PARTICIPATION AGREEMENT

                                       THE BANK OF NEW YORK,
                                       as a Lender



                                       By: CHARLOTTE SOHN
                                           -------------------------------------
                                           Name: Charlotte Sohn
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT

                                       ZIONS FIRST NATIONAL BANK,
                                       as a Lender



                                       By: RICHARD P. JACKSON
                                           -------------------------------------
                                           Name: Richard P. Jackson
                                           Title: V.P.

                                                         PARTICIPATION AGREEMENT

                                       FIRST UNION NATIONAL BANK,
                                       as a Lender



                                       By: ED ROSS
                                           -------------------------------------
                                           Name: Ed Ross
                                           Title: Senior Vice President

                                                         PARTICIPATION AGREEMENT

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as a Lender



                                       By: MARIA VICKROY-PERALTA
                                           -------------------------------------
                                           Name: Maria Vickroy-Peralta
                                           Title: Vice President

                                                         PARTICIPATION AGREEMENT

                                       BANQUE PARIBAS,
                                       as a Lender



                                       By: BRIAN A. STAPF
                                           -------------------------------------
                                           Name: Brian A. Stapf
                                           Title: Vice President



                                       By: LEE S. BUCKNER
                                           -------------------------------------
                                           Name: Lee S. Buckner
                                           Title: Managing Director

                                                         PARTICIPATION AGREEMENT

                                       MERITA BANK,
                                       as a Lender



                                       By: ANDREW CARSTENSEN
                                           -------------------------------------
                                           Name: Andrew Carstensen
                                           Title: VP

                                                         PARTICIPATION AGREEMENT

                                       BANK LEUMI U.S.A.,
                                       as a Lender



                                       By: JACQUES DELVOYE
                                           -------------------------------------
                                           Name: Jacques Delvoye
                                           Title: Vice President

                                                                         Annex A

                         Rules of Usage and Definitions


                                 Rules of Usage
                                 --------------

          The following rules of usage shall apply to this Annex A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

          (a) Except as otherwise expressly provided, any definitions defined herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

          (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

          (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

          (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

          (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.

          (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

          (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                                                       ANNEX A - RULES OF USAGE

          (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (i) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.


                                   Definitions
                                   -----------

          "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Administrative Agent shall have determined that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                                                       ANNEX A - RULES OF USAGE

          "ABR Contributions" means Investor Contributions the rate of interest applicable to which is based upon the ABR.

          "ABR Loans" means Loans the rate of interest applicable to which is based upon the ABR.

          "Acceleration" has the meaning set forth in Section 6.1 of the Credit Agreement.

          "Account" has the meaning set forth in Section 8.1(a) of the Credit Agreement.

          "Administrative Agent" means Bankers Trust Company, a New York banking corporation, in its capacity as administrative and collateral agent for the Lenders under the Operative Agreements, or any successor administrative and collateral agent appointed in accordance with the terms of the Credit Agreement.

          "Advance" means an advance of Loans by the Lenders and an advance of the Investor Contribution by the Investors, in each case pursuant to the Participation Agreement, to pay Project Costs.

          "Affiliate" means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person; provided further that the Trust Company shall not be considered to be an Affiliate of any of the Investors, the Trust or the Owner Trustee and none of the Investors, the Trust nor the Owner Trustee shall be considered to be an Affiliate of the Trust Company.

          "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

                                                       ANNEX A - RULES OF USAGE

          "Agents" means the Syndication Agent and the Administrative Agent.

          "Aggregate Tranche A Percentage" means, as of any date of determination, a fraction, expressed as a percentage, equal to the sum of the aggregate of the Maximum Residual Guarantee Amounts with respect to each of the Properties as of such date divided by the aggregate of the Tranche A/B Property Cost of each of the Properties as of such date.

          "Allocated Interest" means, with respect to any Construction Period Property, as of any Scheduled Interest Payment Date, the amount of interest due and payable on such date with respect to a portion of the Loans (which portion shall be designated by the Borrower by written notice to the Administrative Agent (an "Allocation Notice")) having an aggregate principal amount equal to the Tranche A/B Construction Property Cost of such Property as of such date.

          "Allocation Notice" has the meaning defined in the definition of "Allocated Interest" above.

          "Applicable Level" means the level determined with reference to the following chart:

         Level      Leverage Ratio               Rating
         ----       --------------               -------

         I          less than or equal to 3.0x   greater than or equal to BBB+
                                                 or Baa1
         II         greater than 3.0x            BBB or Baa2
         III        greater than 3.5x            BBB- or Baa3
         IV         greater than 4.0x            BB+ or Ba1
         V          greater than 4.5x            less than or equal to BB or Ba2

     For purposes of the foregoing, (i) prior to the Compliance Certificate Date, the Applicable Level shall be Level IV; (ii) from and after the Compliance Certificate Date, the Applicable Level shall be the Level corresponding to the Leverage Ratio set forth in the Compliance Certificate then delivered; (iii) except as provided in (i) above, at any time of determination, the Applicable Level shall be the Level corresponding to the Leverage Ratio as set forth in the most recently delivered Compliance Certificate (it being understood and agreed that if the Lessee shall not have delivered the most recently due Compliance Certificate within the time period specified in Section 9.4(a)(iii), the Applicable Level shall be Level V until such Compliance Certificate is delivered) and the senior unsecured long term debt rating of the Lessee from S&P and Moody's (for purposes of this definition, the "Rating"); (iv) in the event the Leverage Ratio and the Rating do not fall within the same Level, the Applicable Level shall be

                                                       ANNEX A - RULES OF USAGE

     the higher (Level I being the highest) of the two Levels; and (v) in the event the rating from S&P and the rating from Moody's do not fall within the same Level, the applicable Rating will be based upon the higher (Level I being the highest) of the two ratings, except that, in the event one of the two ratings is two or more Levels higher than the other, the applicable Rating shall be determined by reference to the Level next lower than the higher of the two ratings. If any rating established or deemed to be established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall take effect on the effective date of such change and shall end on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change prior to the Maturity Date, the Lessee and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending agreement on another Applicable Level the Rating shall be determined by reference to the rating provided by the non-changing rating agency. If the Lessee does not have a senior long term unsecured debt rating or implied rating from either Moody's or S&P, the Applicable Level shall be determined by reference to the Leverage Ratio only.

          "Applicable Margin" means, with respect to any Commitment Fee or Eurodollar Loan, the applicable number of basis points per annum as set forth below based on the Applicable Level:

                                                       Applicable Margin
         Applicable Level      Commitment Fee         for Eurodollar Loans
         ----------------      --------------         --------------------

         I                        20.0                       62.5
         II                       25.0                       75.0
         III                      25.0                       87.5
         IV                       30.0                      100.0
         V                        37.5                      125.0

     The Applicable Margin for the ABR shall be 0 at any time during which the Applicable Level is Level IV or above. At any time during which the Applicable Level of the Borrower is Level V, the Applicable Margin for the ABR shall be 25 basis points.

          "Appraisal" means, with respect to each Property, an appraisal, prepared by a reputable independent appraiser reasonably acceptable to the Administrative Agent, of such Property both (i) as-is and (ii) as if improved in accordance with the Plans and Specifications for such Property, which in the judgment of counsel to the Agents, as of the applicable Property Closing Date, complies with all of the provisions of the

                                                       ANNEX A - RULES OF USAGE

     Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other legal requirements applicable to the Lenders. The appraisal shall state the amount of the Projected Completion Value of such improvements located on such Property and an estimate of the value thereof at the end of the Term of the Lease, and the value of the Land (if any) expressed in dollars as well as a percentage of the Property Cost for such Property.

          "Appraisal Procedure" has the meaning given such term in Section 21.4 of the Lease.

          "Appurtenant Rights" means, with respect to each Property, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

          "Arrangers" means CSI and BTAB.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.5 of the Credit Agreement), and accepted by the Administrative Agent, in the form of Exhibit B to the Credit Agreement.

          "Assignment of Lease" means the Assignment of Leases and Rents dated as of the Initial Closing Date from the Lessor in favor of the Administrative Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Available Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender and unpaid as of such date.

          "Basic Rent" means, the sum of (i) the Tranche A Basic Rent, (ii) the Tranche B Basic Rent and (iii) the Investor Yield, calculated as of the applicable date on which Basic Rent is due.

          "Benefitted Lender" has the meaning set forth in Section 9.7 of the Credit Agreement.

                                                       ANNEX A - RULES OF USAGE

          "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower" means Lessor, in its capacity of borrower under the Credit Agreement.

          "BTAB" means BT Alex. Brown, a Delaware corporation.

          "Budget" means with respect to each Property, the estimated Project Cost to be incurred in connection therewith, attached as Schedule I to the Construction Agency Agreement, as modified from time to time in accordance with the terms of the Construction Agency Agreement.

          "Budgeted Total Property Cost" means, at any date of determination, with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Construction Period Property (including amounts expected to be expended to pay Allocated Interest with respect to such Construction Period Property).

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Wilmington, Delaware are authorized or required by law to close, and in the case of a Eurodollar Loan, any day on which banks are open for dealings in dollar deposits in the New York interbank market.

          "Capital Expenditures" means amounts paid or Debt incurred by the Borrower or any of its Subsidiaries in connection with its purchase or lease of assets that would be required to be capitalized and shown on its balance sheet in accordance with GAAP.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" means all obligations under Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Casualty" means any damage or destruction of all or any portion of a Property as a result of fire or other casualty.

                                                       ANNEX A - RULES OF USAGE

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of-1980, 42 U.S.C. ss.ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, and all rules and regulations thereunder.

          "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 331/3% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Lessee; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Lessee by Persons who were neither
     (i) nominated by the board of directors of the Lessee nor (ii) appointed by directors so nominated.

          "Claims" means any and all actions, suits, penalties, claims and demands and reasonable out-of-pocket liabilities, losses, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever arising therefrom.

          "Closing Date" means the Initial Closing Date and each Property Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

          "Co-Documentation Agents" means Nationsbank of Texas, N.A., and Salomon Brothers Holding Co Inc.

          "Collateral" means all assets of the Lessor, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

          "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to the Borrower under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 of the Credit Agreement.

          "Commitment Fee" means (i) prior to the Compliance Certificate Date, an amount equal to 0.30% per annum, and (ii) from and after the Compliance Certificate Date, a percentage per annum determined in accordance with the definition of "Applicable Margin," in either case payable quarterly in arrears on each Commitment Fee Payment Date and calculated based on a year of 360 days by the Lessee to the

                                                       ANNEX A - RULES OF USAGE

     Administrative Agent on the average daily unused portion of the aggregate Commitments from and including the Initial Closing Date to but excluding the Maturity Date.

          "Commitment Fee Payment Date" means the last Business Day of each of March, June, September and December and the Maturity Date or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

          "Commitment Percentage" means, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments has expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Commitment Period" means the period from and including the Closing Date to but not including the earliest of (i) the Completion Date for all of the Properties, (ii) the Outside Completion Date for all of the Properties and (iii) the date on which an Acceleration occurs.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Lessee within the meaning of Section 4001 of ERISA or is part of a group which includes the Lessee and which is treated as a single employer under Section 414(b) or
     (c) of the Code or, solely for purposes of determining liability under
     Section 412 of the Code, which is treated as a single employer under
     Section 414(b), (c), (m) or (o) of the Code.

          "Completed Property" means a Property acquired by the Lessor which contains Improvements that are suitable as of the Property Closing Date for occupancy by the Lessee and the operation by such Lessee of its business thereon.

          "Completion" means, with respect to any Improvements, (x) the earlier of (i) the date on which substantial completion of the Improvements shall have been achieved in accordance with the Plans and Specifications for such Improvements and in compliance with all material Legal Requirements and Insurance Requirements and (ii) the date on which the respective Property is first opened for business; provided that the Construction Agent shall have delivered an Officer's Certificate to the Administrative Agent certifying to such Completion.

          "Completion Date" means, with respect to a Property, the date on which Completion has occurred.

                                                       ANNEX A - RULES OF USAGE

          "Compliance Certificate" means a certificate signed by a Responsible Officer of the Borrower setting forth a reasonably detailed calculation of the Applicable Margin.

          "Compliance Certificate Date" means the date upon which the Administrative Agent receives the Compliance Certificate for the second full fiscal quarter following the Initial Closing Date.

          "Condemnation" means any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property, or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

          "Consent to Assignment" means the Lessee's Consent to Assignment dated as of the Initial Closing Date from the Lessee to the Administrative Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Consent to Contract Assignment" means the Consent to Contract Assignment dated as of the Initial Closing Date from the Construction Agent to the Administrative Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Consolidated EBITDA" of the Lessee and its Subsidiaries means "A" minus "B"; where:

          "A" equals the sum of consolidated net income plus, to the extent deducted in determining consolidated net income, without duplication, (i) extraordinary losses, (ii) interest expenses, including the interest component of rent expense under all Synthetic Lease Facilities for which the Lessee or any of its Subsidiaries has Suretyship Liability, (iii) amortization, (iv) depreciation, (v) income taxes, (vi) non-cash LIFO reserve charges and (vii) expenses incurred in connection with the Mergers, including costs relating to the sale of facilities to be disposed of in connection with the Mergers, name change costs attributable to Hughes Markets, and severance costs ; and

                                                       ANNEX A - RULES OF USAGE

          "B" equals, to the extent included in determining consolidated pre-tax income, extraordinary gains.

          "Consolidated EBITDAR" of the Lessee and its Subsidiaries means "A" minus "B"; where:

          "A" equals the sum of consolidated net income plus, to the extent deducted in determining consolidated net income, without duplication, (i) extraordinary losses, (ii) interest expense,
               (iii) amortization, (iv) depreciation, (v) income taxes, (vi) non-cash LIFO reserve charges, (vii) consolidated rental expense on operating leases (including rent paid pursuant to any Synthetic Lease Facility) and (viii) expenses incurred in connection with the Mergers, including costs relating to the sale of facilities to be disposed of in connection with the Mergers, name change costs attributable to Hughes Markets, and severance costs; and

          "B" equals, to the extent included in determining consolidated pre-tax income, extraordinary gains.

          "Consolidated Interest Expense" means the consolidated interest expense of the Lessee, including the interest component of rent expense under all Synthetic Lease Facilities for which the Lessee or any of its Subsidiaries has Suretyship Liability.

          "Construction Agency Agreement" means the Construction Agency Agreement dated as of the Initial Closing Date between the Construction Agent and the Lessor, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Construction Agency Agreement Event of Default" has the meaning set forth in Section 5.1 of the Construction Agency Agreement.

          "Construction Agency Agreement Supplement" means a supplement to the Construction Agency Agreement executed by the Construction Agent and the Trust on each Property Closing Date.

          "Construction Agent" means the Lessee, as construction agent under the Construction Agency Agreement.

          "Construction Commencement Date" means, with respect to any Construction Period Property, the date on which construction, refurbishment and/or renovation of the Improvements thereon commences.

                                                       ANNEX A - RULES OF USAGE

          "Construction Period" means, with respect to a Construction Period Property other than a Completed Property, the period commencing on the Property Closing Date for such Property and ending on the earlier to occur of (i) the Completion Date and (ii) the Outside Completion Date.

          "Construction Period Property" means, at any date of determination, any Property (excluding any Store Land Property) as to which the Construction Period has begun but not ended.

          "Construction Period Termination Date" means the second anniversary of the Initial Closing Date.

          "Contract Assignment" means the Assignment of Contracts dated as of the Initial Closing Date from the Lessor to the Administrative Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Corporate Loan Documents" means the Loan Agreement and all other documents related to the transactions contemplated thereby.

          "Credit Agreement" means the Credit Agreement dated as of the Initial Closing Date among the Lessor, the Agents and the Lenders, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Credit Agreement Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

          "Credit Agreement Event of Default" means any event or condition defined as an "Event of Default" in Section 6.1 of the Credit Agreement.

                                                       ANNEX A - RULES OF USAGE

          "Credit Documents" means the Credit Agreement, the Guarantees, the Lease and the Security Documents.

          "CSI" means Chase Securities Inc., a Delaware corporation.

          "Current Synthetic Lease Facility" means the transactions contemplated by the Participation Agreement.

          "Deed" has the meaning set forth in Section 6.2(b) of the Participation Agreement.

          "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

          "Defaulting Lender" has the meaning set forth in Section 2.11(b) of the Credit Agreement.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Employee Benefit Plan" means an employee benefit plan (within the meaning of Section 3(3) of ERISA, including any multiemployer plan (within the meaning of Section 3(37)(A) of ERISA)), or any "plan" as defined in
     Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on the Initial Closing Date.

          "Environmental Audit" means a Phase I environmental audit of a Property and such additional environmental studies or audits recommended by such Phase I audit, prepared by an independent environmental consultant acceptable to the Agents and the Lenders.

          "Environmental Claim" means any claim, notice of claim, complaint, notice of violation, letter, or other assertion or inquiry of any kind concerning any asserted or actual violation of or liability under any Environmental Law or any asserted or actual violation or liability relating to any Hazardous Material.

          "Environmental Law" means, whenever enacted or promulgated, any federal, state, county or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, approval, covenant, administrative or court order, judgment, decree, injunction, code or requirement of or any agreement with, any Governmental Authority, in any case applicable to the Properties:

                                                       ANNEX A - RULES OF USAGE

          (x) relating to pollution (or the cleanup, removal, or remediation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including ambient or indoor air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

          (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Material, Hazardous Condition or Hazardous Activity,

     in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Material, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C ss.ss. 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. ss. 4321; the Refuse Act, 33 U.S.C. ss.ss. 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300 f et seq.; and the Occupational Safety and Health Act of 1970, and any similar state or local laws.

          "Environmental Violation" means any activity, occurrence or condition that violates or results in non-compliance with any applicable Environmental Law or results in a written complaint or other written claim from a Governmental Authority with respect to any Environmental Law.

          "Equipment" means movable equipment and movable personal property of every kind and nature whatsoever used or usable in any way in connection with any operation or letting of the Property, excluding any Fixtures.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                                                       ANNEX A - RULES OF USAGE

          "ERISA Affiliate" means each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
     Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lessee or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lessee or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lessee or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lessee or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lessee or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurocurrency Reserve Requirements" means for any day as applied to a Eurodollar Loan or Eurodollar Contribution, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate" means, with respect to any Eurodollar Loan or Eurodollar Contribution for any Interest Period, the offered quotation to first-class banks in the New York interbank eurodollar market by the Administrative Agent for dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the applicable Eurodollar Loan or Eurodollar Contribution, with maturities comparable to the Interest Period applicable to such Eurodollar Loan or Eurodollar Contribution commencing two Business Days prior to the commencement of such Interest Period.

                                                       ANNEX A - RULES OF USAGE

          "Eurodollar Contributions" means Investor Contributions the rate of interest applicable to which is based on the Eurodollar Rate.

          "Eurodollar Loans" means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan or Eurodollar Contribution, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                    1.00 - Eurocurrency Reserve Requirements.

          "Eurodollar Tranche" means the collective reference to Eurodollar Loans or Eurodollar Contributions the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default" means a Lease Event of Default or a Construction Agency Event of Default.

          "Excepted Payments" means:

          (a) all indemnity payments (including indemnity payments made pursuant to Section 12 of the Participation Agreement), to which any Indemnified Person is entitled;

          (b) any amounts (other than Basic Rent, Termination Value, or Purchase Option Price) payable under any Operative Agreement to reimburse the Trust Company, the Investors, or any of their respective Affiliates (including the reasonable expenses of the Trust Company and the Investors incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

          (c) any amount payable to the Investors by any transferee of the interest of the Investors as the purchase price of the Investors' interest in the Trust Estate (or a portion thereof);

                                                       ANNEX A - RULES OF USAGE

          (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability and title policies other than such proceeds or payments payable to the Lessee or the Agents;

          (e) any insurance proceeds under policies maintained by the Trust Company or any Investor;

          (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Trust Company or any Investor;

          (g) all right, title and interest of the Investors or the Trust Company to any of the Properties, any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Mortgage and the Assignment of Lease pursuant to the terms thereof and not otherwise purchased by the Lessee or a third party pursuant to the terms of the Lease;

          (h) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (g) above; and

          (i) any rights of the Investors or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts.

          "Excepted Rights" means the rights retained by the Trust Company pursuant to Section 8.3(a)(i) of the Credit Agreement and all right, title and interest of the Lessor in the Shared Rights.

          "Excluded Taxes" has the meaning set forth in the definition of "Impositions."

          "Exculpated Persons" has the meaning set forth in Section 9.14 of the Credit Agreement.

          "Existing Properties" means the Properties (including Properties under construction) described on Schedule 1 to the Participation Agreement.

          "Extended Remarketing Date" has the meaning set forth in Section 22.1(a) of the Lease.

          "Facility" means a facility used for the treatment, storage or disposal of Hazardous Materials.

                                                       ANNEX A - RULES OF USAGE

          "Fair Market Sales Value" means the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Properties. Fair Market Sales Value shall be determined based on the assumption that, except for purposes of Section 21.3 of the Lease, the Properties are in the condition and state of repair required under Section 10.1 of the Lease and that the Lessee is in compliance with the other requirements of the Operative Agreements.

          "FFL" means Food 4 Less Holdings, Inc., a Delaware corporation.

          "FFL Merger" means the merger of FFLAC with FFL in accordance with the FFL Merger Document.

          "FFL Merger Document" means that certain Agreement and Plan of Merger, dated as of November 6, 1997, among FFL, FFLAC and the Lessee.

          "FFLAC" means FFL Acquisition Corp., a wholly-owned Subsidiary of the Lessee.

          "Fixed Charge Coverage Ratio" means the ratio of (a) Consolidated EBITDAR to (b) the sum of (i) Consolidated Interest Expense for such period plus (ii) except as included in Consolidated Interest Expense, the Lessee's consolidated rental expense on operating leases, computed as of the last day of a fiscal quarter for the period consisting of such fiscal quarter and the immediately preceding three fiscal quarters (or such lesser number of preceding full fiscal quarters as shall have ended following the Closing
     Date).

          "Fixtures" means all fixtures relating to the structures on a Property or the other Improvements, including all components thereof, located in or on such structures or the other Improvements, together with all replacements, modifications, alterations and additions thereto.

          "FMI" means Fred Meyer, Inc., a Delaware corporation.

          "Force Majeure Event" means any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including strikes, lockouts, acts of God, adverse weather conditions, inability to obtain labor or materials, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

                                                       ANNEX A - RULES OF USAGE

          "Foreign Lender" has the meaning set forth in Section 2.15(e) of the Credit Agreement.

          "Funding Date" means a Business Day on which the Construction Agent, on behalf of the Lessor requests the Lenders to make Loans and, with respect to the Initial Closing Date only, the Investors to make Investor Contributions, in each case, to the Lessor in accordance with the Participation Agreement and the Credit Agreement in order to fund Project Costs.

          "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

          "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Properties.

          "Governmental Authority" means any Federal, state, county, municipal or other local governmental authority or judicial or regulatory agency, board, body, commission, instrumentality, court or quasi-governmental authority.

          "Ground Lease" means a ground lease between the Lessor, as ground lessee, or assignee of a ground lessee, and the owner of the fee interest in the applicable parcel of Land (which may be a Subsidiary Guarantor or the Lessee), as ground lessor, as such Land is described on Schedule 1 of the Lease Supplement for each Property that is subject to a Ground Lease, which is in form and substance reasonably acceptable to the Administrative Agent, the Lessor and their respective counsel.

          "Guarantee" means any of the Lessee Guarantee and Subsidiary
     Guarantees.

          "Guarantor" means any of the Lessee Guarantor and Subsidiary
     Guarantors.

          "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Material, (ii) causes or results in the Release of any Hazardous Material into the environment (including ambient or indoor air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Material, or (iv) would be

                                                       ANNEX A - RULES OF USAGE

     regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

          "Hazardous Condition" means any condition that violates or that results in non compliance with any Environmental Law.

          "Hazardous Material" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead or radon gas; or (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous under any Environmental Law; in any of such cases, in concentrations that require remediation under applicable Environmental Laws.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Impositions" means, except to the extent described in the following sentence, any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") (including (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees;
     (vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term); and (vii) any tax, Lien, assessment or charge imposed or asserted by the PBGC or any Governmental Authority succeeding or performing the functions of the PBGC, and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Federal, state, city, county or local authority upon or with respect to (a) the Properties or any part thereof or interest therein;
     (b) the leasing, financing, refinancing, demolition, construction, renovation, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of the Properties or any part

                                                       ANNEX A - RULES OF USAGE

     thereof or interest therein; (c) the Loans or other indebtedness with respect to the Properties or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Properties or any part thereof or interest therein; (e) the Operative Agreements or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Properties or any part thereof or interest therein upon the sale or disposition thereof; (g) the making of the Loans or issuance of any Notes; (h) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or any interest therein; or (i) otherwise in connection with the transactions contemplated by the Operative Agreements.

          The term "Imposition" shall not mean or include:

               (i Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Tax Indemnitee by the United States federal government that are based on or measured by the gross or net income (including taxes based on capital gains and minimum taxes) of such Person; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

               (ii Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the gross or net income or gross or net receipts from rental (including any minimum taxes, withholding taxes or taxes on or measured by capital, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes); provided that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

               (iii any interest or penalties imposed on a Tax Indemnitee as a result of the failure of such Tax Indemnitee to file any return or report timely and in the form prescribed by law or to pay any Tax or imposition; provided that this clause (iii) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 12.2(g) of the Participation Agreement or (y) to any such interest or penalties that result from such Tax Indemnitee's complying with the reporting procedures set forth in Section 12.2(d) of the Participation Agreement (collectively with the Taxes excluded from the definition of "Impositions" in the immediately preceding clauses (i) and (ii), "Excluded Taxes");

                                                       ANNEX A - RULES OF USAGE

               (iv any Taxes or impositions imposed on the Lessor that are a result of the Lessor not being considered a "United States person" as defined in Section 7701(a) (30) of the Code;

               (v any Taxes which are imposed on a Tax Indemnitee solely as a result of the gross negligence or willful misconduct of such Tax Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Tax Indemnitee), but not Taxes imposed as a result of ordinary negligence of such Tax Indemnitee;

               (vi any Taxes or impositions imposed upon the Lessor with respect to any voluntary transfer, sale, financing or other voluntary disposition by the Lessor (other than a transfer contemplated and permitted by the Operative Agreements, including any transfer in connection with (1) the exercise by the Lessee of its Purchase Option, (2) the occurrence of a Lease Event of Default or a Credit Agreement Event of Default, or (3) a Casualty or Condemnation affecting the Properties) of any interest in the Properties (or any interest in, or created pursuant to, the Operative Agreements) or any voluntary transfer of any interest in the Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default) or any involuntary transfer of any of the foregoing interests resulting from the bankruptcy or insolvency of the Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default); or

               (vii any gift, or inheritance, taxes.

     Any Tax or imposition excluded from the defined term "Imposition" in any one of the foregoing clauses (i) through (vii) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

          "Improvements" means, with respect to each Property, all buildings, structures, Fixtures and other improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all additions to or changes in the Improvements at any time, and also including any refurbishments with respect to Lease-Purchased Properties, but excluding all Equipment.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under capital leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services

                                                       ANNEX A - RULES OF USAGE

     (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Indebtedness of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Hedging Agreements, (g) all Suretyship Liabilities of such Person, (h) all other obligations of such Person upon which interest charges are customarily paid (other than current accounts payable in the ordinary course of business), (i) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person and (j) all Indebtedness (as defined above) of any partnership in which such Person is a general partner (except to the extent such Indebtedness is not recourse to such Person). The amount of the Indebtedness of any Person in respect of Hedging Agreements shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Hedging Agreements maintained with such counterparty).

          "Indebtedness for Borrowed Money" of any Person means all Indebtedness of such Person described in (without duplication) clauses (a), (b), (c),
     (d), (h) and, to the extent constituting a Suretyship Liability in respect of Indebtedness for Borrowed Money of another Person, (g), of the definition of Indebtedness. A Suretyship Liability arising under a Synthetic Lease Facility shall be deemed to be a Indebtedness for Borrowed Money.

          "Indemnified Person" means the Trust Company, in its individual and its trust capacity, the Agents, the Lessor, the Investors, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Initial Closing Advance" means the Advance Loans made by the Lenders on the Initial Closing Date to fund the purchase by the Lessor of the Existing Properties.

          "Initial Closing Date" means March 11, 1998.

                                                       ANNEX A - RULES OF USAGE

          "Insignificant Subsidiary" means any inactive or otherwise immaterial direct or indirect Subsidiaries of the Borrower; provided that the assets and pre-tax income of, and the Borrower's net investment in, such Insignificant Subsidiaries on an individual and a combined basis will not exceed three percent (3%) of the Borrower's consolidated pre-tax income or assets, as applicable; and provided further that any Subsidiary which owns the stock of another Subsidiary (other than an Insignificant Subsidiary) shall not be deemed to be an "Insignificant Subsidiary."

          "Insurance Requirements" means all terms and conditions of any insurance policy required by the Lease or any other Operative Agreement to be maintained by the Lessee and all requirements of the issuer of any such policy.

          "Insolvent" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Initial Closing Date, among FMI, the Subsidiaries signatory thereto, the Collateral Agent, the Administrative Agent, on behalf of the Lenders, and Bankers Trust Company, as Administrative Agent under the Corporate Loan Documents, on behalf of the lenders signatory thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Interest Period" means, with respect to any Eurodollar Loan or Eurodollar Contribution:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Eurodollar Contribution and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Contribution and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                                                       ANNEX A - RULES OF USAGE

               (i) if any Interest Period pertaining to a Eurodollar Loan or Eurodollar Contribution would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

          "Investor" means each of the financial institutions (other than the Trust Company) from time to time party to the Trust Agreement.

          "Investor Certificate" means a certificate issued pursuant to the Trust Agreement to evidence an investment in the beneficial ownership of the Trust Estate, and shall include any certificate issued in exchange therefor or replacement thereof.

          "Investor Commitment" means as to any Investor, the obligation of such Investor to make Investor Contributions under the Trust Agreement in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Investor's name on Schedule 1 to the Trust Agreement.

          "Investor Commitment Percentage" means, as to any Investor at any time, the percentage which such Investor's Investor Commitment then constitutes of the aggregate Investor Commitments (or, at any time after the Investor Commitments shall have terminated or expired, the percentage which the aggregate principal amount of such Investor's Investor Contribution then outstanding constitutes of the aggregate principal amount of the Investor Contributions then outstanding).

          "Investor Contribution" has the meaning specified in Section 3.1 of the Participation Agreement.

                                                       ANNEX A - RULES OF USAGE

          "Investor Margin" means (i) with respect to any ABR Contribution, 1.00% and (ii) with respect to any Eurodollar Contribution, 2.75%.

          "Investor Property Cost" means with respect to a Property an amount equal to the product of (i) the aggregate Investor Contribution outstanding and (ii) the ratio of the Tranche A/B Property Cost for such Property over the aggregate Tranche A/B Property Costs for all Properties.

          "Investor Yield" has the meaning specified in Section 3.1 of the Participation Agreement.

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit F to the Participation Agreement.

          "Land" means a parcel of real property described on Schedule 1 of the Lease Supplement for such Land and all Appurtenant Rights attached thereto.

          "Lease" means the Lease, Security Agreement and Financing Statement dated as of the Initial Closing Date between the Lessor and the Lessee, together with any Lease Supplements thereto and Memoranda of Lease, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Lease-Purchased Property" means any Property which is subject to a Ground Lease at the time of its lease by the Lessor.

          "Lease Balance" means, as of any date of determination, an amount equal to the sum of the Loans, Investor Contributions and all other amounts owing by any Lessee under the Operative Documents (including without limitation, accrued and unpaid Rent and Supplemental Rent, if any).

          "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

          "Lease Event of Default" has the meaning given to such term in Section
     17.1 of the Lease.

          "Lease Supplement" means each Lease Supplement substantially in the form of Exhibit A to the Lease together with all attachments and schedules thereto, as such Lease Supplement may be supplemented, amended or modified from time to time.

                                                       ANNEX A - RULES OF USAGE

          "Legal Requirements" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Properties or the demolition, construction, renovation, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Properties or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et. seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Properties, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to
     Section 12.2 of the Lease.

          "Lender Financing Statements" means UCC financing statements appropriately completed and executed for filing in the appropriate state and county offices in Alaska, Utah, Washington, Oregon and Idaho in order to perfect a security interest in favor of the Administrative Agent in the Improvements located on the Properties and the Contract Rights (as defined in the UCC) related thereto, as the same may be supplemented, amended or modified from time to time.

          "Lenders" means the several banks and other financial institutions from time to time party to the Credit Agreement.

          "Lending Participant" has the meaning set forth in Section 9.5(d) of the Credit Agreement.

          "Lessee" means FMI.

          "Lessee Guarantor" means the Lessee, in its capacity as Lessee Guarantor.

          "Lessee Guarantee" means the Guarantee, substantially in the form of Exhibit E-1 to the Participation Agreement executed and delivered by the Lessee Guarantor to the Administrative Agent for the benefit of the Owner Trustee, the Lessor, the Investors and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Lessor" means FMS Trust 1997-1, a Delaware business trust.

                                                       ANNEX A - RULES OF USAGE

          "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the appropriate state and county offices in Alaska, Utah, Washington, Idaho and Oregon in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement, as the same may be supplemented, amended or modified from time to time.

          "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, pursuant to the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of the Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 17 of the Lease.

          "Leverage Ratio" means the ratio of Indebtedness for Borrowed Money of the Lessee and its Subsidiaries determined on a consolidated basis to Consolidated EBITDA (for the most recent four consecutive fiscal quarters; provided that for the periods ended on the Compliance Certificate Date and the last day of the next succeeding fiscal quarter, the Leverage Ratio shall be calculated by reference to pro forma financial information satisfactory to the Administrative Agent with respect to the fiscal quarters ended prior to the Initial Closing Date).

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

          "Limited Deficiency Amount" means, with respect to each Property, the amount equal to the sum of the Termination Value with respect to such Property on each Payment Date less the Maximum Residual Guarantee Amount as of such date with respect to such Property.

                                                       ANNEX A - RULES OF USAGE

          "Loan Agreement" means the $3,500,000,000 Loan Agreement, dated as of March 11, 1998, among the Lessee, as borrower, the lenders identified therein, Bankers Trust Company, as administrative agent and The Chase Manhattan Bank, as syndication agent.

          "Loan Parties" means the Lessee and Construction Agent and each of the Guarantors.

          "Loans" has the meaning set forth in Section 2.1(a) of the Credit Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Lessee and its Subsidiaries, taken as a whole or (b) the validity or enforceability of any of the Operative Agreements or the rights or remedies of the Agents, the Investors or the Lenders thereunder.

          "Material Environmental Violation" means any Environmental Violation that could reasonably be expected to have a Material Adverse Effect with respect to any Loan Party.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

          "Material Subsidiary" means each Subsidiary of the Lessee which either
     (a) has assets which constitute 5% or more of the consolidated assets of the Lessee and its Subsidiaries or (b) has revenues during its most recently-ended fiscal year which constitute more than 5% of the consolidated revenues of the Lessee and its Subsidiaries during the most recently ended fiscal year.

          "Maturity Date" means February 28, 2003.

          "Maturity Date Election Notice" has the meaning set forth in Section
     20.2 of the Lease.

          "Maturity Date Purchase Option" means the Lessee's Purchase Option to purchase all of the Properties on the Maturity Date in accordance with
     Section 20.2 of the Lease.

          "Maximum Purchase Option Amount" means, as of any date, 75% of the highest Termination Value of all Properties held by the Lessor at any one time prior to such date.

                                                       ANNEX A - RULES OF USAGE

          "Maximum Residual Guarantee Amount" means (i) with respect to each Property which is not a Twenty Five Percent Property, an amount equal to the maximum amount of the Tranche A/B Property Cost in respect of such Property which may be paid pursuant to Section 21.1(c) of the Lease and allocated to Tranche A Loans without causing the Lease for such Property to be treated as a Capital Lease for the purposes of Statement of Financial Accounting Standards (SFAS) No. 13, as determined in good faith by the Lessee, and certified to the Administrative Agent in accordance with
     Section 1.2(b) of the Participation Agreement; provided that in no event shall such amount be less than 85% of the Property Cost in respect of such Property; and (ii) with respect to each Twenty Five Percent Property, 100% of the Property Cost of such Property minus the sum of (a) the aggregate amount of prepayments of the Loans allocated to reduce the Tranche A/B Property Cost pursuant to Section 2.5 of the Credit Agreement and (b) the aggregate amount of prepayments of the Investor Contributions allocated to reduce the Investor Property Cost pursuant to Section 3.5 of the Trust Agreement.

          "Memorandum of Lease" has the meaning set forth in Section 30.8 of the Lease.

          "Mergers" means each of the FFL Merger and the QFC Merger.

          "Merger Documents" means each of the FFL Merger Documents and the QFC Merger Documents.

          "Modifications" has the meaning set forth in Section 11.1(a) of the Lease.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means each (i) Mortgage and Security Agreement from the Lessor and the Lessee to the Administrative Agent, substantially in the form of Exhibit D-1 to the Participation Agreement and (ii) Deed of Trust and Security Agreement from the Lessor and the Lessee in favor of the Administrative Agent, substantially in the form of Exhibit D-2 to the Participation Agreement (in form and substance appropriate for recording), as the same may be supplemented, amended or modified from time to time. The decision to use the "Mortgage" form or the "Deed of Trust" form shall be made by the Administrative Agent with respect to each Property, and each such form shall be modified as necessary or desirable in the Administrative Agent's opinion to comply with all applicable laws and to set forth the provisions and remedies customarily used by secured lenders with respect to the applicable jurisdiction in which such instrument is to be recorded.

                                                       ANNEX A - RULES OF USAGE

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" means all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all reasonable costs and expenses in connection therewith for which the Administrative Agent or Lessor are entitled to be reimbursed pursuant to the Lease.

          "Net Sale Proceeds Shortfall" means the amount by which the proceeds of a sale of a Property described in Section 21.1 of the Lease (net of all expenses of sale) are less than the Limited Deficiency Amount for such Property.

          "Non-Defaulting Lender" has the meaning set forth in Section 2.11(b) of the Credit Agreement.

          "Non-Excluded Taxes" has the meaning set forth in Section 2.14(a) of the Credit Agreement.

          "Notes" means the collective reference to the Tranche A Notes and the Tranche B Notes.

          "Obligations" means the collective reference to (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Agents or the Lenders (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, the other Credit Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document), (ii) the unpaid principal of and Investor Yield on the Investor Contributions and all other obligations and liabilities of the Owner Trustee to the Agents or the Investors (including Investor Yield accruing at the then applicable rate provided in the Trust Agreement after the maturity of the Investor Contributions and

                                                        ANNEX A - RULES OF USAGE

     interest accruing at the then applicable rate provided in the Trust Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Owner Trustee, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Trust Agreement or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Agents or to the Investors that are required to be paid by the Owner Trustee pursuant to the terms of the Trust Agreement) and (iii) all amounts payable by the Lessee under any of the Operative Agreements (including indemnities and Commitment Fees) to the Administrative Agent and/or the Lenders and the Lessor.

          "Officer's Certificate" means a certificate signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

          "Operative Agreements" means the following:

          (a)   the Participation Agreement;
          (b)   the Lease, each Memorandum of Lease and each Lease Supplement;
          (c)   the Assignment of Lease and each supplemental assignment;
          (d)   the Consent to Assignment;
          (e)   the Credit Agreement;
          (f)   the Intercreditor Agreement;
          (g)   the Mortgages;
          (h)   the UCC Financing Statements;
          (i)   the Contract Assignment;
          (j)   the Consent to Contract Assignment;
          (k) the Construction Agency Agreement and each Construction Agency Agreement Supplement;
          (l)   the Guarantees;
          (m)   the Requisitions;
          (n)   the Trust Agreement;
          (o)   the Pledge Agreement; and
          (p)   any Notes.

          "Other Plan" means an employee pension benefit plan (other than a Plan or a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

                                                       ANNEX A - RULES OF USAGE

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Operative Agreement.

          "Outside Completion Date" with respect to each Property means the date that is 12 months from the Construction Commencement Date for such Property, as such date may be extended by up to a total of 180 days due to the occurrence of one or more Force Majeure Events; provided that in no event shall such date be any later than the Construction Period Termination Date.

          "Overdue Interest" means any interest payable pursuant to Section 2.8(c) of the Credit Agreement.

          "Overdue Rate" means (i) with respect to Tranche A Basic Rent, Tranche B Basic Rent and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate set forth in Section 2.8(c) of the Credit Agreement, (ii) with respect to Investor Yield and the Investor Contribution, 2% in excess of the Investor Yield then in effect and (iii) with respect to any other amount owing under any Operative Agreement, the rate referred to in clause (B) of Section 2.8(c)(ii) of the Credit Agreement.

          "Owner Trustee" means Wilmington Trust Company, not individually, but solely as Owner Trustee under the FMS Trust 1997-1.

          "Participants" means each of the Agents, the Lenders, the Lessor, the Investors and the Trust Company.

          "Participation Agreement" means the Participation Agreement dated as of the Initial Closing Date among the Lessee and Construction Agent, the Lessor, the Owner Trustee, the Investors, the Agents and the Lenders, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Payment Date" means each Specified Interest Payment Date and any other date on which a payment is otherwise due under the terms of the Credit Agreement or the Trust Agreement or, if all amounts due under the Credit Agreement or the Trust Agreement have been paid in full and the Credit Agreement or the Trust Agreement has been terminated, the first Business Day of each calendar month during the Term.

                                                       ANNEX A - RULES OF USAGE

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permits" has the meaning set forth in Section 7.3(v) of the Participation Agreement.

          "Permitted Exceptions" means: (i) Liens of the types described in clauses (i), (ii), (v) and (viii) of the definition of Permitted Liens;
     (ii) Liens for Taxes not yet due; and (iii) all non-monetary encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Administrative Agent, materially impair the use of any Property for its intended purpose.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the two highest credit ratings obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above.

          "Permitted Liens" means: (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements; (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease; (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 12.2 of the Participation

                                                       ANNEX A - RULES OF USAGE

     Agreement; (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens in connection with any Modifications or Liens arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.2(g) of the Participation Agreement; (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and has effectively stayed any execution or enforcement of such Liens; (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.2 of the Participation Agreement; (vii) Permitted Exceptions; and (viii) easements, rights of way and other encumbrances on title to real property pursuant to Section 12.2 of the Lease.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental authority or any other entity.

          "Plan" means an Employee Benefit Plan.

          "Plans and Specifications" means the plans and specifications for the Improvements to be constructed on any Property, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

          "Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, by the Lessee and its Subsidiaries in favor of the Lenders and the lenders under the Corporate Loan Documents, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof or of any other Operative Agreement.

          "Project Costs" means, with respect to a Property, all costs and expenses incurred by the Construction Agent or otherwise expended in connection with the acquisition of Land and the design and construction of the Improvements thereon, including Property Acquisition Costs, all professional fees and other soft costs incurred in connection therewith, Transaction Expenses and other pre-closing and closing costs

                                                       ANNEX A - RULES OF USAGE

     incurred by the Lessee in connection with the transactions contemplated by the Operative Agreements and payment of the interest on the Tranche A Loans and the Tranche B Loans and payment of the Investor Yield during the Construction Period, as the same are reflected in the Budget prepared in accordance with the Construction Agency Agreement.

          "Projected Completion Value" means the estimated value of any Land and Improvements, assuming the Improvements are completed in accordance with the Plans and Specifications, as established by an Appraisal.

          "Property" means (i) Lessor's interest in any Land, as lessee or as owner in fee simple thereof and (ii) all of the Improvements at any time located on or under such Land.

          "Property Acquisition Cost" means the cost to the Lessor to purchase a Property on a Property Closing Date including, without limitation, all professional fees and permitting, survey, title, freight and installation costs and other similar costs.

          "Property Closing Date" means each date on which the Lessor purchases any Property.

          "Property Cost" means with respect to a Property the aggregate amount of the Tranche A/B Property Cost allocated to such Property pursuant to the Credit Agreement, plus the Investor Property Cost for such Property, plus any interest on the Loans capitalized during the Construction Period.

          "Public Notes" means senior unsecured notes of the Borrower, described in the Preliminary Prospectus Supplement dated February 17, 1998, and the Prospectus, dated February 4, 1998.

          "Purchase Decision Date" means the day twelve months prior to the Maturity Date.

          "Purchase Notice" shall have the meaning set forth in Section 20.1 of the Lease.

          "Purchase Option" has the meaning set forth in Section 20.1 of the Lease.

          "Purchase Option Price" has the meaning set forth in Section 20.1 of the Lease.

          "QAC" means Q-Acquisition Corp., a wholly-owned Subsidiary of the Lessee.

                                                       ANNEX A - RULES OF USAGE

          "QFC" means Quality Food Centers, Inc., a Washington corporation.

          "QFC Merger" means the merger of QFC and QAC in accordance with the QFC Merger Document.

          "QFC Merger Document" means that certain Agreement and Plan of Merger, dated as of November 6, 1997, among FMI, QFC and QAC.

          "Register" has the meaning set forth in Section 9.6 of the Credit Agreement.

          "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

          "Remarketing Option" has the meaning set forth in Section 21.1(a) of the Lease.

          "Remarketing Period" means, if the Lessee has elected the Remarketing Option in accordance with Section 21.1 of the Lease, the period commencing on the Purchase Decision Date and ending on the later of (i) the Maturity Date and (ii) the Extended Remarketing Date, if applicable.

          "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

          "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

          "Required Lenders" means, at any time, Non-Defaulting Lenders the Commitment Percentages of which aggregate more than 50%.

          "Required Modification" has the meaning set forth in Section 11.1 of the Lease.

          "Requisition" has the meaning set forth in Section 5.2 of the Participation Agreement.

          "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of

                                                       ANNEX A - RULES OF USAGE

     Directors, the President, any Senior Vice President or Executive Vice President, the Chief Financial Officer, the Chief Operating Officers, the Chief Accounting Officer, the Vice President/Treasurer or any Assistant Treasurer responsible for compliance with any of the Operative Agreements; except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and shall also mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Lessee or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Lessee or any option, warrant or other right to acquire any such shares of capital stock of the Lessee.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "Scheduled Interest Payment Date" means (a) as to any ABR Loan or ABR Contribution, the last day of each March, June, September and December to occur while such Loan or Investor Contribution is outstanding and the Maturity Date, (b) as to any Eurodollar Loan or Eurodollar Contribution having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan or Eurodollar Contribution having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period and, in addition, in each case the date of any refinancing or conversion of such Loan or Investor Contribution with or to a Loan or Investor Contribution of a different Type.

          "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Security Documents" means the collective reference to the Mortgage, the Deed of Trust, the Lease, the Pledge Agreement, the Intercreditor Agreement, the Memorandum of Lease, the Assignment of Lease and the Contract Assignment, and all other security documents hereafter delivered to the Administrative Agent granting a

                                                       ANNEX A - RULES OF USAGE

     Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "Shared Rights" means the rights retained by the Lessor, but not to the exclusion of the Agents, pursuant to Section 8.3(a)(ii) of the Credit Agreement.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Significant Casualty" means a Casualty that in the reasonable, good faith judgment of the relevant Lessee (as evidenced by an Officer's Certificate) either (a) renders the applicable Property unsuitable for continued use as commercial or retail property of the type of such Property immediately prior to such Casualty or (b) is so substantial in nature that restoration of such Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible.

          "Significant Condemnation" means a Condemnation that in the reasonable, good faith judgment of the relevant Lessee (as evidenced by an Officer's Certificate) either (a) renders the applicable Property unsuitable for continued use as commercial or retail property of the type of such Property immediately prior to such Condemnation or (b) is such that restoration of such Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

          "Significant Entity" means any of the Lessee and its Material Subsidiaries.

          "Solvent" as to any Person means (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated , unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                                                       ANNEX A - RULES OF USAGE

          "Specified Interest Payment Date" means (a) any Scheduled Interest Payment Date and (b) any date on which interest is payable pursuant to
     Section 2.7(d)(ii) of the Credit Agreement in connection with any prepayment of the Loans.

          "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Store Land Property" means any Property designated by the Construction Agent as a "Store Land Property" in the Requisition in respect of such Property.

          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are required to be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as, with respect to any Person, any Person of which such Person and/or its subsidiaries own, directly or indirectly, such number of outstanding shares (or similar equity interest) as have more than 50% of the ordinary voting power for the election of directors.

          "Subsidiary Guarantor" means each Subsidiary which has executed a Subsidiary Guarantee.

          "Subsidiary Guarantee" means the Guarantee, substantially in the form of Exhibit E-2 to the Participation Agreement executed and delivered by each Subsidiary Guarantor to the Administrative Agent for the benefit of the Lessor and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Supplemented Amounts" has the meaning set forth in Section 9.14 of the Credit Agreement.

                                                       ANNEX A - RULES OF USAGE

          "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to Lessor or any other Person under the Lease or under any of the other Operative Agreements (other than the Guarantees made by the Guarantors).

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, guaranties, shipside bonds, surety bonds and similar instruments under which Suretyship Liabilities arise.

          "Suretyship Liability" means any agreement, undertaking or other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. Suretyship Liability shall include any liability or contingent liability of a Person under or in connection with a Synthetic Lease Facility. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby. As of any date, the amount of any Person's obligations under any Synthetic Lease Facility shall be equal to the amount which such Person would be obligated to pay if such Synthetic Lease Facility was accelerated on such date (disregarding accrued scheduled lease payments which would be characterized as interest if such Synthetic Lease Facility were treated as a capital lease under GAAP).

          "Survey" has the meaning set forth in Section 6.2(k) of the Participation Agreement.

          "Syndication Agent" means The Chase Manhattan Bank.

          "Synthetic Lease Facility" means any synthetic lease, tax ownership operating lease, tax retention operating lease, off balance sheet lease or similar lease transaction where the lessee is treated as owner of the leased property for U.S. federal income tax purposes while the lease is accounted for on the financial statements of the lessee, prepared in accordance with GAAP, as an operating lease, including the Current Synthetic Lease Facility.

          "Tangible Net Assets" means the total consolidated assets of the Lessee and its Subsidiaries minus any amount included therein in respect of goodwill, as shown on the

                                                       ANNEX A - RULES OF USAGE

     most recent consolidated balance sheet of the Lessee and its Subsidiaries referred to in Section 6.1(w) or delivered to the Administrative Agent, each Lender and each Investor pursuant to Section 9.4(a).

          "Tax Indemnitee" means the Lessor, the Investors, the Trust Company, the Agents, each Lender and their Affiliates, successors, assignees and assigns.

          "Taxes" has the meaning set forth in the definition of Impositions.

          "Term" means for each Property, the period commencing on the Property Closing Date for such Property and ending on the date immediately prior to the Maturity Date.

          "Termination Date" has the meaning set forth in Section 16.2(a) of the Lease.

          "Termination Notice" has the meaning set forth in Section 16.1(a) of the Lease.

          "Termination Value" means with respect to all Properties, as of any determination date, an amount equal to the sum of (i) the aggregate outstanding principal of the Loans, accrued and unpaid interest on the Loans and any other amounts due under the Credit Agreement, plus (ii) the aggregate outstanding amount of the Investor Contributions, all accrued amounts due on account of the Investor Yield and all other amounts owing to the Investors under the Operative Agreements, plus (iii) all other amounts due to the Agents, the Lenders, the Investors or the Lessor under the Operative Agreements. "Termination Value" with respect to a particular Property means an amount equal to the product of the Termination Value of all the Properties times a fraction, the numerator of which is the Property Cost allocable to the particular Property in question and the denominator of which is the aggregate Property Cost for all the Properties.

          "Title Company" means First American Title Company, or such other title insurance company reasonably acceptable to the Administrative Agent and the Investors.

          "Total Condemnation" means a Condemnation that involves a taking of Lessor's entire title to a Property.

          "Tranche A Basic Rent" means the interest due on the Tranche A Loans on any Specified Interest Payment Date pursuant to the Credit Agreement (but not including interest on overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

                                                       ANNEX A - RULES OF USAGE

          "Tranche A Loan" has the meaning set forth in Section 2.3(c) of the Credit Agreement.

          "Tranche A Note" has the meaning set forth in Section 2.2 of the Credit Agreement.

          "Tranche A Percentage" means, with respect to a Property, a fraction, expressed as a percentage, equal to (a) the Maximum Residual Guarantee Amount of such Property divided by (b) the Property Cost of such Property.

          "Tranche A/B Construction Property Cost" means with respect to each Construction Period Property, at any date of determination, an amount equal to (a) the aggregate principal amount of Loans made on or prior to such date with respect to such Property minus (b) the aggregate principal amount of prepayments of the Loans allocated to reduce the Tranche A/B Construction Property Cost of such Property pursuant to Section 2.5(d) of the Credit Agreement.

          "Tranche A/B Property Cost" means, with respect to each Property, at any date of determination, an amount equal to (a) the aggregate principal amount of Loans made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments of the Loans allocated to reduce the Tranche A/B Property Cost of such Property pursuant to Section 2.5(d) of the Credit Agreement.

          "Tranche B Basic Rent" means the interest due on the Tranche B Loans on any Specified Payment Date pursuant to the Credit Agreement (but not including interest on overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

          "Tranche B Loan" has the meaning set forth in Section 2.3(c) of the Credit Agreement.

          "Tranche B Note" has the meaning set forth in Section 2.2 of the Credit Agreement.

          "Tranche B Percentage" means 100% minus the Tranche A Percentage.

          "Transaction Expenses" means:

               (a) the reasonable out-of-pocket expenses, disbursement or cost of Agents and Arrangers incurred in connection with the consummation of the transactions contemplated by the Operative Agreements;

                                                       ANNEX A - RULES OF USAGE

               (b) the reasonable fees and reasonable out-of-pocket expenses of the Trust Company in connection with the transactions contemplated by the Operative Agreements, including, without limitation, the initial and annual Trust Company's fee and all reasonable fees and reasonable out-of pocket expenses of the Trust Company and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor owner trustee, for acting as owner trustee under the Trust Agreement;

               (c) the fee payable to Arrangers in connection with the transactions contemplated by the Operative Agreements;

               (d) any and all Taxes (to the extent provided in Section 11.2 of the Participation Agreement) and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, deed of trust, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements;

               (e) any real estate brokers' fees, consultants' fees (including, without limitation, fees incurred in connection with Appraisals, Environmental Audits and surveys performed under the Operative Agreements) and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the acquisition of any Property;

               (f) all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Operative Agreements after the occurrence of an Event of Default, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Agents, each Lender and the Investors;

               (g) all reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to the Operative Agreements requested by the Lessee or the Guarantors and any other documents prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agents and the Investors; and

                                                       ANNEX A - RULES OF USAGE

               (h) all reasonable out-of-pocket costs and expenses incurred by the Lessor, the Lessee, the Investors or the Agents in connection with any purchase of the Property by the Lessee pursuant to the Lease.

          "Trust" means the Lessor.

          "Trust Agreement" means the Trust Agreement dated as of the Initial Closing Date among the Investors and the Trust Company as amended, supplemented and otherwise modified from time to time in accordance with the terms thereof and of any other Operative Agreement.

          "Trust Company" means Wilmington Trust Company, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

          "Trust Estate" has the meaning set forth in Section 2.2 of the Trust Agreement.

          "Twenty Five Percent Property" has the meaning specified in Section 1.3(b) of the Participation Agreement.

          "Type" means, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan, and as to any Investor Contribution, its nature as an ABR Contribution or a Eurodollar Contribution.

          "UCC Financing Statements" means collectively the Lender Financing Statements and the Lessor Financing Statements.

          "Undeveloped Land" means any portion of any Property consisting of Land free of any Improvements (other than de minimus site improvements) .

          "Unfunded Amount" has the meaning specified in Section 3.2 of the Construction Agency Agreement.

          "Unfunded Liabilities" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement and Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

                                                       ANNEX A - RULES OF USAGE

          "Wear and Tear Payment" has the meaning set forth in Section 2.5(b) of the Credit Agreement.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                                                        PARTICIPATION AGREEMENT

                                                                  SCHEDULE 1 TO
                                                        PARTICIPATION AGREEMENT
                                                        -----------------------

                               EXISTING PROPERTIES
                               -------------------


-------------------------------------------------------------------------------
  STORE NAME              STORE ADDRESS                    STORE COUNTY
-------------------------------------------------------------------------------
Burlingame         7555 S.W. Barbur Blvd.              County of Multnomah
                   Portland, OR 97129
-------------------------------------------------------------------------------
Covington          16735 S.E. 272nd                    County of King
                   Kent, WA 98042
-------------------------------------------------------------------------------
Glisan             6615 N.E. Glisan                    County of Multnomah
                   Portland, OR 97213
-------------------------------------------------------------------------------
Hawthorne          3805 S.E. Hawthorne Blvd.           County of Multnomah
                   Portland, OR 97214
-------------------------------------------------------------------------------
Hazel Dell         7700 Highway 99                     County of Clark
                   Vancouver, WA 98665
-------------------------------------------------------------------------------
Hillsboro          23105 S.W. Tualatin Valley Hwy.     County of Washington
                   Hillsboro, OR 97123
-------------------------------------------------------------------------------
Meridian           1850 East Fairview Ave.             County of Ada
                   Meridian, ID 83642
-------------------------------------------------------------------------------
Puyallup           17404 Meridian East                 County of Pierce
                   Puyallup, WA 98373
-------------------------------------------------------------------------------
Raleigh Hills      7700 SW Beaverton-Hillsdale Hwy.    County of Washington
                   Portland, OR 97225
-------------------------------------------------------------------------------
Scappoose          51500 S. Columbia River Why.        County of Columbia
                   Scappoose, OR 97056
-------------------------------------------------------------------------------
Twin Falls         705 Blue Lakes Blvd.                County of Twin Falls
                   Twin Falls, ID 83301
-------------------------------------------------------------------------------
Coeur d'Alene      560 W. Kathleen Ave.                County of Kootenai
                   Coeur d'Alene, ID 83814
-------------------------------------------------------------------------------
Gresham            2497 S.E. Burnside                  County of Multnomah
                   Gresham, OR 97080-1299
-------------------------------------------------------------------------------

                                                        PARTICIPATION AGREEMENT

-------------------------------------------------------------------------------
Idaho Falls        1555 Northgate Mile                 County of Bonneville
                   Idaho Falls, ID 83405
-------------------------------------------------------------------------------
Orem               1275 South 800 East                 County of Utah
                   Orem, UT
-------------------------------------------------------------------------------
Tigard             11565 SW Pacific Why.               County of Washington
                   Tigard, OR 97223
-------------------------------------------------------------------------------
Clackamas Distri-  11500 S.E. Highway 212              County of Clackamas
bution Center      Clackamas, OR 97015-9002
-------------------------------------------------------------------------------
Spokane Division   Southeast Corner of Highway 395     County of Spokane
                   and Hastings Rd.
                   Spokane, WA
-------------------------------------------------------------------------------
Murphy's Corner    Northwest Corner of State Highway   County of Snohomish
(Mill Creek)       527 and 132nd St. S.E.
                   Everett, WA
-------------------------------------------------------------------------------
Thrasher's Corner  S.E. Corner of State Highway 527    County of Snohomish
(Bothell)          and Maltby
                   Bothell, WA
-------------------------------------------------------------------------------
Bellevue           2041 148th NE                       County of King
                   Bellevue, WA  98168
-------------------------------------------------------------------------------
Burien             14300 First Avenue S.               County of King
                   Seattle, WA  98168
-------------------------------------------------------------------------------
Clackamas          16301 SE 82nd Dr.                   County of Clackamas
                   Clackamas, OR  97015
-------------------------------------------------------------------------------
Anchorage          1000 East Northern Lights Blvd      Borough of Anchorage
                   Anchorage, AK  99508
-------------------------------------------------------------------------------
Midway             25250 Pacific Hwy S.                County of King
                   Kent, WA  98031
-------------------------------------------------------------------------------

                                                             SCHEDULE 7.3(h) TO
                                                        PARTICIPATION AGREEMENT
                                                        -----------------------

                                DISCLOSED MATTERS


[See Schedules to $3,500,000,000 Loan Agreement.]

                                                             SCHEDULE 7.3(n) TO
                                                        PARTICIPATION AGREEMENT
                                                        -----------------------


                                 BROKERS / FEES


As disclosed in the Merger Documents.

                                                             SCHEDULE 7.3(o) TO
                                                        PARTICIPATION AGREEMENT
                                                        -----------------------


                                  ENVIRONMENTAL


None.

                                                             SCHEDULE 7.3(v) TO
                                                        PARTICIPATION AGREEMENT
                                                        -----------------------


                                    PERMITS


None.

                                                             SCHEDULE 7.3(w) TO
                                                        PARTICIPATION AGREEMENT
                                                        -----------------------

                                  SUBSIDIARIES


[See Schedules to $3,500,000,000 Loan Agreement.]

                                                             SCHEDULE 9.5(a) TO
                                                        -----------------------
                                                        PARTICIPATION AGREEMENT

                                  INDEBTEDNESS


[See Schedules to $3,500,000,000 Loan Agreement.]

                                                             SCHEDULE 9.5(b) TO
                                                        PARTICIPATION AGREEMENT
                                                        -----------------------

                                      LIENS


[See Schedules to $3,500,000,000 Loan Agreement.]

                                                             SCHEDULE 9.5(e) TO
                                                        PARTICIPATION AGREEMENT
                                                        -----------------------

                                   INVESTMENTS


[See Schedules to $3,500,000,000 Loan Agreement.]

                                                         PARTICIPATION AGREEMENT


                                                                    EXHIBIT A TO
                                                         PARTICIPATION AGREEMENT
                                                         -----------------------


             FORM OF ASSIGNMENT OF LEASES AND CONSENT TO ASSIGNMENT
             ------------------------------------------------------

                          ASSIGNMENT OF LEASE AND RENTS

                                      from

                          FMS TRUST 1997-1, as Assignor

                                       to

                       BANKERS TRUST COMPANY, as Assignee


                                 March __, 1998


                   This Instrument should be recorded and then
                                  returned to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Avenue
                          Los Angeles, California 90071

                           ATTN: John E. Mendez, Esq.

                         ASSIGNMENT OF LEASES AND RENTS
                         ------------------------------


          THIS ASSIGNMENT OF LEASES AND RENTS dated as of March __, 1998 (this "Assignment"), made by FMS TRUST 1997-1, a Delaware business trust (the "Assignor"), to BANKERS TRUST COMPANY, a New York banking corporation, in its capacity as administrative agent and collateral agent (in such capacity, the "Assignee"), under the Credit Agreement dated as of March __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Assignor, the Assignee and the financial institutions from time to time parties thereto (the "Lenders").


                              Preliminary Statement
                              ---------------------


          A. On March __, 1998, the Assignor and Fred Meyer, Inc. (the "Lessee") entered into a Lease whereby the Assignor agreed to lease certain Properties to the Lessee. Pursuant to the Lease, on the date that each Property is acquired by the Assignor, the Assignor and the Lessee shall execute and deliver a Lease Supplement to subject such Property to the Lease. On the date hereof, the Assignor and the Lessee have executed a Lease Supplement for the lease of the Properties (as defined below) by the Assignor to the Lessee.

          B. Pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Assignor in an aggregate amount not to exceed the aggregate Commitments of the Lenders upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Assignor under the Credit Agreement.

          C. It is a condition, among others, to the obligation of the Lenders to make their respective Loans to the Assignor under the Credit Agreement that the Assignor shall have executed and delivered, and the Lessee shall have consented to, this Assignment to the Assignee for the ratable benefit of the Lenders.

                                                  ASSIGNMENT OF LEASES AND RENTS

          D. In order to further secure payment of the all amounts advanced under the Credit Agreement and the Notes, the Assignor has agreed to execute and deliver this Assignment.

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings specified in Annex A to the Participation Agreement dated as of the date hereof among the Lessee, the Owner Trustee, the Lessor, the Investors, the Administrative Agent, the Syndication Agent and the Lenders named therein, as such Participation Agreement may be amended, supplemented or otherwise modified from time to time. The rules of usage set forth in Annex A to the Participation Agreement shall apply to this Assignment.

          2. Assignment. The Assignor hereby irrevocably assigns, transfers, sets over and conveys to the Assignee, all the following-described property relating to or arising in connection with the Properties (including, without limitation, each Property described in a Supplement to this Assignment, as delivered from time to time in the form attached hereto as Exhibit A), whether now owned or held or hereafter acquired, exclusively and without any reservation thereof unto the Assignor:

          (a) All of the estate, right, title, interest, benefits, powers and privileges of the Assignor, as lessor, under the Lease and all Lease Supplements (hereinafter referred to collectively as the "Assigned Lease") including, without limitation, (i) the immediate and continuing right to make claim for, receive, collect and receipt for all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, sales proceeds and other sums payable to or receivable by the Assignor under the Assigned Lease, or pursuant to any provisions thereof, whether as rent or as the purchase price or termination payment for any interest in the Properties or otherwise (including, without limitation, the Maximum Residual Guarantee Amount, the Purchase Option Price, Termination Value, Basic Rent, Supplemental Rent, Investor Yield and any sales proceeds payable to the Assignor pursuant to the Assigned Lease) (collectively, the "Lease Rents"),

                                                  ASSIGNMENT OF LEASES AND RENTS

     including all cash, securities or letters of credit delivered or deposited pursuant thereto to secure performance by the Lessee of its obligations thereunder, (ii) the right and power (which right and power are coupled with an interest) upon the purchase by the Lessee of the interest of the Assignor in the Properties in accordance with the Assigned Lease to execute and deliver as irrevocable agent and attorney-in-fact of the Assignor an appropriate instrument necessary to convey the interest of the Assignor therein, or to pay over or assign to the Assignee those sums to which it is entitled if the Lessee becomes obligated to purchase the interest of the Assignor in the Properties and to perform all other necessary or appropriate acts as said agent and attorney-in-fact with respect to any such purchase and conveyance, (iii) the right to perform all other necessary or appropriate acts as said agent and attorney-in-fact with respect to any purchase or conveyance referred to in clause (ii) above,
     (iv) the right to declare the Lease and any Lease Supplement to be in default under Section 17.1 thereof, (v) the right to exercise remedies under or with respect to the Assigned Lease, (vi) the right to make all waivers and agreements on behalf of the Assignor under the Assigned Lease provided for or permitted under the Assigned Lease, (vii) the right to give all notices, consents, releases and other instruments provided under the Assigned Lease, (viii) the right to give all notices of default and to take all action upon the happening of a Lease Default or a Lease Event of Default, including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of the Assigned Lease, or by law or in equity, (ix) the right to receive all notices sent to the Assignor under the Assigned Lease, (x) the Assignor's interest under the Assigned Lease in the Lessee's tangible and intangible property used or arising in connection with the Properties, including, but not limited to, permits, licenses, contract rights and prepaid expenses, and (xi) the right to do any and all other things whatsoever which the Assignor is or any lessor is, or may be entitled to do under the Assigned Lease; provided, that the Assignor shall retain, and the Lease Rents shall not include, the Excepted Payments and the Lessor shall retain and the rights and powers assigned herein shall in no event include the Excepted Rights and shall be subject to the Shared Rights. The Assignor hereby agrees that any action taken by Assignee (or its designee) pursuant to this Assignment shall be exclusive, and no party relying on such action of the Assignee (or such designee) pursuant hereto shall be required to

                                                  ASSIGNMENT OF LEASES AND RENTS

     obtain the concurrence or consent of the Assignor to such action or to a request for such action.

          (b) All of the estate, right, title, interest, benefits, powers and privileges of the Assignor, to and under all other leases, subleases or licenses of the Properties, any license, concession, management or other agreements of a similar kind that permits the use or occupancy of the Properties or any part thereof for any purpose in return for any payment, now or hereafter entered into by the Assignor (collectively, the "Other Leases" and, together with the Assigned Lease, the "Leases"), together with all estate, rights, title, interest, benefits, powers and privileges of the Assignor, as lessor, under the Other Leases including the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Other Leases (collectively, the "Other Lease Rents") and all estate, right, title and interest of the Assignor thereunder, including all cash, securities or letters of credit delivered or deposited thereunder to secure performance by the Lessee under Other Leases of its obligations thereunder; provided, that the Assignor shall retain, and the Lease Rents shall not include, the Excepted Payments and the Lessor shall retain and the rights and powers assigned herein shall in no event include the Excepted Rights and shall be subject to the Shared Rights.

          (c) All of the estate, right, title, interest, benefits, powers and privileges of the Assignor, to and under all agreements or contracts for the sale or other disposition of all or any part of the Properties, now or hereafter entered into by the Assignor (collectively, the "Contracts"), together with all estate, rights, title, interest, benefits, powers and privileges of the Assignor under the Contracts including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Contracts (collectively, the "Contract Rents" and, together with the Lease Rents and the Other Lease Rents, the "Rents") and all right, title and interest of the Assignor thereunder, including all cash, securities or letters of credit deposited thereunder to secure performance by the obligors of their obligations thereunder; provided, that the Assignor shall retain, and the Lease Rents

                                                  ASSIGNMENT OF LEASES AND RENTS

     shall not include, the Excepted Payments and the Lessor shall retain and the rights and powers assigned herein shall in no event include the Excepted Rights and shall be subject to the Shared Rights.

          (d) All of the right, title and interest of the Assignor in and to all claims and rights to the payment of money at any time arising in connection with any repudiation, rejection or breach of the Assigned Lease by the Lessee or a trustee or receiver of the Lessee (or any Other Lease by any lessee thereunder, trustee or receiver of any such lessee) under any insolvency statute, law or regulation, including all rights to recover damages arising out of such breach or rejection, all rights to charges payable by the Lessee or such trustee or receiver (or by such lessee, trustee or receiver) in respect of the Properties or any portions thereof following rejection, repudiation or disaffirmance of the Assigned Lease or following the entry of an order for relief under any insolvency statute, law or regulation in respect of the Lessee (or such lessee) and all rentals and other charges outstanding under the Assigned Lease (or Other Lease) as of the date of entry of such order for relief; provided, that the Assignor shall retain and the Lease Rents shall not include, the Excepted Payments and the Lessor shall retain and the rights and powers assigned herein shall in no event include, the Excepted Rights and shall be subject to the Shared Rights.

          3. Receipt of Rents. The Assignor hereby irrevocably designates the Assignee (or its designee) to receive all payments of the Lease Rents, the Other Lease Rents and the Contract Rents and any other sums payable to the Assignor under the Assigned Lease, any Other Lease or any Contract. The Assignor agrees to direct (and hereby directs) the Lessee, any other lessee and any contracting parties to deliver to the Assignee (or its designee), at its address set forth herein or at such other address or to such other Person as the Assignee shall designate, all such payments and sums on account of the Rents, and no delivery thereof by the Lessee, such other lessee or such contracting party shall be of any force or effect unless made to the Assignee (or its designee), as herein provided. The Rents shall for all purposes be considered the property of the Assignee and not of the Assignor, whether before or after the occurrence of an Event of Default.

                                                  ASSIGNMENT OF LEASES AND RENTS

          4. Receipt of Notices. The Assignor hereby designates the Assignee (or its designee) to receive (in addition to, and not to the exclusion of, the Assignor) duplicate originals or copies of all notices, undertakings, demands, statements, documents, financial statements and other communications which the Lessee, any other lessee or any contracting party is required or permitted to give, make, deliver to or serve pursuant to the Assigned Lease, any Other Lease or any Contract. The Assignor agrees to direct (and hereby directs) the Lessee and such other lessee and contracting parties to deliver to the Assignee (or its designee), at its address set forth herein or at such other address or to such other Person as the Assignee shall designate, duplicate originals or copies of all such notices, undertakings, demands, statements, documents, financial statements and other communications, and no delivery thereof by the Lessee, such other lessee or such contracting party shall be of any force or effect unless made to the Assignor and also made to the Assignee (or its designee), as herein provided. The Assignor further agrees that upon receipt by the Assignor of any such notices, undertakings, demands, statements, documents, financial statements and other communications, the Assignor shall promptly deliver copies thereof to the Assignee unless the Assignor shall reasonably believe that the Assignee has already received such copies.

          5. Irrevocability; Supplemental Instruments. The Assignor agrees that this Assignment and the designation and direction to the Lessee set forth in Sections 3 and 4 of this Assignment are irrevocable and that it will not take any action as lessor under the Assigned Lease or otherwise which is inconsistent with this Assignment and that any action, assignment, designation or direction inconsistent herewith shall be void. The Assignor will from time to time execute and deliver all instruments of further assurance and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Assignment.

          6. Validity. The Assignor represents and warrants (on a continuing basis) and covenants to the Assignee that (i) the Assignor has not assigned or executed any assignment of, and will not assign or execute any assignment of its interest in the Assigned Lease, of any Other Lease, of any Contract or of any Rents or of any other subject matter of this Assignment to anyone other than the Assignee and any assignment, designation or direction by the Assignor inconsistent herewith shall be void, (ii) no Lease Event of Default has

                                                  ASSIGNMENT OF LEASES AND RENTS

occurred and is continuing and (iii) the Assignor has not done any act or executed any document that impairs the rights of the Assignee to the Assigned Lease or the Lease Rents under this Assignment.

          7. The Assignor Remains Liable. While the assignment made hereby is present, direct, absolute and continuing, it has been made for the purpose of providing the Assignee with security for the performance of the Assignor's obligations under the Credit Agreement and the Notes and the execution and delivery hereof shall not impair or diminish in any way the obligations of the Assignor under the Assigned Lease or impose any of such obligations on the Assignee. This Assignment shall not operate to cause the Assignee (or its designee) to be regarded as a mortgagee in possession. Neither the Assignee nor its designee shall be responsible or liable for performing any of the obligations of the Assignor under the Assigned Lease, any Other Lease or any Contract, for any waste by the Lessee or others, for any dangerous or defective conditions of the Properties, for negligence in the management, upkeep, repair or control of the Properties or any other act or omission by any other Person. Nothing contained herein shall operate or be construed to (i) obligate the Assignee (or its designee) to assume the obligations of the Assignor under the Assigned Lease, any Other Lease or any Contract, to perform any of the terms and conditions contained in the Assigned Lease, any Other Lease or any Contract or otherwise to impose any obligation upon the Assignee with respect to the Assigned Lease, any Other Lease or any Contract or (ii) place upon the Assignee (or its designee) any responsibility for the operation, control, care, management or repair of any of the Properties or any part thereof. Subject at all times to the terms and conditions of this Assignment, the Assignor will at all times promptly and faithfully perform in all respects, or cause to be performed in all respects, all of its covenants, conditions and agreements contained in the Assigned Lease, any Other Lease or any Contract now or hereafter existing on the part of the Assignor to be kept and performed.

          8. Amendments; Lessee's Consent. The Assignor will not enter into any agreement subordinating, amending, extending or terminating the Assigned Lease without the prior written consent thereto of the Assignee (the applicable standard for the giving or withholding of any such consent remaining subject to the terms of the Lease), and any such attempted subordination, amendment, modification, extension or termination without such consent shall be void. If the Assigned Lease, any Other Lease or any Contract shall be amended, it

                                                  ASSIGNMENT OF LEASES AND RENTS

shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto. The Assignor and the Assignee hereby consent to the provisions of Lessee's Consent attached to this Assignment and agree to be bound thereby.

          9. Absolute Assignment. The Assignor has, subject to and in accordance with the terms and conditions of this Assignment, assigned and transferred unto the Assignee all of the Assignor's right, title and interest in and to Rents now or hereafter arising from the Assigned Lease, any Other Lease or any Contract heretofore or hereafter made or agreed to by the Assignor, it being intended to establish an absolute transfer and assignment, subject to and in accordance with the terms and conditions of this Assignment, of all such Rents, the Assigned Lease, the Other Leases and the Contracts to the Assignee and not merely to grant a security interest therein. Subject to the terms of the Assigned Lease, the Assignee (or its designee) may in the Assignor's name and stead operate the Properties and rent, lease or let all or any portion of the Properties to any party or parties at such rental and upon such terms as the Assignee (or its designee) shall, in its discretion, determine.

          10. Ongoing Right to Collect Rents; Receivers. If notwithstanding the terms of this Assignment, a petition or order for sequestration of rents, or the appointment of a receiver or some similar judicial action or order is deemed required under applicable state law to allow the Assignee to continue to collect the moneys described in paragraphs 2 (a), (b), (c) and (d) of this Assignment, then it is agreed by the Assignor that any proof of claim or similar document filed by the Assignee in connection with the breach or rejection of the Assigned Lease by the Lessee thereunder or the trustee of any lessee under any federal or state insolvency statute shall for the purpose of perfecting the Assignee's rights conferred in said paragraph 2(d) be deemed to constitute action required under such state law. Upon the occurrence and during the continuance of an Event of Default, the Assignor hereby consents to the appointment of a receiver for any or all of the Properties as a matter of right and without any requirement for notice to the Assignor and without regard to the solvency of the Assignor or to the collateral that may be available for the satisfaction of the Notes and all other obligations under the Credit Agreement and the other Operative Agreements.

                                                  ASSIGNMENT OF LEASES AND RENTS

          11. Amendment. This Assignment may not be amended or otherwise modified except by a writing signed by the Assignor and the Assignee in accordance with the terms of the Credit Agreement.

          12. Notices. All notices, demands, requests, consents, approvals and other instruments under this Assignment shall be made in accordance with the notice provisions of the Participation Agreement.

          13. Successors and Assigns. All covenants, agreements, representations and warranties in this Assignment by the Assignor and the Assignee shall bind, and shall inure to the benefit of and be enforceable by, their respective successors and assigns.

          14. Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the obligations of the Assignor under the remainder of this Assignment shall continue in full force and effect.

          15. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE APPLICABLE PROPERTIES ARE LOCATED.

                                                  ASSIGNMENT OF LEASES AND RENTS

          16. Obligations Are Without Recourse. Anything to the contrary herein notwithstanding, the Assignor's liability for any sums due hereunder shall be limited in accordance with Section 9.14 of the Credit Agreement.

          17. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          18. Liens and Security Interests. The Lessor further intends and agrees that, for the purpose of securing the payment of all the amounts owing to the Lenders under the Operative Agreements, (i) this Assignment shall also be deemed to be a security agreement and financing statement within the meaning of
Article 9 of the Uniform Commercial Code; (ii) the assignment provided for in
Section 2 shall be deemed to be a grant by the Lessor to the Administrative Agent for the benefit of the Lenders. Lessor does hereby grant to the Administrative Agent for the benefit of the Lenders, a security interest in all of the right, title and interest of the Lessor in and to the items described in
Section 2 to the Adminis trative Agent for the benefit of the Lenders to secure all Loans advanced by the Lenders, together with interest thereon, and all other amounts payable under the Operative Agreements in connection therewith; (iii) the possession by the Administrative Agent or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessor shall be deemed to have been given for the purpose of perfecting such security interest under any Legal Requirement. The Lessor, the Lessee and Holdings shall, to the extent consistent with the Operative Agreements, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Assignment was deemed to create a security interest in the items described in Section 2 in accordance with this Section, such security interest would be deemed to be a perfected security interest and will be maintained as such throughout the Term.

                                                  ASSIGNMENT OF LEASES AND RENTS

          IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

                              FMS TRUST 1997-1, as Assignor

                              By:  WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely
                                   as Owner Trustee

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                  ASSIGNMENT OF LEASES AND RENTS


                              BANKERS TRUST COMPANY,
                              as Assignee


                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                                                      EXHIBIT A
                                                                      ---------

                                   EXHIBIT A 1/
                         TO ASSIGNMENT OF LEASE AND RENT


                                    [FORM OF]
                              SUPPLEMENT NO. __ TO
                          ASSIGNMENT OF LEASE AND RENT
                                ([City], [State])

     THIS SUPPLEMENT NO. __ (this "Supplement") , dated as of ____________ 19__, to the ASSIGNMENT OF LEASE AND RENT, dated as of March __, 1998 (the "Assignment"), made by FMS TRUST 1997-1, a Delaware business trust, as Lessor under the Lease dated as of March __, 1998 (as amended, modified, restated or supplemented from time to time, the "Lease"), among Fred Meyer, Inc., a Delaware corporation, and the Lessor, in favor of BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders. Capitalized terms used herein but not otherwise defined have the meanings specified in the Assignment.

     The parties hereto agree as follows:

     1. The Property. In accordance with the Assignment, the Lessor has executed this Supplement to subject the Lease, as supplemented by the Lease Supplement attached as Schedule 1 hereto, to the Assignment. The description of the Property is attached hereto as Schedule 2.

     2. Integrated Assignment. Following the execution and delivery of this Supplement, this Supplement, and all supplements previously delivered under the Assignment, shall constitute a part of the Assignment, and the Lease, as supplemented by the Lease Supplement attached as Schedule 1 hereto, is hereby assigned to the Administrative Agent for the ratable benefit of the Lenders pursuant to the provisions of Section 2 of the Assignment.

     3. Confirmation. Except as expressly supplemented hereby, the provisions of the Assignment are and shall remain in full force and effect. Further, the Lessor hereby reaffirms its obligations under the Assignment.

------------
1/ Note that the Supplement must be tailored to meet the requirements of the laws of the state or states in which the Properties are located.

                                                  ASSIGNMENT OF LEASES AND RENTS


     IN WITNESS WHEREOF, the Lessor has caused this Supplement to be duly executed as of the day and year first above written.


                                 FMS TRUST 1997-1

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity but solely as Owner Trustee

                                 By ____________________________________________
                                 Name:
Witness                          Title:
[                   ],
                                 as Lessor
--------------------------
print name:_______________


__________________________       By ____________________________________________
print name:_______________       Name:
                                 Title:



Acknowledged and accepted this
__ day of _______, 1998

                                                  ASSIGNMENT OF LEASES AND RENTS


BANKERS TRUST COMPANY

         Witness:


         --------------------------

         print name:_______________

By _______________________________
   Name:                               ________________________________________
   Title:                              print name: ____________________________

STATE OF __________    )
                       )  ss.:
COUNTY OF _________    )


     The foregoing Supplement No. ___ to the Assignment of Lease and Rent was acknowl edged before me, the undersigned Notary Public, in the County of __________, State of __________, this ____ day of __________, 199_, by
__________, as ____________ of [         ] a _________________, as Lessor.


[Notarial Seal)                                _____________________________
                                                       Notary Public




My commission expires: _______________

                                                                     Schedule 1


                               [Lease Supplement]

                                                                      Schedule 2


                            [Description of Property]

Consent of the Lessee to Supplement to Assignment of Lease and Rent

                    CONSENT AND ACKNOWLEDGMENT BY THE LESSEE
                    ----------------------------------------


     The undersigned hereby acknowledges receipt of a counterpart original of, and consents to, the foregoing Supplement No. __ dated as of ____________ ___, 19__ to the Assignment of Lease and Rent.

     The foregoing is furnished for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the undersigned, and the undersigned understands and intends that the Administrative Agent and the Lenders will rely on the foregoing and that the undersigned will be legally bound by the foregoing. This Consent and Acknowledgment shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent and Acknowledgment as of ____________ ___ 19__, pursuant to proper authority duly granted.



                                     FRED MEYER, INC.



                                     By _______________________________________
                                        Name:
                                        Title:

                                LESSEE'S CONSENT
                                ----------------

          Fred Meyer, Inc., a Delaware corporation (the "Lessee") hereby consents and agrees to all of the terms of the Assignment of Leases and Rents dated as of March __, 1998 (the "Assignment") made by FMS TRUST 1997-1 (the "Assignor") in favor of Bankers Trust Company, as administrative and collateral agent (the "Assignee") and further agrees as follows:

          1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Assignment, as such Assignment may be amended, supplemented or otherwise modified from time to time.

          2. Acknowledgments, Confirmations and Agreements. The Lessee acknowledges, confirms and agrees that: (a) the Lessee has the right, power and authority to enter into this consent (this "Consent"); (b) the Lease is in full force and effect and enforceable in accordance with its terms; (c) neither the Lessee nor, to the Lessee's knowledge, the Assignor is in default in the observance or performance of any condition or agreement to be observed or performed by the Lessee or the Assignor, respectively, thereunder; (d) no Lease Rents have been paid by the Lessee in advance except as provided in the Lease;
(e) no Rent has been waived, released, reduced, discounted or otherwise discharged or compromised by the Assignor; and (f) the Lessee has not received notice of any other assignment of the Lessor's interest in the Lease.

          3. Consent. (a) The Lessee, as lessee under the Lease, consents to the Assignment and each of the terms thereof, and agrees to pay and deliver to the Assignee (or its designee) all Lease Rents and other sums payable under the Lease without any offset, deduction, defense, abatement, deferment, diminution or counterclaim, and the Lessee will not assert any offset, deduction, defense (other than the defense of payment to the Assignee (or its designee)), abatement, deferment, diminution or counterclaim in any proceeding brought under the Assignment or with respect to the transactions contemplated therein or herein. The Lessee will not, for any reason whatsoever, seek to recover from the Assignee (or its designee) any moneys paid to the Assignee (or its designee) by virtue of the Assignment. The Lessee agrees (i) to deliver to the Assignee (or its designee) and the Assignor, at their addresses set forth in the Participation Agreement or at such other addresses as the Assignee or the Assignor, as the case may be, may designate, duplicate original or copies of all notices, undertakings, demands, statements, documents and other communications which the Lessee is required or permitted to deliver pursuant to the Lease or the Assignment; (ii) that, subject to the Excepted Rights, any notice delivered or declaration made to the Lessee by the Assignee (or its designee) pursuant to the Lease shall be effective as a notice given or declaration made to the Lessee by the Assignor as lessor under the Lease; (iii) that the Assignee (and its designee) shall not by reason of the Assignment be subject to any liability or obligation under the Lease;

and (iv) that, subject to the Excepted Rights, any waiver, consent or approval by the Assignor under the Lease shall not be valid unless approved in writing by the Assignee (or its designee).

          (b) The Lessee shall cause the Lease Rents and other sums payable to the Assignor under the Lease to be delivered to the Assignee (or its designee), as agent under the Credit Agreement, as an absolute net sum (except for any Excluded Taxes required to be withheld by applicable law), in such manner that the Assignee (or its designee) shall have "collected funds" on the date and at the time payments are due under the Lease.

          (c) The Lessee hereby agrees to remain obligated under the Lease and this Consent in accordance with their respective terms, and to take no action to terminate (except in accordance with the express terms of the Lease), annul, rescind or avoid the Lease or this Consent or to abate, reduce, offset, suspend or defer or make any counterclaim or raise any defense (other than the defense of payment to the Assignee (or its designee)) with respect to the Lease Rents payable thereunder or to cease paying such Lease Rents to the Assignee (or its designee) as provided herein.

          (d) The Lessee hereby agrees that upon the occurrence of a Lease Default or a Lease Event of Default, the Assignee (or its designee) shall have the right to deliver a notice of default under the Lease, which shall be effective for all purposes under the Lease as if sent by the Assignor.

          (e) The Lessee shall notify the Assignee (or its designee) at its address specified in the Participation Agreement, or such other address as the Assignee may designate, of any Lease Event of Default and agrees that no such default shall entitle the Lessee to terminate, annul, rescind or avoid the Lease or reduce or abate the Lease Rents or other sums payable thereunder.

          4. Amendment or Termination of the Lease or the Assignment; Assignee's Designation. The Lessee agrees that it will not, unilaterally or by agreement, subordinate, amend, supplement, modify, extend (except in accordance with the express terms of the Lease), discharge, waive or terminate (except in accordance with the express terms of the Lease) the Lease or this Consent or any provision of any thereof without the Assignee's prior written consent (the applicable standard for the giving or withholding of any such consent remaining subject to the terms of the Lease), and that any attempted subordination, amendment, supplement, modification, extension, discharge, waiver or termination without such consent shall be null and void. In the event that the Lease shall be amended or supplemented as herein permitted, the Lease, as so amended or supplemented, shall continue to be subject to the provisions of the Assignment and this Consent without the necessity of any further act by any of the parties hereto. Nothing in this Section 4 shall be construed as limiting or otherwise affecting in any way the Assignor's Excepted Rights or Shared Rights.

          5. Continuing Obligations of the Assignor and the Lessee. Neither the execution and delivery of the Assignment, nor any action or inaction on the part of the Assignee shall impair or diminish any obligations of the Assignor or the Lessee under the Lease, and shall not impose on the Assignee (or its designee) any such obligations, nor shall it impose on the Assignee (or its designee) a duty to produce Rents or cause the Assignee to be a mortgagee in possession for any purpose.

          6. Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Consent is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the Lessee that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Consent shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the obligations of the Lessee under the remainder of this Consent shall continue in full force and effect.

          IN WITNESS WHEREOF, the Lessee has caused this Consent to be duly executed as of this __ day of March, 1998.


                                       FRED MEYER, INC.

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                         PARTICIPATION AGREEMENT


                                                                  EXHIBIT B-1 TO
                                                         PARTICIPATION AGREEMENT
                                                         -----------------------


                         FORM OF MORTGAGE (FEE SIMPLE)
                         -----------------------------

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
300 South Grand Avenue
Los Angeles, California 90071
Attention:  John E. Mendez, Esq.




                                                  Space above for Recorder's use
                                                  ___________ County,

                            DEED OF TRUST, ASSIGNMENT
                          OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING
                          ----------------------------

          This DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, is made as of March 11, 1998 (the "Deed of Trust"), by WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity, but solely as Owner Trustee under the FMS TRUST 1997-1, a Delaware business trust, as trustor ("Trustor"), having its principal address at Wilmington Trust Compa ny, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 Attention: Corporate Trust Administration, FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee ("Trustee"), in trust and with power of sale, for the benefit of BANKERS TRUST COMPANY, having its principal address at 130 Liberty Street, New York, New York, 10006, Attention: Deal Administrator, as Administrative Agent and secured party ("Secured Party") for the benefit of the Lenders under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such Lenders and the Secured Party and other lenders, if any, are hereinafter called the "Creditors"). Capitalized terms used but not other wise defined herein shall have the meanings provided for such terms in that certain Credit Agreement, dated as of march 11, 1997, among Trustor, as the Borrower, the Lenders named therein, Secured Party, as Administrative Agent and The Chase Manhattan Bank, as Syndica tion Agent (as amended, modified or supplemented from time to time, the "Credit Agree ment").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          THIS DEED OF TRUST is executed, acknowledged and delivered by Trustor to secure and enforce the following obligations (herein called the "Obligations"):

          (A) the payment and/or performance when due of (i) principal of and interest on the Notes issued, and Loans made, under the Credit Agreement,
     (ii) the Commit ment Fees and (iii) all other obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Trustor to the Creditors now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Operative Agreements and the due performance and compliance by the Trustor with all of the terms, conditions and agreements contained in the Credit Agree ment and the other Operative Agreements (all such principal, interest, obligations and liabilities being herein collectively called the "Credit Agreement Obligations");

          (B) the payment when due of any and all sums advanced by the Secured Party in order to preserve the Property or preserve its security interest in the Property;

          (C) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Trustor referred to in clause (A), after an Event of Default shall have occurred and be continuing, reimbursement of the reason able expenses of foreclosing, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Property (as defined below), or of any exercise by the Secured Party or any Creditor of its rights hereunder, together with reasonable attorneys' fees and court costs;

          (D) all renewals, extensions, amendments and (v) all amounts paid by any Creditor as to which such Creditor has the right to reimbursement under this Deed of Trust; and

          (E) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described above;

          NOW, THEREFORE, with reference to the foregoing recitals, in reliance thereon and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:


                                GRANTING CLAUSES

                 TRUSTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY
                     GRANTS, CONVEYS, ASSIGNS AND TRANSFERS:

          (A) To Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all of its present and future right, title and interest in and to that certain real property more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), together with all right, title and interest that Trustor now has or may hereafter acquire in:

          (1) all fixtures now or hereafter affixed to the Land, including any and all buildings, constructions and improvements now or hereafter erected upon the Land (the "Improvements", the Land and the Improvements being hereinafter collectively called the "Premises"), together with all machinery, apparatus, equipment, fittings, fixtures, materials and supplies and all other property of every kind and nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located, placed, attached, affixed or installed upon or in the Premises, or appurtenances thereto, and used or usable in connection with the present or future construction, operation or occupancy of the Premises (collectively, "Equipment"); all of the property de scribed in this subparagraph (1) whether now or hereafter placed thereon being hereby defined to be real property;

          (2) all deposits made with or other security given to utility compa nies by Trustor with respect to the Premises, and all advance payments of insurance premiums made by Trustor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

          (3) all leases, subleases and other agreements affecting the use or occupancy of the Premises or any portion thereof now or hereafter existing or entered into by Trustor (individually a "Lease", and collectively, the "Leases"), and all rents, additional rents, issues, profits, royalties, revenue, income, proceeds and other benefits presently or in the future derived therefrom or otherwise from the Premises (collectively, the "Rents"); subject, however, to the right, power and authority hereinafter conferred upon Secured Party or reserved to Trustor to collect or apply such rents, additional rents, issues, profits, royalties, revenue, income, proceeds and other benefits;

          (4) all operating, management, franchise and use agreements, licenses or contracts relating to the development, operation or use of the Premises or any portion thereof, together with all permits, authorizations or certificates required or used in connection with the ownership of, or the opera tion or maintenance of the Premises to the fullest extent Trustor can grant, convey, assign and transfer such agreements, licenses or contracts;

          (5) all easements, estates, rights, titles, interests, privileges, liber ties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or any portion thereof, including, without limitation, all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights and water stock, and any land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises;)

          (6) all estate, interest, right, title, claim or demand, including claims or demands with respect to the proceeds of and any unearned premiums on any insurance policies covering the Premises or the Equipment, which Trustor now has or may hereafter acquire to the extent granted to Secured Party in Section 1.9, and to the extent granted in Section 1.15 herein, any and all awards made for the taking by eminent domain or condemnation, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including without limitation, any awards resulting from a change of grade of streets or for severance damages;

          (7) all governmental permits relating to construction, all names under or by which the Premises may at any time be operated or known (registered or unregistered, and without representation or warranty) for use, however, solely in connection with the Premises to the fullest extent Trustor can grant, convey, assign and transfer the same; and all rights to carry on business under any such names or any variant thereof, and, all trademarks, names, patents pending and goodwill to the fullest extent Trustor can grant, convey, assign and transfer the same;

          (8) all estate, right, title, claim or demand whatsoever of Trustor, either in law or in equity, in possession, reversion, remainder or expectancy, in and to the Premises or any other property described in the other paragraphs of these Granting Clauses;

          (9) all proceeds and avails of the conversion, voluntarily or involun tarily, of any of the foregoing into cash or liquidated claims, including, but not limited to, condemnation awards (subject to provisions of Section
     1.15 herein) and proceeds of insurance (subject to the provisions of
     Section 1.9 herein), of any causes of action (whether arising in tort, contract, fraud or concealment of a material fact) for any damage or injury to any of the foregoing, or of any conveyance of the Premises or any part thereof; and

          (10) the right, in the name and on behalf of Trustor to appear in and defend any action or proceeding with respect to the Premises or any other property described in the other paragraphs of these Granting Clauses, and to commence any action or proceeding to protect the interests of Secured Party therein.

          All of the property conveyed or intended to be conveyed to Trustee in Paragraph (A), and (1) through (11) above, is hereinafter referred to as the "Real Property."

          (B) To Secured Party, as secured party, to the extent of Trustor's interest therein, a security interest in any portion of the Real Property which may be construed to be personal property and, to the extent of Trustor's right, title and interest therein, in all other personal property of every kind and description, whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construc tion or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to, the Real Property, including Trustor's right, title and interest in and to the following:

               (1) all water rights appurtenant to such Real Property together with all pumping plants, pipes, flumes and ditches, all rights to the use of water as well as all rights in ditches for irrigation of the Real Property, all water stock relating to the Real Property, shares of stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others, and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Real Property;

               (2) all plans and specifications prepared for construction of the Improvements and all studies, data and drawings related thereto; and also all contracts and agreements of Trustor relating to the aforesaid plans and specifi cations or to the aforesaid studies, data and drawings, or to the construction of the Improvements;

               (3) all equipment, machinery, fixtures, goods, accounts, general intangibles, documents, instruments and chattel paper, and all other personal property of every kind and description;

               (4) all substitutions and replacements of, and accessions and addi tions to, any of the foregoing;

               (5) all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Real Property or any buildings or structures on the Real Property, together with all deposits and other proceeds of the sale thereof; and

               (6) all proceeds of any of the foregoing, including, without limita tion, proceeds of any voluntary or involuntary disposition or claim respecting any part thereof (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.

               All of the property conveyed or intended to be conveyed to Secured Party in Paragraph (B), and (1) through (6) above, is hereinafter referred to as the "Personal Property."

               All of the Real Property and the Personal Property is referred to herein collectively as the "Property."

               AND TRUSTOR COVENANTS AND AGREES WITH SECURED PARTY AS FOLLOWS:

                                   ARTICLE 1.
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                          AND AGREEMENTS OF THE TRUSTOR

               1.1 Title to the Property. Trustor represents and warrants that it holds good, marketable and insurable fee title to the Property, free and clear of any Liens and encumbrances (except for Permitted Encumbrances);
     (ii) that this Deed of Trust is a valid first Lien upon the Property, and that it has not created any other Lien or encumbrance upon the Property which will remain undischarged after recording of this Deed of Trust (except Permitted Encumbrances); (iii) that Trustor has full power and lawful authority to encumber the Property in the manner set forth herein; and (iv) that there are no defenses or offsets to this Deed of Trust or to the Obligations which it secures. Trustor shall not, directly or indirectly, create or suffer to be created any Lien upon any portion of the Property (except for Permitted Encumbrances). Trustor shall, subject to Permitted Encumbrances, preserve such title and the validity and priority of the Lien hereof and shall forever warrant and defend the same to Secured Party against the claims of all Persons and parties whatsoever.

               1.2 Deed of Trust Authorized. The execution and delivery of this Deed of Trust has been duly authorized by Trustor, and there is no provision in the charter or bylaws of Trustor requiring further consent for such action by any other Person. Trustor is duly organized and validly existing under the laws of the State of Delaware, and has all necessary material licenses, authorizations, registrations, permits and/or approvals and full power and authority to own its properties and carry on its business as presently conducted, and the execution and delivery by it of, and perfor mance by it of its obligations under this Deed of Trust will not result in Trustor being in default under any provision of its charter or bylaws or of any other material agree ment to which Trustor is a party or which materially affects the Property or any material part thereof or any other property of Trustor.

               1.3 Operation of the Property. Trustor has, and with respect to the construction of any new buildings or structures upon the Premises during the term hereof will obtain, all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operation and management of the Property, including, without limitation, all required environmental permits, all of which, with respect to Improvements existing as of the date hereof, are, to the best of Trustor's knowledge, in full force and effect and not subject to any revocation, undis closed amendment, release, suspension, forfeiture or the like. The present and contemplated use and occupancy of the Property does not conflict with or violate any such material certificate, license, authorization, registration, permit or approval. Trustor will promptly deliver to Secured Party, at its reasonable request, true copies of all such material certificates, licenses, authorizations, registrations, permits and approvals.

               1.4 Agreements. Except as permitted hereunder and under the Credit Agreement, and except for any prior encumbrance which has been or will be dis charged upon recordation of this Deed of Trust, Trustor has not entered into any contract or other agreement providing for the transfer, conveyance or encumbrance of the Property or any part thereof or interest therein.

               1.5 Payment and Performance of Obligations. Trustor shall pay all of the Obligations when due and without offset or counterclaim. Trustor shall observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Deed of Trust.

               1.6 Maintenance, Repair, Alterations, Etc. Trustor shall: (a) keep and maintain the Property in good condition and repair (subject to ordinary wear and tear); make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraor dinary, foreseen and unforeseen; (b) not construct any new Improvements or remove, demolish, change or alter any of the existing Improvements if such construction, removal, demolition, change or alteration would materially adversely affect Secured Party's Lien or security interest hereunder; (c) subject to Sections 1.9 and 1.15, promptly restore any Improvement which may be materially damaged or destroyed so that the same shall be at least equal to its value, condition, character, bulk, floor area and height immediately prior to the damage or destruction, and promptly pay when due all claims for labor performed and materials furnished therefor; (d) comply in all material respects with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Property or any part thereof or the use thereof or requiring any alterations or improvements; (e) not commit or permit any waste or deterioration (usual wear and tear excepted) of the Property; (f) keep and maintain the grounds, sidewalks, parking and landscape areas which are part of the Premises in good and neat order and repair; (g) comply in all material respects with the provisions of any Lease, easement or other agreement affecting all or any part of the Property; (h) not commit, suffer or permit any act to be done in or upon the Property in material violation of any law, ordinance, regulation, covenant, condition or restric tion now or hereafter affecting the Property or any parts thereof or the use thereof; and (i) not permit the Improvements or any part thereof to become deserted or unguarded.

               1.7 Required Insurance.

               Trustor shall at its expense, at all times, maintain and keep in full force and effect policies of insurance to the extent required by the terms of Section 5.3 of the Credit Agreement and the other Operative Agreements.

               1.8 Policy Provisions, Etc.

               (a) Each policy of insurance maintained by Trustor pursuant to
     Section 1.7 shall (1) provide for the benefit of the Creditors that 30 days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Secured Party; (2) name the Secured Party for the benefit of the Creditors as the loss payee (except for (i) instances where a landlord under a lease.has required that it be named a loss payee and (ii) errors and omissions insurance and other third party liability insurance); and (3) to the extent that neither the Secured Party nor the Creditors shall be liable for premiums or calls, name the Secured Party for the benefit of the Lenders as an additional insured.

               (b) Trustor shall pay as and when the same become due and payable the premiums for all insurance policies that Trustor is required to maintain hereunder, and all such policies shall be non-assessable. Trustor will deliver to Secured Party concurrently herewith certificates setting forth in reasonable detail the terms (including, without limitation, any applicable notice requirements) of all insurance policies that Trustor is required to maintain hereunder together with true and complete copies of such policies. Trustor shall also provide to Secured Party copies of such policies certified by the insurance companies issuing them promptly after Secured Party's request therefor; provided, however, that Secured Party may not request copies of such insurance policies more than once each calendar year unless an Event of Default has occurred and is continuing. Trustor will deliver to Secured Party, concurrently with each change in any such insurance policy relating to Trustor, a certificate with respect to such changed insurance policy certified by Trustor, in the same form and containing the same information as the certificates required to be delivered by Trustor pursuant to the first sentence of this subparagraph and with each renewal a certificate of Trustor certifying that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect.

               (c) Not later than thirty (30) days prior to the expiration, termination or cancellation of any insurance policy which Trustor is required to maintain hereun der, Trustor shall obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Secured Party a certificate and a true and complete copy of such policy or policies which comply with the requirements of Sections 1.7 and 1.8(a), or a copy of the binding commitment for such policy or policies. Trustor shall also provide to Secured Party originals of such policies or copies thereof certified by the insurance companies issuing them as soon as reasonably possible after Secured Party's request therefor.

               (d) Within thirty (30) days following the end of each policy period, and concurrently with the delivery of each replacement policy pursuant to Section 1.8(c), Trustor will deliver to Secured Party a report or reports by Trustor setting forth the particulars as to all insurance obtained by Trustor pursuant to Section 1.7 or Section 1.8 then in effect and stating that all premiums then due thereon have been paid to the applicable insurers, and that the same are in full force and effect.

               (e) From time to time, upon the occurrence of any material change in the use or operation of the Property, or in the availability of insurance required hereunder in the area in which the Property is located, Trustor will give Secured Party prompt notice of such change. Trustor will not take out separate or additional insur ance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Deed of Trust unless such insurance complies with this
     Section 1.8.

               1.9 Insurance Proceeds.

               (a) Trustor shall give prompt written notice to Secured Party of the occurrence of any damage to or destruction of the Property in an amount exceeding $500,000 to repair or replace, whether or not covered by insurance.

               (b) In the event of any damage to or destruction of the Property or any part thereof, all proceeds of insurance shall be payable to Secured Party, and Trustor hereby authorizes and empowers Secured Party, at Secured Party's option and in Secured Party's sole discretion as attorney-in-fact for Trustor, to make proof of loss, adjust and compromise any claim in excess of $500,000 under any policy of insurance in effect with respect to the Property, appear in and prosecute any action arising from such insurance policies, collect and receive insurance proceeds and deduct therefrom Secured Party's expenses incurred in the collection of such proceeds.

               (c) In the event of any damage to or destruction of the Premises or any part thereof, Secured Party shall hold the balance of all insurance proceeds received (after deducting expenses) pursuant to Section 1.9(b) above, to be used to pay or reimburse Trustor in accordance with normal construction loan funding procedures for the costs of reconstructing of the Premises if the following conditions are satisfied within sixty (60) days from the date of the damage or destruction:

                    (i) Trustor satisfies Secured Party that after such reconstruc tion is completed, the value of the Premises, as determined by Secured Party in its sole discretion, will not be less than the appraised value of the same immediately prior to the damage or destruction;

                    (ii) in Secured Party's opinion, the amount of such proceeds is sufficient to pay all costs of such reconstruction or Trustor deposits additional funds with Secured Party sufficient to pay the additional costs;

                    (iii) Trustor has delivered to Secured Party (A) a construction contract for the work of reconstruction in form and content acceptable to Secured Party with a contractor reasonably acceptable to Secured Party, (B) a copy of each permit and approval required by law in connection with the reconstruction, and (C) a surety bond for or guaranty to Secured Party of payment for and completion of the reconstruction, in form and substance reasonably satisfactory to Secured Party, in an amount no less than the estimated costs of the reconstruction under the construction contract; and

                    (iv) no Default or Event of Default has occurred and is continuing hereunder, under the Credit Agreement or under any of the other Operative Agreements.

If the insurance proceeds are held by Secured Party to be used to pay or reimburse Trustor for the cost of reconstruction of the Premises, the Premises shall be promptly and diligently restored by Trustor to the equivalent of their condition immediately prior to the casualty in accordance with plans and specifications approved by Secured Party or to such other condition as Secured Party may approve in writing, and disbursements of such proceeds shall be in accordance with disbursement procedures acceptable to Secured Party.

               (d) Any insurance proceeds not required to reconstruct the Premises or to satisfy the conditions set forth in clauses (i) through (v) of Section 1.9(c) above shall be applied in the manner set forth in Section
     3.3 hereof as if the same were proceeds of sale; provided, however, that if after applying the insurance proceeds as set forth above Secured Party determines that the remaining security is inadequate to secure the remaining Obligations, Trustor shall, immediately upon demand from Secured Party, repay the principal of the Notes and Loans by an amount that will reduce the Obligations to a balance for which the Secured Party's Lien and security interest herein is adequate.

               (e) Provided that no Default or Event of Default has occurred (whether or not continuing), in the event that the damage to or destruction of the Property is an amount less than $500,000 to repair or replace, Trustor shall be entitled to receive all such proceeds and to apply such proceeds to the payment of the costs and expenses of repairing, restoring and operating the Property.

               (f) In the event of the foreclosure of this Deed of Trust pursuant to Section 4.1 or other transfer of the title to the Property in extinguishment, in whole or in part, of the Obligations secured hereby, all right, title and interest of Trustor in and to any insurance policy then in force or any proceeds thereof or any rights thereunder, shall pass to the purchaser or grantee at any foreclosure sale notwithstanding the amount of any bid at such foreclosure sale.

               1.10 Indemnification; Subrogation; Waivers.

               (a) The Trustor agrees to indemnify, reimburse and hold the Secured Party, and each of the other Creditors and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 1.10 referred to individually as "Indemnitee" and collectively as "Indemnitees") harmless from any and all liabili ties, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 1.10 the foregoing are collectively called "expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Deed of Trust, any other Operative Agreement or the documents executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Property (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage) or any contract claim; provided, however, that Trustor shall not be required to indemnify any Indemnitee for any expenses caused by the gross negligence or willful misconduct of such Indemnitee. Trustor agrees that upon written notice by any Indemnitee of any assertion that could give rise to an expense, Trustor shall assume full responsibility for the defense thereof.

               (b) Without limiting the application of Section 1.10(a), Trustor agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by Trustor in this Deed of Trust or any of the other Operative Agreements or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Deed of Trust or any of the other Operative Agreements.

               (c) If and to the extent that the obligations of Trustor under this Section 1.10 are unenforceable for any reason, Trustor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations (other than any such obligations caused by the gross negligence or willful misconduct of any Indemnitee) which is permissible under applicable law.

               (d) Any amounts paid by any Indemnitee as to which such Indemni tee has the right to reimbursement shall constitute Obligations secured under this Deed of Trust. The indemnity obligations of Trustor contained in this Section 1.10 shall continue in full force and effect notwithstanding the full payment of all Obligations and notwithstanding the discharge thereof.

               (e) Trustor waives any and all right to claim or recover against Indemnitees for loss or damage to Trustor, the Property, Trustor's property or the property of others under Trustor's control from any cause insured against or required to be insured against by the provisions of this Deed of Trust, except any such loss or damage caused by the gross negligence of willful misconduct of any such Indemnitee.

               (f) All sums payable by Trustor under this Deed of Trust shall be paid without counterclaim, setoff, or deduction and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Secured Party, any of the Creditors or Trustor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Secured Party, any of the Creditors or Trustor; (v) any claim which Trustor has or might have against Secured Party, or any of the Creditors; (vi) any default or failure on the part of Secured Party to perform or comply with any of the terms hereof; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Trustor shall have notice or knowledge of any of the foregoing. Trustor waives to the extent permissible by law all rights now or hereafter conferred by statute or otherwise to any abatement, suspen sion, deferment, diminution or reduction of any of the Obligations.

               1.11 Impositions.

               (a) Trustor will pay when due all real property taxes and assess ments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, public, governmental or nongovernmental levies, assessments or charges, such as assessments on appurtenant water stock, maintenance charges, owner association dues or charges and fees, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon any of the Property, or arising in respect of the operation, occupancy, use or possession thereof (all of which taxes, assessments and other public, governmental or nongovernmental charges of like or different nature are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the payer be paid, in installments, Trustor may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same may become due.

               (b) If under the provisions of any law or ordinance now or hereafter in effect there shall be assessed or imposed: (i) a tax or assessment on the Property in lieu of or in addition to the Impositions payable by Trustor pursuant to subparagraph (a) hereof, or (ii) a license fee, tax or assessment imposed on Secured Party and measured by or based in whole or in part upon the amount of the outstanding Obliga tions, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in subparagraph (a) hereof, and Trustor shall pay and discharge or cause to be paid and discharged the same as herein provided or shall reimburse or otherwise compensate Secured Party for the payment thereof. In the event any such law or ordinance specifically provides that Trustor may not pay, reimburse or otherwise compensate Secured Party for the payment of such tax, assessment or fee, then, at the option of Secured Party, Secured Party may declare all of the Obligations to be due and payable within sixty (60) days and the failure of Trustor to pay the Obligations within such period shall be an Event of Default entitling Secured Party to exercise any of the remedies set forth in this Deed of Trust.

               (c) Subject to the provisions of subparagraph (d) hereof, Trustor covenants to furnish to Secured Party, within thirty (30) days after the date when any interest or penalty shall accrue for nonpayment of Impositions, official receipts of the appropriate taxing or other authority, or other proof reasonably satisfactory to Secured Party, evidencing the payment thereof.

               (d) If an Event of Default shall occur and be continuing, at the request of Secured Party, Trustor shall pay to Secured Party on the first Business Day of each month an amount equal to one-twelfth of the annual total of Impositions estimated by Secured Party to be assessed against the Property in order to pay the installment of Impositions next due on the Property. In such event, Trustor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Secured Party. Provided Trustor has deposited sufficient funds with Secured Party pursuant to this Section 1.11, Secured Party shall pay on or prior to the due date thereof, such amounts as may be due thereunder out of the funds so deposited. Notwithstanding the foregoing, nothing contained herein shall cause Secured Party to be deemed a trustee of said funds or obligate Secured Party to pay any amount in excess of the amount deposited pursuant to this Section 1.11. If at any time and for any reason the funds deposited with Secured Party are or will be insufficient to pay such amounts as may then be due, Secured Party shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Secured Party. Should Trustor fail to deposit with Secured Party sums sufficient to fully pay such Impositions when due, Secured Party may, at Secured Party's election, but without any obligation to do so, advance any amounts required to make up the deficiency. Trustor shall, on demand, reimburse Secured Party for said amount. Should an Event of Default occur and be continuing hereunder, Secured Party may, at any time at Secured Party's option, apply any sums or amounts then held by it pursuant hereto (including, without limitation, any income earned thereon) to the payment or discharge of the Obligations in the manner set forth in
     Section 3.3 hereof as if the same were proceeds of sale. The receipt, use or application of any such sums paid by Trustor to Secured Party hereunder shall not be construed to affect the maturity of any of the Obligations or to otherwise affect any of the rights or powers of Secured Party hereunder or any of the obligations of Trustor hereunder.

               (e) Trustor will pay all taxes, charges, filing, registration and recording fees, excises and levies imposed in connection with the recording of this Deed of Trust or imposed upon Secured Party by reason of its ownership of this Deed of Trust or any mortgage supplemental hereto, and shall pay any and all Internal Revenue stamp taxes and other taxes required to be paid on any of the Obligations (other than taxes required to be paid by the Lenders pursuant to Section 2.15 of the Credit Agreement). In the event Trustor fails to make any such payment within five (5) Business Days after written notice thereof from Secured Party, then Secured Party shall have the right, but shall not be obligated to, pay the amount due and Trustor shall, on demand, reimburse Secured Party for said amount.

               1.12 Utilities. Trustor will pay when due all utility charges which are incurred by Trustor for the benefit of the Property or which may become a charge or Lien against the Property for gas, electricity, steam, water or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting the Property whether or not such taxes, assessments or charges are Liens thereon.

               1.13 Actions Affecting Property. Trustor will appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Secured Party hereunder; and Trustor will pay all reasonable costs and expenses incurred by Trustor, including cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding.

               1.14 Actions by Secured Party to Preserve Property. Should Trustor fail to pay or perform any of the Obligations, after expiration of any applicable notice and cure period, Secured Party may pay or perform the same in such manner and to such extent as it may deem necessary in its sole discretion. In connection therewith, without limiting its general powers, Secured Party shall have and is hereby given the right, but not the obligation: (a) to enter upon and take possession of the Premises; (b) to make additions, alterations, repairs and improvements to the Property which are reasonably necessary or proper to keep the Property in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Secured Party; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which may affect the security of this Deed of Trust or be prior or superior hereto; and (e) in exercising such powers, to pay all necessary expenses, including the reasonable fees and expenses of counsel or other necessary or desirable consultants. Trustor shall, on demand therefor by Secured Party, pay or reimburse Secured Party for all reasonable costs and expenses incurred by Secured Party in connection with the exercise by Secured Party of the foregoing rights, including, without limitation, cost of evidence of title, court costs, appraisal costs, surveys and reasonable attorneys' fees. In the event this Deed of Trust is placed in the hands of an attorney for the collection of any sum secured hereby, Trustor agrees to pay on demand all reasonable costs of collection, including reason able attorneys' fees, incurred by Secured Party, either with or without the institution of any action or proceeding, and in addition to all costs, disbursements and allowances provided by law.

               1.15 Eminent Domain.

               (a) Should the Property or any part thereof or interest therein, be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner ("Condemnation"), or should Trustor receive any notice or other information thereof, Trustor shall give prompt written notice thereof to Secured Party.

               (b) If requested by Secured Party, Trustor shall file or otherwise defend its rights under the condemnation proceeding and prosecute the same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Secured Party for disposition pursuant to the terms of this Deed of Trust. Trustor may be the nominal party in such proceeding, but Secured Party shall be entitled to participate in and to control the same and to be represented therein by counsel of its choice, and Trustor will deliver or cause to be delivered to Secured Party such instruments as may be requested by it from time to time to permit such participa tion. If the Property or any part thereof is taken or diminished in value, or if the consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Trustor by virtue of its interest in the Property shall be and hereby is assigned, transferred and set over unto Secured Party to be held by it, in trust, subject to the Lien and security interest of this Deed of Trust. Any such award or settlement shall be first applied to reimburse Trustor and Secured Party for all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement shall be, at Secured Party's option:

                    (i) applied in the manner set forth in Section 3.3 hereof as if the same were proceeds of sale; or

                    (ii) held by Secured Party to be used in accordance with the provisions of Section 1.10(c) above to pay or reimburse Trustor for the costs of rebuilding, reconstruction or repair of the Premises if the conditions set forth in such section are satisfied within thirty (30) days from the date of such award or settlement;

     provided, however, that if after applying the award or settlement as set forth above Secured Party determines that the remaining security is inadequate to secure the remaining Obligations, Trustor shall, immediately upon demand from Secured Party, repay the principal of the Notes and Loans by an amount that will reduce the Obliga tions to a balance for which the Secured Party's Lien and security interest herein is adequate.

               1.16 Successors and Assigns. This Deed of Trust applies to, inures to the benefit of and binds the parties hereto and their respective successors and assigns. In the event the ownership of the Property becomes vested in a Person other than Trustor, Secured Party may, without notice to Trustor, deal with such successor or successors in interest with reference to this Deed of Trust and the Obligations in the same manner as with Trustor, and may alter the interest rate and/or alter or extend the terms of payment of any of the Obligations without notice to Trustor and such action shall not in any way affect the liability of Trustor here-under or the Lien or priority of this Deed of Trust with respect to any part of the Property covered hereby.

               1.17 Liens. Trustor will pay or procure the discharge of, at Trustor's cost and expense, all Liens (other than Permitted Lien) upon the Property or any part thereof or interest therein within ten (10) Business Days after Trustor learns of the filing thereof. If Trustor shall fail to discharge any such Lien within such ten (10) Business Day period, then, in addition to any other right or remedy of Secured Party, Secured Party may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law; and all funds advanced by Secured Party to pay such obligations, liabilities, costs and expenses (together with interest thereon at the Default Rate from the date of demand until paid) shall be reimbursed by Trustor upon demand by Secured Party; and all such advances with interest thereon as aforesaid shall be secured hereby.

               1.18 Secured Party's Powers. Without affecting the liability of any other Person liable for the payment of any obligation herein mentioned, and without affecting the Lien or charge of this Deed of Trust upon any portion of the Property not then or theretofore released as security for the Obligations, Secured Party may, from time to time and without notice, but subject to Section 9.1 of the Credit Agreement: (a) release any Person so liable; (b) extend the maturity or alter any of the terms of any such obligation; (c) grant other indulgences; (d) release or cause to be released at any time at Secured Party's option any parcel, portion or all of the Property; (e) take or release any other or additional security for any obligation herein mentioned; (f) while an Event of Default is continuing, make compositions or other arrangements with debtors or other mortgagors in relation to this Deed of Trust; (g) advance additional funds to protect the security hereof;
     (h) while an Event of Default is continuing, pay or discharge any or all of the Obligations; (i) consent in writing to the making of any map or plat thereof; (j) join in granting any easement thereon; or (k) join in any extension agreement or any agreement subordinating the Lien or charge hereof; and, in any case referred to in clauses (g) or (h), all amounts so advanced, with interest thereon at the Default Rate from the date of demand until paid, shall be secured hereby.

               1.19 Permitted Contests. Notwithstanding anything to the contrary contained in this Deed of Trust, Trustor at its expense may contest (after prior written notice to Secured Party), by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or Lien therefor or any law, ordinance, regula tion, covenant, condition or restriction or the application of any instrument of record affecting the Property or any part thereof or any claims of mechanics, materialmen, suppliers or vendors and Lien therefor; provided that (a) in the case of any Impositions or Lien therefor or any claims of mechanics, materialmen, suppliers or vendors and Lien therefor, such proceedings shall suspend the collection thereof from Secured Party and the Property, (b) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Trustor pays the amount or satisfies the condition being contested, and Trustor would have the opportunity to do so in the event of Trustor's failure to prevail in the contest, (c) Secured Party and the Creditors shall not, by virtue of such permitted contest, be in any danger of any criminal liability, or any civil liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien which would have priority over the Lien of this Deed of Trust, and (d) Trustor shall have furnished to Secured Party a good and sufficient bond or surety as reasonably requested by and reasonably satisfactory to Secured Party if the failure to comply with such Imposition, law, ordinance, regulation, covenant, condition or restriction will result in a Lien or charge against the Property in excess of $500,000.

               1.20 Continued Occupancy. If at any time the then existing use or occupancy of any part of the Property shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, Trustor shall not cause or permit such use or occupancy to be discontinued without the prior written consent of Secured Party.

               1.21 Inspections. Subject to the provisions of any Lease or any applicable law, Trustor hereby authorizes Secured Party, its agents, representatives or workmen, to enter at any reasonable time during normal business hours after at least twenty-four (24) hours advance notice to Trustor (except that with respect to any emergency, Secured Party, its agents, representatives or workers may enter during such time of emergency) upon or in the Premises for the purpose of inspecting the same, and for the purpose of performing any of the acts which Secured Party is authorized to perform under the terms of this Deed of Trust.

               1.22 Actions by Trustee. At any time, or from time to time, without liability therefor and without notice, upon written request of Secured Party and presentation of this Deed of Trust, and without affecting the personal liability of any Person for payment of the Obligations secured hereby or the effect of this Deed of Trust upon the remainder of the Property, Trustee may (i) reconvey any part of the Property; (ii) consent in writing to the making of any map or plat thereof; (iii) join in granting any easement thereon; or (iv) join in any extension agreement or any agree ment subordinating the Lien or charge hereof.

               1.23 Hypothecation, Transfers. Trustor shall not, except as expressly permitted by the Credit Agreement, hypothecate, convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of the Property.


                                   ARTICLE 2.
                               SECURITY AGREEMENT

               2.1 Creation of Security Interest. This Deed of Trust creates a Lien on the Property, and to the extent the Property is not real property under applicable law (such Property hereinafter referred to as the "Secured Property"), this Deed of Trust constitutes a security agreement under the Uniform Commercial Code and any other applicable law.

               The grant of a security interest to Secured Party in the granting clauses of this Deed of Trust shall not be construed to derogate from or impair the Lien or provisions of or the rights of Secured Party under this Deed of Trust with respect to any property described herein which is real property or which the parties have agreed to treat as real property. The hereby stated intention of Trustor and Secured Party is that everything used in connection with the production of income from such real property or adopted for use thereon is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the land or the improvements thereon. If required by Secured Party, at any time during the term of this Deed of Trust, Trustor will execute and deliver to Secured Party, in form satisfactory to Secured Party, additional security agreements, financing statements and/or other instruments covering all Personal Property or fixtures of Trustor which may at any time be furnished, placed on, or annexed or made appurtenant to the Real Property or used, useful or held for use, in the operation of the Improvements.

               Trustor hereby irrevocably constitutes and appoints Secured Party the attorney-in-fact of Trustor, to execute, deliver and file with the appropriate filing officer or office such security agreements, financing statements and/or other instru ments as Secured Party may reasonably request or reasonably require in order to impose and perfect the Lien and security interest hereof more specifically on the Personal Property or any fixtures.

               If Trustor enters into a separate security agreement with Secured Party relating to any of the Personal Property or fixtures, the terms of such security agree ment shall govern the rights and remedies of Secured Party in the event of a default thereunder.

               It is understood and agreed that, in order to protect Secured Party from the effect of Uniform Commercial Code Section 9313, as amended from time to time, in the event that (i) Trustor intends to purchase any goods which may become fixtures attached to the Premises, or any part thereof, and (ii) such goods will be subject to a purchase money security interest held by a seller or any other party:

               (a) Except as provided in Section 7 of the Credit Agreement, Trustor shall, before executing any security agreement or other document evidencing such security interest, obtain the prior written approval of Secured Party, and all requests for such written approval shall be in writing and contain the following information:

                    (i) a description of the fixtures to be replaced, added to, installed or substituted;

                    (ii) the address at which the fixtures will be replaced, added to, installed or substituted: and

                    (iii) the name and address of the proposed holder and pro posed amount of the security interest.

     Trustor's execution of any such security agreement or other document evidencing such security interests in contravention of this subparagraph
     (a) shall be a material breach of Trustor's covenants under this Deed of Trust, and shall, at the option of Secured Party, entitle Secured Party to all rights and remedies provided for herein upon the occurrence and continuance of an Event of Default. No consent by Secured Party pursuant to this subparagraph shall be deemed to constitute an agreement to subordinate any right of Secured Party in fixtures or other property covered by this Deed of Trust.

               (b) If at any time Trustor fails to make any payment when due and payable on an obligation secured by a purchase money security interest in any fixture, Secured Party, at its option, may at any time pay the amount secured by such security interest and the amount so paid shall be payable on demand by Trustor to Secured Party.

               (c) Secured Party shall have the right to acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or nonnegotiable instruments, or other evidence of Trustor's indebtedness for such Personal Property or fixtures, and, upon acquiring such interest by assign ment, shall have the right to enforce the security interest as assignee thereof, in accor dance with the terms and provisions of the Uniform Commercial Code then in effect, and in accordance with any other provisions of law.

               (d) Whether or not Secured Party has paid the indebtedness secured by or taken an assignment of such security interest, Trustor covenants to pay all sums when due and payable and perform all obligations secured thereby, and if Trustor at any time shall be in default under such security agreement after the exhaustion of all applicable notice and cure periods provided for herein, or such greater time as provided for in an applicable Operative Agreement, it shall be a material breach of Trustor's covenants under this Deed of Trust.

               2.2 Representations, Warranties and Covenants of Trustor. Trustor hereby represents, warrants and covenants as follows:

               (a) Trustor is, and as to all Secured Property acquired after the date hereof will be, the sole owner of the Secured Property, free from any Lien, security interest, encumbrance or claim thereon of any kind whatsoever (other than Permitted Liens). Trustor will notify Secured Party of, and will defend the Secured Property against, all claims and demands of all Persons at any time claiming the Secured Property or any interest therein other than such interests as are permitted herein.

               (b) Except as otherwise provided in clauses (a) or (d) of this
     Section 2.2, or in the Credit Agreement, or in connection with conveyance of the Property, or a portion thereof permitted elsewhere in this Deed of Trust, Trustor will not assign, pledge, encumber, lease, sell, convey or in any manner transfer any item of the Secured Property, without the prior written consent of Secured Party.

               (c) The Secured Property is not used or bought for personal, family or household purposes.

               (d) Except as otherwise provided in clauses (a) or (b) of this
     Section 2.2, the Secured Property will be kept on or at the Premises or at such other location as Secured Party may approve, and Trustor will not remove any portion or item of Secured Property affixed or attached to the Premises without the prior written consent of Secured Party which consent shall not be unreasonably withheld, except such portions or items of Secured Property which are consumed or worn out in ordinary usage or removed in the ordinary course of business and promptly replaced by Trustor with new items of equal or greater quality or utility.

               (e) Trustor maintains its principal place of business at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Trustor will immediately notify Secured Party in writing of any change in its principal place of business.

               (f) Trustor shall cause all financing and continuation statements and other instruments with respect to the Secured Property at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law to fully evidence, perfect and secure the interests of Secured Party in the Secured Property, and shall pay all filing fees in connection therewith. At the request of Secured Party, Trustor will join Secured Party in executing one or more financing statements with respect to the Secured Property, and renewals, continuation statements and amendments thereof, pursuant to the Uniform Commercial Code in customary form, and will pay the cost of filing the same in all public offices wherever filing is necessary to the effectiveness thereof. Without limiting the foregoing, Trustor hereby irrevocably appoints Secured Party its attorney-in-fact to execute, deliver and file such instruments for or on behalf of Trustor upon Trustor's failure to do so within a reasonable time after demand, and Trustor will pay the cost of any such filing.

               2.3 Survival of Security Agreement. Notwithstanding any release of any or all of the property included in the Property which is deemed "real property", any proceedings to foreclose this Deed of Trust or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Obliga tions.


                                   ARTICLE 3.
                         EVENTS OF DEFAULT AND REMEDIES

               3.1 Events of Default.

               (a) The occurrence of any of the following events shall be deemed an Event of Default hereunder (an "Event of Default"):

                    (i) the occurrence of an Event of Default under the Credit Agreement or other Operative Agreement after the expiration of any applicable cure period;

                    (ii) the occurrence of an Event of Default under the Lease;
     or

                    (iii) a default in the performance of any other covenant herein and not in the Credit Agreement.

               (b) Upon the occurrence of an Event of Default, Secured Party may in accordance with Section 6 of the Credit Agreement declare all sums secured hereby immediately due and payable, commence an action to foreclose this Deed of Trust as a mortgage, and/or deliver to Trustee a written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Property, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should Secured Party elect to foreclose by exercise of the power of sale herein, Secured Party shall also deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale fixed by it in such notice of sale as Secured Party may direct, either as a whole or in separate parcels, as Secured Party may determine, at public auction to the highest bidder for cash (or by credit bid) in lawful money of the United States, payable at time of sale. Secured Party shall have the right to direct the order in which separate parcels shall be sold and Trustor shall have no right to direct the order in which separate parcels are sold. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property, or any portion thereof, so sold but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Trustor, Trustee or Secured Party, may purchase at such sale by credit bid or otherwise.

               Secured Party may proceed as to the Personal Property in accordance with Secured Party's rights and remedies with respect to the Property or sell the Personal Property separately and without regard to the remainder of the Property in accordance with Secured Party's rights and remedies provided by the Uniform Com mercial Code as well as other rights and remedies available at law or in equity.

               Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of Trustor, including without limitation, a holder of a Lien subordinate to the Lien-created hereby (without implying that Trustor has, except as expressly provided herein, a right to grant an interest in, or a subordi nate Lien on, the Property), by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, as if it gave the waiver itself.

               3.2 Discontinuance of Proceedings. Secured Party, from time to time before the Trustee's sale pursuant to Section 3.1, may rescind any notice of breach or default and of election to cause to be sold the Property by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Secured Party of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring or impair the right of Secured Party to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause to be sold the Property to satisfy the obligations hereof, nor otherwise affect any provision, covenant or condition of this Deed of Trust or any of the rights, obligations or remedies of the parties thereunder or hereunder.

               3.3 Application of Proceeds of Sale.

               (a) Upon a sale of all or part of the Property pursuant to
     Section 3.1, after deducting all reasonable costs, fees and expenses of Trustee and of this Deed of Trust, including reasonable attorneys' fees, expenses and costs of investigation, all as actually incurred and including, without limitation, reasonable attorneys' fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code or any successor thereto, Trustee shall deliver the proceeds of sale to Secured Party for application, as follows:

                    (i) First, to (A) any and all sums advanced by the Secured Party to preserve the Property or preserve its Lien and security interest therein, and (B) in the event of any proceeding for the collection or enforcement of any of the Obliga tions, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, operating, managing, preparing for sale or lease, selling or other wise disposing of or realizing on the Property, or of any exercise by the Secured Party of its rights hereunder, together with reasonable attorneys' fees and court costs;

                    (ii) Second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Creditors, with each Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                    (iii) Third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Creditors, with each Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insuffi-cient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                    (iv) Fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the recon veyance of this Deed of Trust, to the Trustor or to whomever may be lawfully entitled to receive such surplus.

               (b) For purposes of this Deed of Trust (i) "Pro Rata Share" shall mean, when calculating a Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) "Primary Obligations" shall mean (A) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans (together with all interest accrued thereon), and all Commitment Fees and (iii) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

               (c) When payments to Creditors are based upon their respective Pro Rata Shares, the amounts received by such Creditors hereunder shall be applied (for purposes of making determinations under this Section 3.3 only)
     (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Creditor of its Pro Rata Share of any distribution would result in overpayment to such Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Creditors, with each Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obliga tions or Secondary Obligations, as the case may be, of such Creditor and the denomi nator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Creditors entitled to such distribution.

               (d) All payments required to be made hereunder shall be made to the Secured Party as Administrative Agent under the Credit Agreement for the account of the Creditors.

               (e) Unless it has actual knowledge (including by way of written notice from a Creditor) to the contrary, the Secured Party, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

               3.4 Secured Party Statement. Trustee, upon presentation to it of an affidavit signed by or on behalf of Secured Party, setting forth any fact or facts showing a default by Trustor under any of the terms or conditions of this Deed of

     Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

               3.5 Remedies Upon Default. Trustor covenants and agrees that should an Event of Default occur, then Secured Party, or Trustee upon written instructions from Secured Party (the legality thereof to be determined solely by Secured Party), may, without notice to or demand upon Trustor, without releasing Trustor from any obligation here-under and without waiving its right to declare an Event of Default or impairing any declaration of default or election to cause the Property to be sold or any sale proceeding predicated thereon:

               (a) make or do the same in such manner and to such extent as either Secured Party or Trustee may deem reasonably necessary to protect the security hereof, Secured Party and Trustee being authorized to enter upon and take possession of the Premises for such purposes, and any sums reasonably expended for such purposes shall become part of the Obligations secured hereby;

               (b) commence, appear in and/or defend any action or proceedings purporting to affect the security hereof, and/or any additional or other security therefor, the interests, rights, powers and/or duties of Trustee and/or Secured Party hereunder, whether brought by or against Trustor, Trustee or Secured Party;

               (c) pay, purchase, contest or compromise any claim, debt, Lien, charge or encumbrance which in the judgment of either may affect or appear to affect the security of this Deed of Trust, the interests of Secured Party or the rights, powers and/or duties of Trustee and/or Secured Party hereunder and any sums reasonably expended for such purposes shall become part of the Obligations secured hereby; and

               (d) Secured Party is authorized either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, to enter into and upon and take and hold possession of any portion or all of the Property, both real and personal, and exclude Trustor and all other Persons therefrom; and to operate and manage the Property and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value thereof, and collect any and all income, rents, issues, profits and proceeds therefrom, the same being hereby assigned and transferred to Secured Party, for the benefit and protection of Secured Party, and from time to time apply and/or accumulate such income, rents, issues, profits and proceeds in the manner set forth in Section 3.3 hereof as if the same were proceeds of sale. The collection and/or receipt of income, rents, issues, profits and/or proceeds from the Property by Secured Party, its agent or receiver, after declaration of default and election to cause the Property to be sold under and pursuant to the terms of this Deed of Trust shall not affect or impair such default or declaration of default or election to cause the Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such income, rents, issues, profits and/or proceeds.

               Neither Trustee nor Secured Party shall be under any obligation to make any of the payments or do any of the acts referred to in this
     Section 3.5 and any of the actions referred to in this Section 3.5 may be taken by Secured Party irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the Obligations.



                                   ARTICLE 4.
                                 FIXTURE FILING

               4.1 Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in, among other places, the real estate records of the county where the Real Property is located as set forth on Exhibit A.


                                   ARTICLE 5.
                                  MISCELLANEOUS

               5.1 Choice of Law. SECURED PARTY, TRUSTEE AND TRUS TOR AGREE THAT THE RIGHTS AND OBLIGATIONS UNDER THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               5.2 Amendments. etc. This Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed in accordance with Section 9.1 of the Credit Agreement.

               5.3 Limitation of Interest. It is the intent of Trustor and Secured Party in the execution of this Deed of Trust and all other instruments evidencing or securing the Obligations to contract in strict compliance with the relevant usury laws. In furtherance thereof, Secured Party and Trustor stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law. Trustor or any guarantor, endorser or other party now or hereafter becoming liable for the payment of any of the Obligations shall never be required to pay interest at a rate in excess of the maximum interest that may be lawfully charged under relevant law and the provisions of this
     Section 5.3 shall control over all other provisions of any instru-ment executed in connection herewith which may be in apparent conflict herewith. In the event it is determined that any holder of any of the Obligations has collected monies which are deemed to constitute interest and are deemed to increase the effective interest rate on the Obligations to a rate in excess of that permitted to be charged by relevant law, all such sums deemed to constitute interest in excess of such legal rate shall be applied by such holder to payment of such Obligations, as such Obligations mature, or refunded to Trustor.

               5.4 Notices. Except as otherwise expressly provided herein, all notices and communications shall be telecopied or delivered by messenger or overnight courier service and all such notices and communications shall, when mailed, tele graphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three (3) Business Days following deposit in the mail with proper postage, except that notices and communications to the Secured Party shall not be effective until received by the Secured Party. All notices, requests, demands or other communications shall be in writing and addressed as follows:

               (a)      if to the Trustor, at:

                        Wilmington Trust Company
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, Delaware, 19890
                        Attention: Corporate Trust Administration

               (b)      if to the Secured Party:

                        Bankers Trust Company
                        130 Liberty Street
                        New York, New York 10006
                        Attention:  Deal Administrator

               (c) if to any Creditor, either (i) to the Secured Party, at the address specified above or (ii) at such address as such Creditor shall have specified in the Credit Agreement;

     or at such other address as shall have been furnished in writing by any Person de scribed above to the party required to give notice hereunder; except that in each case notices and communications to Secured Party shall not be effective until actually received by such party.

               5.5 Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

               5.6 Subrogation. To the extent that the proceeds of the Loans are used, or Secured Party advances any funds under this Deed of Trust (which advances are hereby deemed to have been advanced by Trustor's request), to pay any outstanding Lien, charge or encumbrance against the Property, Secured Party shall be subrogated to any and all rights and Liens held by any owner or holder of such outstanding Liens, charges and encumbrances, irrespective of whether said Liens, charges or encum brances are released.

               5.7 No Merger. Upon the foreclosure of the Lien created by this Deed of Trust on the Property, any Leases then existing shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Secured Party or any purchaser at any such foreclosure sale shall so elect.

               5.8 Non-Waiver. Except as expressly provided to the contrary herein, acceptance by Secured Party of any sum after the same is due shall not consti tute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare an Event of Default. The acceptance by Secured Party of any sum in an amount less than the sum then due shall be deemed an accep tance on account only and upon condition that it shall not constitute a waiver of the obligation of Trustor to pay the entire sum then due, and Trustor's failure to pay said entire sum then due shall be and continue to be in default notwithstanding such acceptance of such amount on account, as aforesaid, and Secured Party shall be at all times thereafter and until the entire sum then due shall have been paid, and notwith standing the acceptance by Secured Party thereafter of further sums on account, or otherwise, entitled to exercise all rights in this Deed of Trust conferred upon it, upon the occurrence of an Event of Default. Consent by Secured Party to any transaction or action of Trustor which is subject to consent or approval of Secured Party hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive transactions or actions. No failure by Secured Party to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect, or the rights of Secured Party with respect to any other then existing or subsequent breach.

               5.9 Further Assurances. Trustor at its own expense, will execute, acknowledge and deliver all such instruments and take all such action as may be reasonably necessary to assure to Secured Party the Lien hereof against the properties herein described and the rights intended to be provided to Secured Party herein.

               5.10 Additional Security. Without notice to or consent of Trustor and without impairment of the Lien and rights created by this Deed of Trust, Secured Party may accept from Trustor or from any other Person, additional security for the Obliga tions. Neither the giving of this Deed of Trust nor the acceptance of any such addi tional security shall prevent Secured Party from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting Secured Party's Lien and rights under this Deed of Trust.

               5.11 Books and Records. Trustor shall make available to Secured Party for copying and inspection at all reasonable times during normal business hours and during the term of this Deed of Trust at Trustor's principal place of business upon receipt of one Business Day's prior written notice from Secured Party, all books and records relating to the business and operation of the Property.

               5.12 Waiver of Statute of Limitations. The right to plead any and all statutes of limitation as a defense to any demand secured by or made pursuant to this Deed of Trust is hereby waived to the full extent permitted by law.

               5.13 Remedies Cumulative. No remedy herein conferred upon or reserved to Trustee or Secured Party is intended to be exclusive of-any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this instrument to Trustee or Secured Party or to which either of them may be otherwise entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Secured Party, and either of them may pursue inconsistent remedies.

               5.14 Recordation. Trustee accepts this Deed of Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

               5.15 Substitution of Trustee. Secured Party may, from time to time, by a written instrument executed and acknowledged by Secured Party and recorded in the county or counties where the Property is located, and by otherwise complying with applicable statutory provisions, substitute a successor or successors for the Trustee named herein or acting hereunder.

               5.16 Reconveyance; Releases. (a) After the Termination Date, Secured Party, at the expense of the Trustor, shall promptly request Trustee in writing to reconvey the Property, or any remaining portion thereof, and shall surrender to Trustee this Deed of Trust for cancellation and retention. Upon its receipt of the written request of Secured Party, the surrender of this Deed of Trust, and the payment of its fees, Trustee shall promptly reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclu-sive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Neither Secured Party nor Trustee shall have any obligation or duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance. As used in this Deed of Trust, "Termination Date" shall mean the date upon which the Commitments have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), and all Obligations then owing have been paid in full.

               (b) In the event that any part of the Property is sold in connection with a sale permitted by the Lease or otherwise released at the direction of the Re quired Lenders and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of
     Section 8.2 of the Credit Agreement, to the extent required to be so applied, such Property will be sold free and clear of the Liens created by this Deed of Trust and the Secured Party, at the request and expense of the Trustor, will duly assign, transfer and deliver to the Trustor (without recourse and without any representation or warranty) such of the Property as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Deed of Trust.

               (c) At any time that the Trustor desires that the Secured Party take any action to acknowledge or give effect to any release of Property pursuant to clause (a) above, it shall deliver to the Secured Party a certificate signed by its chief financial officer stating that the release of the respective Property is permitted pursuant to clauses (a) or (b) above.

               (d) The Secured Party and the Trustee shall have no liability whatsoever to any Creditor as a result of any release of Property by it in accordance with this Section 5.16.

               5.17 Time of the Essence. Time is of the essence of this Deed of Trust, and the performance of all provisions hereof.

               5.18 Partial Invalidity. If any of the provisions of this Deed of Trust or the application thereof to any Person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such provision or provisions to Persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

               5.19 Request For Notice. Trustor requests that a copy of any notice of default and a copy of any notice of sale hereunder be mailed to Trustor at the address of Trustor given above.

               5.20 Irrevocable Trust. The trust created hereby is irrevocable by Trustor unless and until the Property is reconveyed to Trustor as provided in Section 5.16 hereof.

               5.21 Security Agreement and Financing Statement. The mailing address of debtor (Trustor herein) and of the Secured Party from which information concerning security interests hereunder may be obtained is as set forth on page one hereof. A carbon, photographic or other reproduction of this Agreement or of any financing statement related to this Agreement shall be sufficient as a financing state ment for any of the purposes referenced herein.

               5.22 State Law Recitals and Provisions.

               (a) Non-Residential Trust Deed; Business Purpose. Trustor warrants that this instrument, as a deed of trust or trust deed under laws of the state in which the Property is located, is not and will not at any time constitute a resid0ential trust deed, as that term is defined in ORS
     86.705 or its successor statutes (if the Property is in Oregon). Trustor warrants that it is engaging in this transaction exclusively for business, commercial or investment purposes. Trustor warrants that the Property is not used principally for agricultural or farming purposes (if the Property is in Washington). Trustor warrants that the Property falls within the provisions of Idaho Code 45-1502(5) or its successor statutes (if the Property is in Idaho).

               (b) Statutory Notice Concerning Insurance. Effective January 1, 1996, Chapter 313 of Oregon Laws 1994 amends ORS 746.201 to require that in loans in which the lender has the right to purchase insurance in the event the borrower fails to carry insurance, the loan document must contain a warning in substantially the following form in 10-point type:

                                    "WARNING

          "Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

          "You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance.

     If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

          "The coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance require ments imposed by applicable law."

               (c) Statutory Notice Concerning Written Agreements. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDERS TO BE ENFORCEABLE.

               (d) Washington Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOR BEAR FROM ENFORCING REPAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

               5.23 Concerning the Trustor. Each party hereto acknowledges that Wilmington Trust Company is entering into this agreement solely as Owner Trustee of the FMS Trust 1997-1 and not in its individual capacity and in no case shall Wilmington Trust Company be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of the Trustor hereunder.

          IN WITNESS WHEREOF, Trustor has caused this instrument to be duly executed as of the day and year first above written.

                                       WILMINGTON TRUST COMPANY, not in its
                                       individu al capacity but only as Owner
                                       Trustee under the FMS TRUST 1997-1, a
                                       Delaware business trust



                                       By: _____________________________________
                                       Title: __________________________________

                             FORM OF ACKNOWLEDGMENT
                             ----------------------




STATE OF             )
                     ) ss.
County of            )

          The foregoing instrument was acknowledged before me, the undersigned notary public, on this __ day of March 11, 1998, by _____________________, the _____________________ of WILMINGTON TRUST COMPANY, a Delaware corporation, on behalf of such corporation, not in its individual capacity, but solely as Owner Trustee under the FMS TRUST 1997-1, a Delaware business trust, on behalf of such business trust.


(NOTARIAL SEAL)                        _________________________________________
                                       Notary Public for the State of __________
                                       Residing at:_____________________________

                                    EXHIBIT A
                                    ---------

                            LEGAL DESCRIPTION OF LAND
                            -------------------------

                                                         PARTICIPATION AGREEMENT


                                                                  EXHIBIT B-2 TO
                                                         PARTICIPATION AGREEMENT
                                                         -----------------------


                        FORM OF MORTGAGE (GROUND LEASE)
                        -------------------------------

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
300 South Grand Avenue
Los Angeles, California 90071
Attention:  John E. Mendez, Esq.


                                                 Space above for Recorder's use
                                                 ___________ County, __________


                       LEASEHOLD DEED OF TRUST, ASSIGNMENT
                          OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING
                          ----------------------------

          This LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, is made as of March 11, 1998 (the "Deed of Trust"), by WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity, but solely as Owner Trustee under the FMS TRUST 1997-1, a Delaware business trust, as trustor ("Trustor"), having its principal address at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 Attention: Corporate Trust Administration, FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee ("Trustee"), for the benefit of BANKERS TRUST COMPANY, having its principal address at 130 Liberty Street, New York, New York, 10006, Attention: Deal Administrator, as Administrative Agent and secured party ("Secured Party") for the benefit of the Lenders under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such Lenders and the Secured Party and other lenders, if any, are hereinafter called the "Creditors"). Capitalized terms used but not otherwise defined herein shall have the meanings provided for such terms in that certain Credit Agreement, dated as of March 11, 1998, among Trustor, as the Borrower, the Lenders named therein, Secured Party, as Administrative Agent and The Chase Manhattan Bank, as Syndication Agent (as amended, modified or supplemented from time to time, the "Credit Agreement").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          THIS DEED OF TRUST is executed, acknowledged and delivered by Trustor to secure and enforce the following obligations (herein called the "Obligations"):

          (A) the payment and/or performance when due of (i) principal of and interest on the Notes issued, and Loans made, under the Credit Agreement,
     (ii) the Commit ment Fees and (iii) all other obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Trustor to the Creditors now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Operative Agreements and the due performance and compliance by the Trustor with all of the terms, conditions and agreements contained in the Credit Agree ment and the other Operative Agreements (all such principal, interest, obligations and liabilities being herein collectively called the "Credit Agreement Obligations");

          (B) the payment when due of any and all sums advanced by the Secured Party in order to preserve the Property or preserve its security interest in the Property;

          (C) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Trustor referred to in clause (A), after an Event of Default shall have occurred and be continuing, reimbursement of the reason able expenses of foreclosing, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Property (as defined below), or of any exercise by the Secured Party or any Creditor of its rights hereunder, together with reasonable attorneys' fees and court costs;

          (D) all renewals, extensions, amendments and (v) all amounts paid by any Creditor as to which such Creditor has the right to reimbursement under this Deed of Trust; and

          (E) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described above;

          NOW, THEREFORE, with reference to the foregoing recitals, in reliance thereon and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:


                                GRANTING CLAUSES
                                ----------------

               TRUSTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS, CONVEYS, ASSIGNS AND TRANSFERS:

          (A) To Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all of its present and future right, title and interest in and to that certain leasehold estate (the "Leasehold") created pursuant to that certain lease (or Sublease, if applicable), dated ____________, between Fred Meyer, Inc., as land lord, and the Trustor, as tenant (such lease together with any amendments, modifica tions, extensions, renewals or substitutions therefor is referred to herein as the "Facil ity Lease"), and affecting all or the portions of that certain real property more particu larly described in Exhibit A attached hereto and made a part hereof (the "Land"), together with all right, title and interest that Trustor now has or may hereafter acquire in:

               (1) all fixtures now or hereafter affixed to the Land, including any and all buildings, constructions and improvements now or hereafter erected upon the Land (the "Improvements", the Land and the Improvements being hereinafter collectively called the "Premises"), together with all machinery, apparatus, equipment, fittings, fixtures, materials and supplies and all other property of every kind and nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located, placed, attached, affixed or installed upon or in the Premises, or appurtenances thereto, and used or usable in connection with the present or future construction, operation or occupancy of the Premises (collectively, "Equipment"); all of the property de scribed in this subparagraph (1) whether now or hereafter placed thereon being hereby defined to be real property;

               (2) all deposits made with or other security given to utility compa nies by Trustor with respect to the Premises, and all advance payments of insurance premiums made by Trustor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

               (3) all present and future options of any kind, rights of first refusal, privileges and other benefits of Trustor under the Facility Lease.

               (4) all leases, subleases and other agreements affecting the use or occupancy of the Premises or any portion thereof now or hereafter existing or entered into by Trustor (individually a "Lease", and collectively, the "Leases"), and all rents, additional rents, issues, profits, royalties, revenue, income, proceeds and other benefits presently or in the future derived therefrom or otherwise from the Premises (collectively, the "Rents"); subject, however, to the right, power and authority hereinafter conferred upon Secured Party or reserved to Trustor to collect or apply such rents, additional rents, issues, profits, royalties, revenue, income, proceeds and other benefits;

               (5) all operating, management, franchise and use agreements, licenses or contracts relating to the development, operation or use of the Premises or any portion thereof, together with all permits, authorizations or certificates required or used in connection with the ownership of, or the opera tion or maintenance of the Premises to the fullest extent Trustor can grant, convey, assign and transfer such agreements, licenses or contracts;

               (6) all easements, estates, rights, titles, interests, privileges, liber ties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or any portion thereof;

               (7) all estate, interest, right, title, claim or demand, including claims or demands with respect to the proceeds of and any unearned premiums on any insurance policies covering the Premises or the Equipment, which Trustor now has or may hereafter acquire to the extent granted to Secured Party in Section 1.10, and to the extent granted in Section 1.16 herein, any and all awards made for the taking by eminent domain or condemnation, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including without limitation, any awards resulting from a change of grade of streets or for severance damages;

               (8) all governmental permits relating to construction, all names under or by which the Premises may at any time be operated or known (registered or unregistered, and without representation or warranty) for use, however, solely in connection with the Premises to the fullest extent Trustor can grant, convey, assign and transfer the same; and all rights to carry on business under any such names or any variant thereof, and, all trademarks, names, patents pending and goodwill to the fullest extent Trustor can grant, convey, assign and transfer the same;

               (9) all estate, right, title, claim or demand whatsoever of Trustor, either in law or in equity, in possession, reversion, remainder or expectancy, in and to the Premises or any other property described in the other paragraphs of these Granting Clauses;

               (10) all proceeds and avails of the conversion, voluntarily or involun tarily, of any of the foregoing into cash or liquidated claims, including, but not limited to, condemnation awards (subject to provisions of Section 1.16 herein) and proceeds of insurance (subject to the provisions of Section 1.10 herein), of any causes of action (whether arising in tort, contract, fraud or concealment of a material fact) for any damage or injury to any of the foregoing, or of any conveyance of the Premises or any part thereof; and

               (11) the right, in the name and on behalf of Trustor to appear in and defend any action or proceeding with respect to the Premises or any other property described in the other paragraphs of these Granting Clauses, and to commence any action or proceeding to protect the interests of Secured Party therein.

               All of the property conveyed or intended to be conveyed to Trustee in Paragraph (A), and (1) through (11) above, is hereinafter referred to as the "Real Property."

               (B) To Secured Party, as secured party, to the extent of Trustor's interest therein, a security interest in any portion of the Real Property which may be construed to be personal property and, to the extent of Trustor's right, title and interest therein, in all other personal property of every kind and description, whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construc tion or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to, the Real Property.

               All of the property conveyed or intended to be conveyed to Secured Party in Paragraph (B) is hereinafter referred to as the "Personal Property."

               All of the Real Property and the Personal Property is referred to herein collectively as the "Property."

               AND TRUSTOR COVENANTS AND AGREES WITH SECURED PARTY AS FOLLOWS:

                                   ARTICLE 1.
                     REPRESENTATIONS, WARRANTIES, COVENANTS
                          AND AGREEMENTS OF THE TRUSTOR

               1.1 Title to the Property. Trustor represents and warrants that it holds good, marketable and insurable leasehold interest in the Lease Premises and good and valid right, title and interest, as tenant, in and to the Facility Lease, free and clear of any Liens and encumbrances (except for Permitted Encumbrances); (ii) that this Deed of Trust is a valid first Lien upon the Property, and that it has not created any other Lien or encumbrance upon the Property which will remain undischarged after recording of this Deed of Trust (except Permitted Encumbrances); (iii) that Trustor has full power and lawful authority to encumber the Property in the manner set forth herein; and (iv) that there are no defenses or offsets to this Deed of Trust or to the Obligations which it secures. Trustor shall not, directly or indirectly, create or suffer to be created any Lien upon any portion of the Property (except for Permitted Encum brances). Trustor shall, subject to Permitted Encumbrances, preserve such title and the validity and priority of the Lien hereof and shall forever warrant and defend the same to Secured Party against the claims of all Persons and parties whatsoever.

               1.2 Leasehold.

               (a) The provisions contained in this Deed of Trust shall be deemed to be obligations of Trustor in addition to Trustor's obligations as tenant with respect to similar matters under which Trustor is obligated under the Facility Lease and shall not restrict or limit Trustor's duties and obligations to keep and perform promptly all of its covenants, agreements and obligations as tenant under such Facility Lease.

               (b) Trustor shall at all times fully perform and comply with all the agreements, covenants, terms and conditions imposed upon the tenant under the Facility Lease, and if Trustor shall fail so to do, and if Secured Party's Lien on Trustor's leasehold interest under the Facility Lease shall be materially adversely affected, Secured Party may (but shall not be obligated to), and is hereby appointed by Trustor as Trustor's true and lawful attorney in fact, which appointment is coupled with an interest, to take any action Secured Party reasonably deems necessary or desirable to prevent or cure any default thereunder including, without limitation, performance of any of the tenant's covenants or obligations under such Facility Lease. Upon Secured Party's request, Trustor will submit satisfactory evidence of payment of all of its monetary obligations under the Facility Lease (including but not limited to rents, taxes, assessments, insurance premiums and operating expenses), and a statement of any such payments which Trustor is contesting or arbitrating pursuant to the terms of the Facility Lease.

               (c) Trustor shall promptly (i) notify Secured Party in writing of the receipt by it of any notice of default from the landlord under the Facility Lease; (ii) notify Secured Party in writing of the receipt by it of any notice under the Facility Lease of the termination of the Facility Lease ; (iii) cause a copy of each such notice received by Trustor from the landlord under the Facility Lease to be delivered to Secured Party; and
     (iv) cause a copy of any notice of election or the exercise of any rights of option, purchase or renewal under the Facility Lease sent by Trustor to the landlord under the Facility Lease, to be delivered to Secured Party. Upon receipt by Secured Party from the landlord under the Facility Lease of any written notice of default by Trustor or any other party as tenant thereunder, Secured Party may rely thereon and take such action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by Trustor or by any party on behalf of Trustor or the tenant under the Facility Lease. Secured Party may pay and expend such sums of money as Secured Party in its reasonable discretion deems necessary for any such purpose, and Trustor hereby agrees to pay to Secured Party, on demand, all such sums so paid and expended by Secured Party, and any failure by Trustor to so reimburse Secured Party within five (5) days after receipt of written demand shall constitute an Event of Default hereunder. All sums so paid and expended by Secured Party, and the interest thereon, shall be added to and be secured by the Lien of this Deed of Trust.

               (d) Without obtaining the prior written consent of the Secured Party, Trustor shall not surrender its leasehold estate and its interest created under the Facility Lease, nor modify, terminate or cancel the Facility Lease. Any attempted surrender, modification, termination or cancellation of the Facility Lease by Trustor without Secured Party's prior written consent shall be null and void.

               (e) If the Facility Lease is cancelled or terminated, and Secured Party or its nominee shall acquire an interest in any new lease of the property demised thereby, Trustor shall have no right, title or interest in or to the new lease or to the leasehold estate created by such new lease.

               (f) Without obtaining the prior written consent of the Secured Party (which consent shall not be unreasonably withheld), Trustor shall not enter into any sublease under the Facility Lease or assign any interest in the Facility Lease.

               (g) Without obtaining the prior written consent of the Secured Party, Trustor shall not consent to the subordination of the Facility Lease to any lien on the fee estate of the landlord under the Facility Lease.

               (h) No release or forbearance of any of Trustor's obligations under the Facility Lease, pursuant to such Facility Lease or otherwise, including without limitation Trustor's obligations with respect to the payment of rent as provided for in the Facility Lease and the performance of all the terms, provisions, covenants, conditions and agreements contained in such Facility Lease to be kept, performed or complied with by tenant therein, shall release Trustor from any of Trustor's obligations under this Deed of Trust. The Lien of this Deed of Trust attaches to all of Trustor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Trustor's rights to remain in possession of the Property.

               (i) Trustor hereby unconditionally assigns, transfers and sets over to Secured Party all of Trustor's claims and rights to the payment of damages arising from any rejection by the landlord of the Facility Lease under the Bankruptcy Code. Secured Party shall have the right to proceed in its own name or in the name of Trustor with respect to any claim, suit, action or proceeding relating to the rejection of the Facility Lease, including, without limitation, the right to file and prosecute, to the exclusion of Trustor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in which landlord is debtor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Obligations secured by this Deed of Trust shall have been satisfied and discharged in full. Any amounts received by Secured Party as damages arising out of the rejection of the Facility Lease as aforesaid shall be applied first to all reasonable costs and expenses of Secured Party (including, without limitation, reasonable attorneys' fees) incurred in connection with the exercise of any of its rights or remedies hereunder and then to reduce the unpaid Obligations secured by this Deed of Trust in such order as Secured Party may determine.

               (j) Without obtaining the prior written consent of the Secured Party, the fee title to the Property demised by the Facility Lease and the leasehold estate therein contained shall not merge but shall always remain separate and distinct, notwithstanding the union of the fee title and the leasehold estate by purchase or otherwise, in landlord or tenant thereunder, or in any other party. In the event Trustor acquires the fee title or any other estate, title or interest in the property demised under the Facility Lease or any part thereof, the Lien of this Deed of Trust, without further act, deed, conveyance or deed of trust on behalf of Trustor shall attach to, cover and be a Lien upon such acquired estate, title or interest and such interest shall thereupon be and become a part of the security encumbered by this Deed of Trust with the same force and effect as if specifically encumbered in this Deed of Trust and in the event thereof, upon request of Secured Party without cost or expense to Secured Party, Trustor will execute, acknowledge and deliver all such further acts, conveyances, deeds, deeds of trust, and assurances as Secured Party shall reasonably require to ratify and confirm Secured Party's Lien on the acquired estate, title or interest.

               (k) If there shall be filed by or against Trustor a petition under the Bankruptcy Code, Trustor, as tenant under the Facility Lease, or any trustee appointed by the Bankruptcy Court in such proceedings, shall immediately (but in no event later than three (3) weeks after the filing of such petition) notify Secured Party in writing of Trustor's or the trustee's intent, as the case may be, to assume or reject the Facility Lease pursuant to Section 365(a) of the Bankruptcy Code. If the intent of Trustor or such trustee is to reject the Facility Lease or if such notice is for any reason not so given to Secured Party or if it reasonably appears to Secured Party that Trustor or the trustee does not intend to assume the Facility Lease, then at any time thereafter Secured Party shall have the right, but not the obligation, to serve upon Trustor or such trustee a notice stating that (i) Secured Party demands that Trustor or trustee assume and assign such Facility Lease to Secured Party or Secured Party's nominee pursuant to Section 365 of the Bankruptcy Code and (ii) Secured Party covenants to cure or provide adequate assurance of prompt cure of all defaults and provide directly or through its nominee adequate assurance of future performance under such Facility Lease. If Secured Party serves upon Trustor or such trustee the notice described in the preceding sentence, Trustor or such trustee shall not seek to reject such Facility Lease but shall forthwith (and in all events before the expiration of all applicable time periods for such assumption and assignment) seek authorization from the Bankruptcy Court to assume and assign such Facility Lease to Secured Party (subject to any higher or better offer therefor, as approved by the Bankruptcy Court) subject to the performance by Secured Party of the covenant provided for in clause (ii) of the preceding sentence. Trustor agrees that Secured Party may at any time apply to the Bankruptcy Court for a reasonable extension of any time period for the assumption of such Facility Lease by Trustor and that the protection of Secured Party's Lien in such Facility Lease shall be deemed sufficient cause for such extension and Trustor shall not oppose any application by Secured Party for such reasonable extension. If any petition, action, proceeding, motion or notice shall be commenced or filed in respect of the landlord of the leasehold estate under the Facility Lease in connection with any case (including a case com menced or filed under the Bankruptcy Code), Secured Party shall have the option, to the exclusion of Trustor, exercisable upon notice from Secured Party to Trustor, to conduct and control any such litigation with counsel of Secured Party's choice. Secured

     Party may proceed in its own name or in the name of Trustor in connection with any such litigation, and Trustor agrees to execute any and all powers, authorizations, consents or other documents reasonably required by Secured Party in connection therewith. Trustor shall, upon demand, pay to Secured Party all reasonable costs and expenses (including reasonable attorneys' fees) paid or incurred by Secured Party in connection with the prosecution or conduct of any such proceedings. Any such reasonable costs or expenses not paid by Trustor as aforesaid shall be secured by the lien of this Deed of Trust and shall be added to the principal amount of the Obligations secured hereby. Trustor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Facility Lease in any such case without the prior written consent of Secured Party.

               (l) Trustor will use its best efforts to obtain and deliver to Secured Party within thirty (30) Business Days after written request by Secured Party, an estoppel certificate from any landlord under the Facility Lease setting forth (i) the name of the tenant thereunder, (ii) that such Facility Lease has not been modified or, if either has been modified, the date of each modification (together with copies of each such modification),
     (iii) the rent payable under such Facility Lease, (iv) the date to which all rental charges have been paid by tenant under such Facility Lease, (v) whether there are any alleged defaults by tenant under such Facility Lease and, if so, setting forth the nature thereof in reasonable detail, and (vi) as to such other matters as Secured Party may reasonably request.

               (m) Trustor represents and warrants to Secured Party that as of the date hereof, no default by Trustor under the Facility Lease has occurred and is continuing, and such Facility Lease is valid and subsisting for the term set forth therein.

               1.3 Deed of Trust Authorized. The execution and delivery of this Deed of Trust has been duly authorized by Trustor, and there is no provision in the charter or bylaws of Trustor requiring further consent for such action by any other Person. Trustor is duly organized and validly existing under the laws of the State of Delaware, and has all necessary material licenses, authorizations, registrations, permits and/or approvals and full power and authority to own its properties and carry on its business as presently conducted, and the execution and delivery by it of, and perfor mance by it of its obligations under this Deed of Trust will not result in Trustor being in default under any provision of its charter or bylaws or of any other material agree ment to which Trustor is a party or which materially affects the Property or any material part thereof or any other property of Trustor.

               1.4 Operation of the Property. Trustor has, and with respect to the construction of any new buildings or structures upon the Premises during the term hereof will obtain, all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operation and management of the Property, including, without limitation, all required environmental permits, all of which, with respect to Improvements existing as of the date hereof, are, to the best of Trustor's knowledge, in full force and effect and not subject to any revocation, undis closed amendment, release, suspension, forfeiture or the like. The present and contemplated use and occupancy of the Property does not conflict with or violate any such material certificate, license, authorization, registration, permit or approval. Trustor will promptly deliver to Secured Party, at its reasonable request, true copies of all such material certificates, licenses, authorizations, registrations, permits and approvals.

               1.5 Agreements. Except as permitted hereunder and under the Credit Agreement, and except for any prior encumbrance which has been or will be dis charged upon recordation of this Deed of Trust, Trustor has not entered into any contract or other agreement providing for the transfer, conveyance or encumbrance of the Property or any part thereof or interest therein.

               1.6 Payment and Performance of Obligations. Trustor shall pay all of the Obligations when due and without offset or counterclaim. Trustor shall observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Deed of Trust.

               1.7 Maintenance, Repair, Alterations, Etc. Trustor shall: (a) to the extent the Trustor is obligated to do so under the Facility Lease keep and maintain the Property in good condition and repair (subject to ordinary wear and tear); make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen; (b) not construct any new Improvements or remove, demolish, change or alter any of the existing Improvements if such construction, removal, demolition, change or alteration would materially adversely affect Secured Party's Lien or security interest hereunder; (c) subject to Sections 1.10 and 1.16, promptly restore any Im provement which may be materially damaged or destroyed so that the same shall be at least equal to its value, condition, character, bulk, floor area and height immediately prior to the damage or destruction, and promptly pay when due all claims for labor per formed and materials furnished therefor; (d) to the extent the Trustor is obligated to do so under the Facility Lease comply in all material respects with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Property or any part thereof or the use thereof or requiring any alterations or improve ments; (e) not commit or permit any waste or deterioration (usual wear and tear excepted) of the Property; (f) to the extent the Trustor is obligated to do so under the Facility Lease, keep and maintain the grounds, sidewalks, parking and landscape areas which are part of the Premises in good and neat order and repair; (g) comply in all material respects with the provisions of any Lease, easement or other agreement affecting all or any part of the Property; (h) not commit, suffer or permit any act to be done in or upon the Property in material violation of any law, ordinance, regulation, covenant, condition or restriction now or hereafter affecting the Property or any parts thereof or the use thereof; and (i) not permit the Improvements or any part thereof to become deserted or unguarded.

               1.8 Required Insurance.

               Trustor shall at its expense, at all times, maintain and keep in full force and effect policies of insurance to the extent required by the terms of Section 5.3 of the Credit Agreement and the other Operative Agreements.

               1.9 Policy Provisions, Etc.

               (a) Each policy of insurance maintained by Trustor pursuant to
     Section 1.8 shall (1) provide for the benefit of the Creditors that 30 days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Secured Party; (2) name the Secured Party for the benefit of the Creditors as the loss payee (except for (i) instances where a landlord under a lease.has required that it be named a loss payee and (ii) errors and omissions insurance and other third party liability insurance); and (3) to the extent that neither the Secured Party nor the Creditors shall be liable for premiums or calls, name the Secured Party for the benefit of the Lenders as an additional insured.

               (b) Trustor shall pay as and when the same become due and payable the premiums for all insurance policies that Trustor is required to maintain hereunder, and all such policies shall be non-assessable. Trustor will deliver to Secured Party concurrently herewith certificates setting forth in reasonable detail the terms (including, without limitation, any applicable notice requirements) of all insurance policies that Trustor is required to maintain hereunder together with true and complete copies of such policies. Trustor shall also provide to Secured Party copies of such policies certified by the insurance companies issuing them promptly after Secured Party's request therefor; provided, however, that Secured Party may not request copies of such insurance policies more than once each calendar year unless an Event of Default has occurred and is continuing. Trustor will deliver to Secured Party, concurrently with each change in any such insurance policy relating to Trustor, a certificate with respect to such changed insurance policy certified by Trustor, in the same form and containing the same information as the certificates required to be delivered by Trustor pursuant to the first sentence of this subparagraph and with each renewal a certificate of Trustor certifying that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect.

               (c) Not later than thirty (30) days prior to the expiration, termination or cancellation of any insurance policy which Trustor is required to maintain hereun der, Trustor shall obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Secured Party a certificate and a true and complete copy of such policy or policies which comply with the requirements of Sections
     1.8 and 1.9(a), or a copy of the binding commitment for such policy or policies. Trustor shall also provide to Secured Party originals of such policies or copies thereof certified by the insurance companies issuing them as soon as reasonably possible after Secured Party's request therefor.

               (d) Within thirty (30) days following the end of each policy period, and concurrently with the delivery of each replacement policy pursuant to Section 1.9(c), Trustor will deliver to Secured Party a report or reports by Trustor setting forth the particulars as to all insurance obtained by Trustor pursuant to Section 1.8 or Section 1.9 then in effect and stating that all premiums then due thereon have been paid to the applicable insurers, and that the same are in full force and effect.

               (e) From time to time, upon the occurrence of any material change in the use or operation of the Property, or in the availability of insurance required hereunder in the area in which the Property is located, Trustor will give Secured Party prompt notice of such change. Trustor will not take out separate or additional insur ance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Deed of Trust unless such insurance complies with this
     Section 1.9.

               1.10 Insurance Proceeds.

               (a) Trustor shall give prompt written notice to Secured Party of the occurrence of any damage to or destruction of the Property in an amount exceeding $500,000 to repair or replace, whether or not covered by insurance.

               (b) In the event of any damage to or destruction of the Property or any part thereof, all proceeds of insurance shall be payable to Secured Party, and Trustor hereby authorizes and empowers Secured Party, at Secured Party's option and in Secured Party's sole discretion as attorney-in-fact for Trustor, to make proof of loss, adjust and compromise any claim in excess of $500,000 under any policy of insurance in effect with respect to the Property, appear in and prosecute any action arising from such insurance policies, collect and receive insurance proceeds and deduct therefrom Secured Party's expenses incurred in the collection of such proceeds.

               (c) In the event of any damage to or destruction of the Premises or any part thereof, Secured Party shall hold the balance of all insurance proceeds received (after deducting expenses) pursuant to Section 1.10(b) above, to be used to pay or reimburse Trustor in accordance with normal construction loan funding proce dures for the costs of reconstructing of the Premises if the following conditions are satisfied within sixty (60) days from the date of the damage or destruction:

                    (i) Trustor satisfies Secured Party that after such reconstruction is completed, the value of the Premises, as determined by Secured Party in its sole discretion, will not be less than the appraised value of the same immediately prior to the damage or destruction;

                    (ii) in Secured Party's opinion, the amount of such proceeds is sufficient to pay all costs of such reconstruction or Trustor deposits additional funds with Secured Party sufficient to pay the additional costs;

                    (iii) Trustor has delivered to Secured Party (A) a construction contract for the work of reconstruction in form and content acceptable to Secured Party with a contractor reasonably acceptable to Secured Party, (B) a copy of each permit and approval required by law in connection with the reconstruction, and (C) a surety bond for or guaranty to Secured Party of payment for and completion of the reconstruction, in form and substance reasonably satisfactory to Secured Party, in an amount no less than the estimated costs of the reconstruction under the construction contract; and

                    (iv) no Default or Event of Default has occurred and is continuing hereunder, under the Credit Agreement or under any of the other Operative Agreements.

If the insurance proceeds are held by Secured Party to be used to pay or reimburse Trustor for the cost of reconstruction of the Premises, the Premises shall be promptly and diligently restored by Trustor to the equivalent of their condition immediately prior to the casualty in accordance with plans and specifications approved by Secured Party or to such other condition as Secured Party may approve in writing, and disbursements of such proceeds shall be in accordance with disbursement procedures acceptable to Secured Party.

               (d) Any insurance proceeds not required to reconstruct the Premises or to satisfy the conditions set forth in clauses (i) through (v) of Section 1.10(c) above shall be applied in the manner set forth in
     Section 3.3 hereof as if the same were proceeds of sale; provided, however, that if after applying the insurance proceeds as set forth above Secured Party determines that the remaining security is inadequate to secure the remaining Obligations, Trustor shall, immediately upon demand from Secured Party, repay the principal of the Notes and Loans by an amount that will reduce the Obligations to a balance for which the Secured Party's Lien and security interest herein is adequate.

               (e) Provided that no Default or Event of Default has occurred (whether or not continuing), in the event that the damage to or destruction of the Property is an amount less than $500,000 to repair or replace, Trustor shall be entitled to receive all such proceeds and to apply such proceeds to the payment of the costs and expenses of repairing, restoring and operating the Property.

               (f) In the event of the foreclosure of this Deed of Trust pursuant to Section 4.1 or other transfer of the title to the Property in extinguishment, in whole or in part, of the Obligations secured hereby, all right, title and interest of Trustor in and to any insurance policy then in force or any proceeds thereof or any rights thereunder, shall pass to the purchaser or grantee at any foreclosure sale notwithstanding the amount of any bid at such foreclosure sale.

               1.11 Indemnification; Subrogation; Waivers.

               (a) The Trustor agrees to indemnify, reimburse and hold the Secured Party, and each of the other Creditors and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 1.11 referred to individually as "Indemnitee" and collectively as "Indemnitees") harmless from any and all liabili ties, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 1.11 the foregoing are collectively called "expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Deed of Trust, any other Operative Agreement or the documents executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Property (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage) or any contract claim; provided, however, that Trustor shall not be required to indemnify any Indemnitee for any expenses caused by the gross negligence or willful misconduct of such Indemnitee. Trustor agrees that upon written notice by any Indemnitee of any assertion that could give rise to an expense, Trustor shall assume full responsibility for the defense thereof.

               (b) Without limiting the application of Section 1.11(a), Trustor agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by Trustor in this Deed of Trust or any of the other Operative Agreements or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Deed of Trust or any of the other Operative Agreements.

               (c) If and to the extent that the obligations of Trustor under this Section 1.11 are unenforceable for any reason, Trustor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations (other than any such obligations caused by the gross negligence or willful misconduct of any Indemnitee) which is permissible under applicable law.

               (d) Any amounts paid by any Indemnitee as to which such Indemni tee has the right to reimbursement shall constitute Obligations secured under this Deed of Trust. The indemnity obligations of Trustor contained in this Section 1.11 shall continue in full force and effect notwithstanding the full payment of all Obligations and notwithstanding the discharge thereof.

               (e) Trustor waives any and all right to claim or recover against Indemnitees for loss or damage to Trustor, the Property, Trustor's property or the property of others under Trustor's control from any cause insured against or required to be insured against by the provisions of this Deed of Trust, except any such loss or damage caused by the gross negligence of willful misconduct of any such Indemnitee.

               (f) All sums payable by Trustor under this Deed of Trust shall be paid without counterclaim, setoff, or deduction and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Secured Party, any of the Creditors or Trustor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Secured Party, any of the Creditors or Trustor; (v) any claim which Trustor has or might have against Secured Party, or any of the Creditors; (vi) any default or failure on the part of Secured Party to perform or comply with any of the terms hereof; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Trustor shall have notice or knowledge of any of the foregoing. Trustor waives to the extent permissible by law all rights now or hereafter conferred by statute or otherwise to any abatement, suspen sion, deferment, diminution or reduction of any of the Obligations.

               1.12 Impositions.

               (a) To the extent the Trustor is obligated to do so under the Facility Lease Trustor will pay when due all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, includ ing, without limitation, public, governmental or nongovernmental levies, assessments or charges, such as assessments on appurtenant water stock, maintenance charges, owner association dues or charges and fees, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon any of the Property, or arising in respect of the operation, occupancy, use or posses sion thereof (all of which taxes, assessments and other public, governmental or nongovernmental charges of like or different nature are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the payer be paid, in installments, Trustor may pay the same together with any accrued interest on the unpaid balance of such Imposition in install ments as the same may become due.

               (b) If under the provisions of any law or ordinance now or hereafter in effect there shall be assessed or imposed: (i) a tax or assessment on the Property in lieu of or in addition to the Impositions payable by Trustor pursuant to subparagraph (a) hereof, or (ii) a license fee, tax or assessment imposed on Secured Party and measured by or based in whole or in part upon the amount of the outstanding Obliga tions, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in subparagraph (a) hereof, and Trustor shall pay and discharge or cause to be paid and discharged the same as herein provided or shall reimburse or otherwise compensate Secured Party for the payment thereof. In the event any such law or ordinance specifically provides that Trustor may not pay, reimburse or otherwise compensate Secured Party for the payment of such tax, assessment or fee, then, at the option of Secured Party, Secured Party may declare all of the Obligations to be due and payable within sixty (60) days and the failure of Trustor to pay the Obligations within such period shall be an Event of Default entitling Secured Party to exercise any of the remedies set forth in this Deed of Trust.

               (c) Subject to the provisions of subparagraph (d) hereof, Trustor covenants to furnish to Secured Party, within thirty (30) days after the date when any interest or penalty shall accrue for nonpayment of Impositions, official receipts of the appropriate taxing or other authority, or other proof reasonably satisfactory to Secured Party, evidencing the payment thereof.

               (d) If an Event of Default shall occur and be continuing, at the request of Secured Party, Trustor shall pay to Secured Party on the first Business Day of each month an amount equal to one-twelfth of the annual total of Impositions estimated by Secured Party to be assessed against the Property in order to pay the installment of Impositions next due on the Property. In such event, Trustor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Secured Party. Provided Trustor has deposited sufficient funds with Secured Party pursuant to this Section 1.12, Secured Party shall pay on or prior to the due date thereof, such amounts as may be due thereunder out of the funds so deposited. Notwithstanding the foregoing, nothing contained herein shall cause Secured Party to be deemed a trustee of said funds or obligate Secured Party to pay any amount in excess of the amount deposited pursuant to this Section 1.12. If at any time and for any reason the funds deposited with Secured Party are or will be insufficient to pay such amounts as may then be due, Secured Party shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Secured Party. Should Trustor fail to deposit with Secured Party sums sufficient to fully pay such Impositions when due, Secured Party may, at Secured Party's election, but without any obligation to do so, advance any amounts required to make up the deficiency. Trustor shall, on demand, reimburse Secured Party for said amount. Should an Event of Default occur and be continuing hereunder, Secured Party may, at any time at Secured Party's option, apply any sums or amounts then held by it pursuant hereto (including, without limitation, any income earned thereon) to the payment or discharge of the Obligations in the manner set forth in Section 3.3 hereof as if the same were proceeds of sale. The receipt, use or application of any such sums paid by Trustor to Secured Party hereunder shall not be construed to affect the maturity of any of the Obligations or to otherwise affect any of the rights or powers of Secured Party hereunder or any of the obligations of Trustor hereunder.

              (e) Trustor will pay all taxes, charges, filing, registration and recording fees, excises and levies imposed in connection with the recording of this Deed of Trust or imposed upon Secured Party by reason of its ownership of this Deed of Trust or any mortgage supplemental hereto, and shall pay any and all Internal Revenue stamp taxes and other taxes required to be paid on any of the Obligations (other than taxes required to be paid by the Lenders pursuant to Section 2.15 of the Credit Agreement). In the event Trustor fails to make any such payment within five (5) Business Days after written notice thereof from Secured Party, then Secured Party shall have the right, but shall not be obligated to, pay the amount due and Trustor shall, on demand, reimburse Secured Party for said amount.

               1.13 Utilities. To the extent the Trustor is obligated to do so under the Facility Lease Trustor will pay when due all utility charges which are incurred by Trustor for the benefit of the Property or which may become a charge or Lien against the Property for gas, electricity, steam, water or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting the Property whether or not such taxes, assessments or charges are Liens thereon.

               1.14 Actions Affecting Property. Trustor will appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Secured Party hereunder; and Trustor will pay all reasonable costs and expenses incurred by Trustor, including cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding.

               1.15 Actions by Secured Party to Preserve Property. Should Trustor fail to pay or perform any of the Obligations, after expiration of any applicable notice and cure period, Secured Party may pay or perform the same in such manner and to such extent as it may deem necessary in its sole discretion. In connection therewith, without limiting its general powers, Secured Party shall have and is hereby given the right, but not the obligation: (a) to enter upon and take possession of the Premises; (b) to make additions, alterations, repairs and improvements to the Property which are reasonably necessary or proper to keep the Property in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Secured Party; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which may affect the security of this Deed of Trust or be prior or superior hereto; and (e) in exercising such powers, to pay all necessary expenses, including the reasonable fees and expenses of counsel or other necessary or desirable consultants. Trustor shall, on demand therefor by Secured Party, pay or reimburse Secured Party for all reasonable costs and expenses incurred by Secured Party in connection with the exercise by Secured Party of the foregoing rights, including, without limitation, cost of evidence of title, court costs, appraisal costs, surveys and reasonable attorneys' fees. In the event this Deed of Trust is placed in the hands of an attorney for the collection of any sum secured hereby, Trustor agrees to pay on demand all reasonable costs of collection, including reason able attorneys' fees, incurred by Secured Party, either with or without the institution of any action or proceeding, and in addition to all costs, disbursements and allowances provided by law.

               1.16 Eminent Domain.

               (a) Should the Property or any part thereof or interest therein, be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner ("Condemnation"), or should Trustor receive any notice or other information thereof, Trustor shall give prompt written notice thereof to Secured Party.

               (b) If requested by Secured Party, Trustor shall file or otherwise defend its rights under the condemnation proceeding and prosecute the same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Secured Party for disposition pursuant to the terms of this Deed of Trust. Trustor may be the nominal party in such proceeding, but Secured Party shall be entitled to participate in and to control the same and to be represented therein by counsel of its choice, and Trustor will deliver or cause to be delivered to Secured Party such instruments as may be requested by it from time to time to permit such participa tion. If the Property or any part thereof is taken or diminished in value, or if the consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Trustor by virtue of its interest in the Property shall be and hereby is assigned, transferred and set over unto Secured Party to be held by it, in trust, subject to the Lien and security interest of this Deed of Trust. Any such award or settlement shall be first applied to reimburse Trustor and Secured Party for all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement shall be, at Secured Party's option:

                    (i) applied in the manner set forth in Section 3.3 hereof as if the same were proceeds of sale; or

                    (ii) held by Secured Party to be used in accordance with the provisions of Section 1.10(c) above to pay or reimburse Trustor for the costs of rebuilding, reconstruction or repair of the Premises if the conditions set forth in such section are satisfied within thirty (30) days from the date of such award or settlement;

     provided, however, that if after applying the award or settlement as set forth above Secured Party determines that the remaining security is inadequate to secure the remaining Obligations, Trustor shall, immediately upon demand from Secured Party, repay the principal of the Notes and Loans by an amount that will reduce the Obliga tions to a balance for which the Secured Party's Lien and security interest herein is adequate.

               1.17 Successors and Assigns. This Deed of Trust applies to, inures to the benefit of and binds the parties hereto and their respective successors and assigns. In the event the ownership of the Property becomes vested in a Person other than Trustor, Secured Party may, without notice to Trustor, deal with such successor or successors in interest with reference to this Deed of Trust and the Obligations in the same manner as with Trustor, and may alter the interest rate and/or alter or extend the terms of payment of any of the Obligations without notice to Trustor and such action shall not in any way affect the liability of Trustor here-under or the Lien or priority of this Deed of Trust with respect to any part of the Property covered hereby.

               1.18 Liens. Trustor will pay or procure the discharge of, at Trustor's cost and expense, all Liens (other than Permitted Lien) upon the Property or any part thereof or interest therein within ten (10) Business Days after Trustor learns of the filing thereof. If Trustor shall fail to discharge any such Lien within such ten (10) Business Day period, then, in addition to any other right or remedy of Secured Party, Secured Party may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law; and all funds advanced by Secured Party to pay such obligations, liabilities, costs and expenses (together with interest thereon at the Default Rate from the date of demand until paid) shall be reimbursed by Trustor upon demand by Secured Party; and all such advances with interest thereon as aforesaid shall be secured hereby.

               1.19 Secured Party's Powers. Without affecting the liability of any other Person liable for the payment of any obligation herein mentioned, and without affecting the Lien or charge of this Deed of Trust upon any portion of the Property not then or theretofore released as security for the Obligations, Secured Party may, from time to time and without notice, but subject to
     Section 9.1 of the Credit Agreement: (a) release any Person so liable; (b) extend the maturity or alter any of the terms of any such obligation; (c) grant other indulgences; (d) release or cause to be released at any time at Secured Party's option any parcel, portion or all of the Property; (e) take or release any other or additional security for any obligation herein mentioned; (f) while an Event of Default is continuing, make compositions or other arrangements with debtors or other mortgagors in relation to this Deed of Trust; (g) advance additional funds to protect the security hereof;
     (h) while an Event of Default is continuing, pay or discharge any or all of the Obligations; (i) consent in writing to the making of any map or plat thereof; (j) join in granting any easement thereon; or (k) join in any extension agreement or any agreement subordinating the Lien or charge hereof; and, in any case referred to in clauses (g) or (h), all amounts so advanced, with interest thereon at the Default Rate from the date of demand until paid, shall be secured hereby.

               1.20 Permitted Contests. Notwithstanding anything to the contrary contained in this Deed of Trust, Trustor at its expense may contest (after prior written notice to Secured Party), by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or Lien therefor or any law, ordinance, regula tion, covenant, condition or restriction or the application of any instrument of record affecting the Property or any part thereof or any claims of mechanics, materialmen, suppliers or vendors and Lien therefor; provided that (a) in the case of any Impositions or Lien therefor or any claims of mechanics, materialmen, suppliers or vendors and Lien therefor, such proceedings shall suspend the collection thereof from Secured Party and the Property, (b) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Trustor pays the amount or satisfies the condition being contested, and Trustor would have the opportunity to do so in the event of Trustor's failure to prevail in the contest, (c) Secured Party and the Creditors shall not, by virtue of such permitted contest, be in any danger of any criminal liability, or any civil liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien which would have priority over the Lien of this Deed of Trust, and (d) Trustor shall have furnished to Secured Party a good and sufficient bond or surety as reasonably requested by and reasonably satisfactory to Secured Party if the failure to comply with such Imposition, law, ordinance, regulation, covenant, condition or restriction will result in a Lien or charge against the Property in excess of $500,000.

               1.21 Continued Occupancy. If at any time the then existing use or occupancy of any part of the Property shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, Trustor shall not cause or permit such use or occupancy to be discontinued without the prior written consent of Secured Party.

               1.22 Inspections. Subject to the provisions of any Lease or any applicable law, Trustor hereby authorizes Secured Party, its agents, representatives or workmen, to enter at any reasonable time during normal business hours after at least twenty-four (24) hours advance notice to Trustor (except that with respect to any emergency, Secured Party, its agents, representatives or workers may enter during such time of emergency) upon or in the Premises for the purpose of inspecting the same, and for the purpose of performing any of the acts which Secured Party is authorized to perform under the terms of this Deed of Trust.

               1.23 Actions by Trustee. At any time, or from time to time, without liability therefor and without notice, upon written request of Secured Party and presentation of this Deed of Trust, and without affecting the personal liability of any Person for payment of the Obligations secured hereby or the effect of this Deed of Trust upon the remainder of the Property, Trustee may (i) reconvey any part of the Property; (ii) consent in writing to the making of any map or plat thereof; (iii) join in granting any easement thereon; or (iv) join in any extension agreement or any agree ment subordinating the Lien or charge hereof.

               1.24 Hypothecation, Transfers. Trustor shall not, except as expressly permitted by the Credit Agreement, hypothecate, convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of the Property.


                                   ARTICLE 2.
                               SECURITY AGREEMENT

               2.1 Creation of Security Interest. This Deed of Trust creates a Lien on the Property, and to the extent the Property is not real property under applicable law (such Property hereinafter referred to as the "Secured Property"), this Deed of Trust constitutes a security agreement under the Uniform Commercial Code and any other applicable law.

               The grant of a security interest to Secured Party in the granting clauses of this Deed of Trust shall not be construed to derogate from or impair the Lien or provisions of or the rights of Secured Party under this Deed of Trust with respect to any property described herein which is real property or which the parties have agreed to treat as real property. The hereby stated intention of Trustor and Secured Party is that everything used in connection with the production of income from such real property or adopted for use thereon is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the land or the improvements thereon. If required by Secured Party, at any time during the term of this Deed of Trust, Trustor will execute and deliver to Secured Party, in form satisfactory to

     Secured Party, additional security agreements, financing statements and/or other instruments covering all Personal Property or fixtures of Trustor which may at any time be furnished, placed on, or annexed or made appurtenant to the Real Property or used, useful or held for use, in the operation of the Improvements.

               Trustor hereby irrevocably constitutes and appoints Secured Party the attorney-in-fact of Trustor, to execute, deliver and file with the appropriate filing officer or office such security agreements, financing statements and/or other instru ments as Secured Party may reasonably request or reasonably require in order to impose and perfect the Lien and security interest hereof more specifically on the Personal Property or any fixtures.

               If Trustor enters into a separate security agreement with Secured Party relating to any of the Personal Property or fixtures, the terms of such security agree ment shall govern the rights and remedies of Secured Party in the event of a default thereunder.

               It is understood and agreed that, in order to protect Secured Party from the effect of Uniform Commercial Code Section 9313, as amended from time to time, in the event that (i) Trustor intends to purchase any goods which may become fixtures attached to the Premises, or any part thereof, and (ii) such goods will be subject to a purchase money security interest held by a seller or any other party:

               (a) Except as provided in Section 7 of the Credit Agreement, Trustor shall, before executing any security agreement or other document evidencing such security interest, obtain the prior written approval of Secured Party, and all requests for such written approval shall be in writing and contain the following information:

                    (i) a description of the fixtures to be replaced, added to, installed or substituted;

                    (ii) the address at which the fixtures will be replaced, added to, installed or substituted: and

                    (iii) the name and address of the proposed holder and pro posed amount of the security interest.

     Trustor's execution of any such security agreement or other document evidencing such security interests in contravention of this subparagraph
     (a) shall be a material breach of Trustor's covenants under this Deed of Trust, and shall, at the option of Secured Party, entitle Secured Party to all rights and remedies provided for herein upon the occurrence and continuance of an Event of Default. No consent by Secured Party pursuant to this subparagraph shall be deemed to constitute an agreement to subordinate any right of Secured Party in fixtures or other property covered by this Deed of Trust.

               (b) If at any time Trustor fails to make any payment when due and payable on an obligation secured by a purchase money security interest in any fixture, Secured Party, at its option, may at any time pay the amount secured by such security interest and the amount so paid shall be payable on demand by Trustor to Secured Party.

               (c) Secured Party shall have the right to acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or nonnegotiable instruments, or other evidence of Trustor's indebtedness for such Personal Property or fixtures, and, upon acquiring such interest by assign ment, shall have the right to enforce the security interest as assignee thereof, in accor dance with the terms and provisions of the Uniform Commercial Code then in effect, and in accordance with any other provisions of law.

               (d) Whether or not Secured Party has paid the indebtedness secured by or taken an assignment of such security interest, Trustor covenants to pay all sums when due and payable and perform all obligations secured thereby, and if Trustor at any time shall be in default under such security agreement after the exhaustion of all applicable notice and cure periods provided for herein, or such greater time as provided for in an applicable Operative Agreement, it shall be a material breach of Trustor's covenants under this Deed of Trust.

               2.2 Representations, Warranties and Covenants of Trustor. Trustor hereby represents, warrants and covenants as follows:

               (a) Trustor is, and as to all Secured Property acquired after the date hereof will be, the sole owner of the Secured Property, free from any Lien, security interest, encumbrance or claim thereon of any kind whatsoever (other than Permitted Liens). Trustor will notify Secured Party of, and will defend the Secured Property against, all claims and demands of all Persons at any time claiming the Secured Property or any interest therein other than such interests as are permitted herein.

               (b) Except as otherwise provided in clauses (a) or (d) of this
     Section 2.2, or in the Credit Agreement, or in connection with conveyance of the Property, or a portion thereof permitted elsewhere in this Deed of Trust, Trustor will not assign, pledge, encumber, lease, sell, convey or in any manner transfer any item of the Secured Property, without the prior written consent of Secured Party.

               (c) The Secured Property is not used or bought for personal, family or household purposes.

               (d) Except as otherwise provided in clauses (a) or (b) of this
     Section 2.2, the Secured Property will be kept on or at the Premises or at such other location as Secured Party may approve, and Trustor will not remove any portion or item of

     Secured Property affixed or attached to the Premises without the prior written consent of Secured Party which consent shall not be unreasonably withheld, except such portions or items of Secured Property which are consumed or worn out in ordinary usage or removed in the ordinary course of business and promptly replaced by Trustor with new items of equal or greater quality or utility.

               (e) Trustor maintains its principal place of business at Wilmington Trust Company, Rodney Square North, 1100 Market Street, Wilmington, Delaware, 19890. Trustor will immediately notify Secured Party in writing of any change in its principal place of business.

               (f) Trustor shall cause all financing and continuation statements and other instruments with respect to the Secured Property at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law to fully evidence, perfect and secure the interests of Secured Party in the Secured Property, and shall pay all filing fees in connection therewith. At the request of Secured Party, Trustor will join Secured Party in executing one or more financing statements with respect to the Secured Property, and renewals, continuation statements and amendments thereof, pursuant to the Uniform Commercial Code in customary form, and will pay the cost of filing the same in all public offices wherever filing is necessary to the effectiveness thereof. Without limiting the foregoing, Trustor hereby irrevocably appoints Secured Party its attorney-in-fact to execute, deliver and file such instruments for or on behalf of Trustor upon Trustor's failure to do so within a reasonable time after demand, and Trustor will pay the cost of any such filing.

               2.3 Survival of Security Agreement. Notwithstanding any release of any or all of the property included in the Property which is deemed "real property", any proceedings to foreclose this Deed of Trust or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Obliga tions.


                                   ARTICLE 3.
                         EVENTS OF DEFAULT AND REMEDIES

               3.1 Events of Default.

               (a) The occurrence of any of the following events shall be deemed an Event of Default hereunder (an "Event of Default"):

                    (i) the occurrence of an Event of Default under the Credit Agreement or other Operative Agreement after the expiration of any applicable cure period;

                    (ii) the occurrence of an Event of Default under the Lease;
     or

                    (iii) a default in the performance of any other covenant herein and not in the Credit Agreement.

               (b) Upon the occurrence of an Event of Default, Secured Party may in accordance with Section 6 of the Credit Agreement declare all sums secured hereby immediately due and payable, commence an action to foreclose this Deed of Trust as a mortgage, and/or deliver to Trustee a written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Property, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should Secured Party elect to foreclose by exercise of the power of sale herein, Secured Party shall also deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Property at the time and place of sale fixed by it in such notice of sale as Secured Party may direct, either as a whole or in separate parcels, as Secured Party may determine, at public auction to the highest bidder for cash (or by credit bid) in lawful money of the United States, payable at time of sale. Secured Party shall have the right to direct the order in which separate parcels shall be sold and Trustor shall have no right to direct the order in which separate parcels are sold. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property, or any portion thereof, so sold but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Trustor, Trustee or Secured Party, may purchase at such sale by credit bid or otherwise.

               Secured Party may proceed as to the Personal Property in accordance with Secured Party's rights and remedies with respect to the Property or sell the Personal Property separately and without regard to the remainder of the Property in accordance with Secured Party's rights and remedies provided by the Uniform Com mercial Code as well as other rights and remedies available at law or in equity.

               Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of Trustor, including without limitation, a holder of a Lien subordinate to the Lien-created hereby (without implying that Trustor has, except as expressly provided herein, a right to grant an interest in, or a subordi nate Lien on, the Property), by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, as if it gave the waiver itself.

               3.2 Discontinuance of Proceedings. Secured Party, from time to time before the Trustee's sale pursuant to Section 3.1, may rescind any notice of breach or default and of election to cause to be sold the Property by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Secured Party of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring or impair the right of Secured Party to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause to be sold the Property to satisfy the obligations hereof, nor otherwise affect any provision, covenant or condition of this Deed of Trust or any of the rights, obligations or remedies of the parties thereunder or hereunder.

               3.3 Application of Proceeds of Sale.

               (a) Upon a sale of all or part of the Property pursuant to
     Section 3.1, after deducting all reasonable costs, fees and expenses of Trustee and of this Deed of Trust, including reasonable attorneys' fees, expenses and costs of investigation, all as actually incurred and including, without limitation, reasonable attorneys' fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code or any successor thereto, Trustee shall deliver the proceeds of sale to Secured Party for application, as follows:

                    (i) First, to (A) any and all sums advanced by the Secured Party to preserve the Property or preserve its Lien and security interest therein, and (B) in the event of any proceeding for the collection or enforcement of any of the Obliga tions, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, operating, managing, preparing for sale or lease, selling or other wise disposing of or realizing on the Property, or of any exercise by the Secured Party of its rights hereunder, together with reasonable attorneys' fees and court costs;

                    (ii) Second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Creditors, with each Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                    (iii) Third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Creditors, with each Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insuffi-cient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                    (iv) Fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the recon veyance of this Deed of Trust, to the Trustor or to whomever may be lawfully entitled to receive such surplus.

               (b) For purposes of this Deed of Trust (i) "Pro Rata Share" shall mean, when calculating a Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) "Primary Obligations" shall mean (A) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans (together with all interest accrued thereon), and all Commitment Fees and (iii) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

               (c) When payments to Creditors are based upon their respective Pro Rata Shares, the amounts received by such Creditors hereunder shall be applied (for purposes of making determinations under this Section 3.3 only)
     (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Creditor of its Pro Rata Share of any distribution would result in overpayment to such Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Creditors, with each Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obliga tions or Secondary Obligations, as the case may be, of such Creditor and the denomi nator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Creditors entitled to such distribution.

               (d) All payments required to be made hereunder shall be made to the Secured Party as Administrative Agent under the Credit Agreement for the account of the Creditors.

               (e) Unless it has actual knowledge (including by way of written notice from a Creditor) to the contrary, the Secured Party, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

               3.4 Secured Party Statement. Trustee, upon presentation to it of an affidavit signed by or on behalf of Secured Party, setting forth any fact or facts showing a default by Trustor under any of the terms or conditions of this Deed of

     Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

               3.5 Remedies Upon Default. Trustor covenants and agrees that should an Event of Default occur, then Secured Party, or Trustee upon written instructions from Secured Party (the legality thereof to be determined solely by Secured Party), may, without notice to or demand upon Trustor, without releasing Trustor from any obligation here-under and without waiving its right to declare an Event of Default or impairing any declaration of default or election to cause the Property to be sold or any sale proceeding predicated thereon:

               (a) make or do the same in such manner and to such extent as either Secured Party or Trustee may deem reasonably necessary to protect the security hereof, Secured Party and Trustee being authorized to enter upon and take possession of the Premises for such purposes, and any sums reasonably expended for such purposes shall become part of the Obligations secured hereby;

               (b) commence, appear in and/or defend any action or proceedings purporting to affect the security hereof, and/or any additional or other security therefor, the interests, rights, powers and/or duties of Trustee and/or Secured Party hereunder, whether brought by or against Trustor, Trustee or Secured Party;

               (c) pay, purchase, contest or compromise any claim, debt, Lien, charge or encumbrance which in the judgment of either may affect or appear to affect the security of this Deed of Trust, the interests of Secured Party or the rights, powers and/or duties of Trustee and/or Secured Party hereunder and any sums reasonably expended for such purposes shall become part of the Obligations secured hereby; and

               (d) Secured Party is authorized either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, to enter into and upon and take and hold possession of any portion or all of the Property, both real and personal, and exclude Trustor and all other Persons therefrom; and to operate and manage the Property and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value thereof, and collect any and all income, rents, issues, profits and proceeds therefrom, the same being hereby assigned and transferred to Secured Party, for the benefit and protection of Secured Party, and from time to time apply and/or accumulate such income, rents, issues, profits and proceeds in the manner set forth in Section 3.3 hereof as if the same were proceeds of sale. The collection and/or receipt of income, rents, issues, profits and/or proceeds from the Property by Secured Party, its agent or receiver, after declaration of default and election to cause the Property to be sold under and pursuant to the terms of this Deed of Trust shall not affect or impair such default or declaration of default or election to cause the Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such income, rents, issues, profits and/or proceeds.

               Neither Trustee nor Secured Party shall be under any obligation to make any of the payments or do any of the acts referred to in this
     Section 3.5 and any of the actions referred to in this Section 3.5 may be taken by Secured Party irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the Obligations.


                                   ARTICLE 4.
                                 FIXTURE FILING

               4.1 Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in, among other places, the real estate records of the county where the Real Property is located as set forth on Exhibit A. The record owner of the Property is Fred Meyer, Inc.


                                   ARTICLE 5.
                                  MISCELLANEOUS

               5.1 Choice of Law. SECURED PARTY, TRUSTEE AND TRUS TOR AGREE THAT THE RIGHTS AND OBLIGATIONS UNDER THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               5.2 Amendments. etc. This Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed in accordance with Section 9.1 of the Credit Agreement.

               5.3 Limitation of Interest. It is the intent of Trustor and Secured Party in the execution of this Deed of Trust and all other instruments evidencing or securing the Obligations to contract in strict compliance with the relevant usury laws. In furtherance thereof, Secured Party and Trustor stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law. Trustor or any guarantor, endorser or other party now or hereafter becoming liable for the payment of any of the Obligations shall never be required to pay interest at a rate in excess of the maximum interest that may be lawfully charged under relevant law and the provisions of this
     Section 5.3 shall control over all other provisions of any instru ment executed in connection herewith which may be in apparent conflict herewith. In the event it is determined that any holder of any of the Obligations has collected monies which are deemed to constitute interest and are deemed to increase the effective interest rate on the Obligations to a rate in excess of that permitted to be charged by relevant law, all such sums deemed to constitute interest in excess of such legal rate shall be applied by such holder to payment of such Obligations, as such Obligations mature, or refunded to Trustor.

               5.4 Notices. Except as otherwise expressly provided herein, all notices and communications shall be telecopied or delivered by messenger or overnight courier service and all such notices and communications shall, when mailed, tele graphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three (3) Business Days following deposit in the mail with proper postage, except that notices and communications to the Secured Party shall not be effective until received by the Secured Party. All notices, requests, demands or other communications shall be in writing and addressed as follows:

               (a)      if to the Trustor, at:

                        Wilmington Trust Company
                        Rodney Square North
                        1100 North Market Street
                        Wilmington, Delaware, 19890
                        Attention: Corporate Trust Administration

               (b)      if to the Secured Party:

                        Bankers Trust Company
                        130 Liberty Street
                        New York, New York 10006
                        Attention:  Deal Administrator

               (c) if to any Creditor, either (i) to the Secured Party, at the address specified above or (ii) at such address as such Creditor shall have specified in the Credit Agreement;

     or at such other address as shall have been furnished in writing by any Person de scribed above to the party required to give notice hereunder; except that in each case notices and communications to Secured Party shall not be effective until actually received by such party.

               5.5 Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

               5.6 Subrogation. To the extent that the proceeds of the Loans are used, or Secured Party advances any funds under this Deed of Trust (which advances are hereby deemed to have been advanced by Trustor's request), to pay any outstanding Lien, charge or encumbrance against the Property, Secured Party shall be subrogated to any and all rights and Liens held by any owner or holder of such outstanding Liens, charges and encumbrances, irrespective of whether said Liens, charges or encum brances are released.

               5.7 No Merger. Upon the foreclosure of the Lien created by this Deed of Trust on the Property, any Leases then existing shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Secured Party or any purchaser at any such foreclosure sale shall so elect.

               5.8 Non-Waiver. Except as expressly provided to the contrary herein, acceptance by Secured Party of any sum after the same is due shall not consti tute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare an Event of Default. The acceptance by Secured Party of any sum in an amount less than the sum then due shall be deemed an accep tance on account only and upon condition that it shall not constitute a waiver of the obligation of Trustor to pay the entire sum then due, and Trustor's failure to pay said entire sum then due shall be and continue to be in default notwithstanding such acceptance of such amount on account, as aforesaid, and Secured Party shall be at all times thereafter and until the entire sum then due shall have been paid, and notwith standing the acceptance by Secured Party thereafter of further sums on account, or otherwise, entitled to exercise all rights in this Deed of Trust conferred upon it, upon the occurrence of an Event of Default. Consent by Secured Party to any transaction or action of Trustor which is subject to consent or approval of Secured Party hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive transactions or actions. No failure by Secured Party to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect, or the rights of Secured Party with respect to any other then existing or subsequent breach.

               5.9 Further Assurances. Trustor at its own expense, will execute, acknowledge and deliver all such instruments and take all such action as may be reasonably necessary to assure to Secured Party the Lien hereof against the properties herein described and the rights intended to be provided to Secured Party herein.

               5.10 Additional Security. Without notice to or consent of Trustor and without impairment of the Lien and rights created by this Deed of Trust, Secured Party may accept from Trustor or from any other Person, additional security for the Obliga tions. Neither the giving of this Deed of Trust nor the acceptance of any such addi tional security shall prevent Secured Party from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting Secured Party's Lien and rights under this Deed of Trust.

               5.11 Books and Records. Trustor shall make available to Secured Party for copying and inspection at all reasonable times during normal business hours and during the term of this Deed of Trust at Trustor's principal place of business upon receipt of one Business Day's prior written notice from Secured Party, all books and records relating to the business and operation of the Property.

               5.12 Waiver of Statute of Limitations. The right to plead any and all statutes of limitation as a defense to any demand secured by or made pursuant to this Deed of Trust is hereby waived to the full extent permitted by law.

               5.13 Remedies Cumulative. No remedy herein conferred upon or reserved to Trustee or Secured Party is intended to be exclusive of-any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this instrument to Trustee or Secured Party or to which either of them may be otherwise entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Secured Party, and either of them may pursue inconsistent remedies.

               5.14 Recordation. Trustee accepts this Deed of Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

               5.15 Substitution of Trustee. Secured Party may, from time to time, by a written instrument executed and acknowledged by Secured Party and recorded in the county or counties where the Property is located, and by otherwise complying with applicable statutory provisions, substitute a successor or successors for the Trustee named herein or acting hereunder.

               5.16 Reconveyance; Releases. (a) After the Termination Date, Secured Party, at the expense of the Trustor, shall promptly request Trustee in writing to reconvey the Property, or any remaining portion thereof, and shall surrender to Trustee this Deed of Trust for cancellation and retention. Upon its receipt of the written request of Secured Party, the surrender of this Deed of Trust, and the payment of its fees, Trustee shall promptly reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclu-sive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Neither Secured Party nor Trustee shall have any obligation or duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance. As used in this Deed of Trust, "Termination Date" shall mean the date upon which the Commitments have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), and all Obligations then owing have been paid in full.

               (b) In the event that any part of the Property is sold in connection with a sale permitted by the Lease or otherwise released at the direction of the Re quired Lenders and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of
     Section 8.2 of the Credit Agreement, to the extent required to be so applied, such Property will be sold free and clear of the Liens created by this Deed of Trust and the Secured Party, at the request and expense of the Trustor, will duly assign, transfer and deliver to the Trustor (without recourse and without any representation or warranty) such of the Property as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Deed of Trust.

               (c) At any time that the Trustor desires that the Secured Party take any action to acknowledge or give effect to any release of Property pursuant to clause (a) above, it shall deliver to the Secured Party a certificate signed by its chief financial officer stating that the release of the respective Property is permitted pursuant to clauses (a) or (b) above.

               (d) The Secured Party and the Trustee shall have no liability whatsoever to any Creditor as a result of any release of Property by it in accordance with this Section 5.16.

               5.17 Time of the Essence. Time is of the essence of this Deed of Trust, and the performance of all provisions hereof.

               5.18 Partial Invalidity. If any of the provisions of this Deed of Trust or the application thereof to any Person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such provision or provisions to Persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

               5.19 Request For Notice. Trustor requests that a copy of any notice of default and a copy of any notice of sale hereunder be mailed to Trustor at the address of Trustor given above.

               5.20 Irrevocable Trust. The trust created hereby is irrevocable by Trustor unless and until the Property is reconveyed to Trustor as provided in Section 5.16 hereof.

               5.21 Security Agreement and Financing Statement. The mailing address of debtor (Trustor herein) and of the Secured Party from which information concerning security interests hereunder may be obtained is as set forth on page one hereof. A carbon, photographic or other reproduction of this Agreement or of any financing statement related to this Agreement shall be sufficient as a financing state ment for any of the purposes referenced herein.

               5.22 State Law Recitals and Provisions.

               (a) Non-Residential Trust Deed; Business Purpose. Trustor warrants that this instrument, as a deed of trust or trust deed under laws of the state in which the Property is located, is not and will not at any time constitute a residential trust deed, as that term is defined in ORS
     86.705 or its successor statutes (if the Property is in Oregon). Trustor warrants that it is engaging in this transaction exclusively for business, commercial or investment purposes. Trustor warrants that the Property is not used principally for agricultural or farming purposes (if the Property is in Washington). Trustor warrants that the Property falls within the provisions of Idaho Code 45-1502(5) or its successor statutes (if the Property is in Idaho).

               (b) Statutory Notice Concerning Insurance. Effective January 1, 1996, Chapter 313 of Oregon Laws 1994 amends ORS 746.201 to require that in loans in which the lender has the right to purchase insurance in the event the borrower fails to carry insurance, the loan document must contain a warning in substantially the following form in 10-point type:

                                    "WARNING

          "Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

          "You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance.

     If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

          "The coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance require ments imposed by applicable law."

               (c) Statutory Notice Concerning Written Agreements. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDERS TO BE ENFORCEABLE.

               (d) Washington Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOR BEAR FROM ENFORCING REPAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

          IN WITNESS WHEREOF, Trustor has caused this instrument to be duly executed as of the day and year first above written.

                                       WILMINGTON TRUST COMPANY, not in its
                                       individu al capacity but only as Owner
                                       Trustee under the FMS TRUST 1997-1, a
                                       Delaware business trust



                                       By: _____________________________________
                                       Title: __________________________________

                             FORM OF ACKNOWLEDGMENT
                             ----------------------




STATE OF              )
                      ) ss.
County of             )

          The foregoing instrument was acknowledged before me, the undersigned notary public, on this __ day of March, 1998, by _____________________, the _____________________ of WILMINGTON TRUST COMPANY, a Delaware corporation, on behalf of such corporation, not in its individual capacity, but solely as Owner Trustee under the FMS TRUST 1997-1, a Delaware business trust, on behalf of such business trust.


(NOTARIAL SEAL)        _________________________________________
                           Notary Public for the State of _________________ Residing at:________________________________

                                    EXHIBIT A
                                    ---------

                            LEGAL DESCRIPTION OF LAND
                            -------------------------

                                    EXHIBIT B
                                    ---------

                                 FACILITY LEASE
                                 --------------

                                                                      EXHIBIT C
                                                     TO PARTICIPATION AGREEMENT
                                                     --------------------------

                               FORM OF REQUISITION
                                     (Date)

TO: The Investors and the Administrative Agent, pursuant to the Participation Agreement (the "Participation Agreement") dated as of March 11, 1998 among the Lessee, the Construction Agent, the Owner Trustee, the Lessor, the Investors, the Administrative Agent, the Syndication Agent and the Lenders as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement).

FROM: Fred Meyer, Inc., as Construction Agent

RE:  [Funding Date][Property Closing Date]
     -------------------------------------


     1. This irrevocable Requisition is hereby delivered by Construction Agent pursuant to Section 5.2 of the Participation Agreement.

     2. The Funding Date is scheduled for _______________, 199_.

     3. The aggregate amount of the Advance is $__________________.

     4. The Loans and Investor Contributions comprising such Advance will be [ABR Loans/Contributions][Eurodollar Loans/Contributions]. [The initial Interest Period for such Eurodollar Loans will be ____________].

     5. The Advance will be allocated among each of the Properties listed in
Schedule I attached hereto. With respect to each acquisition of Property,
Schedule II specifies (i) a description of the Property, (ii) the seller or lessor of the Prop erty, (iii) the portion of the Property Costs attributable to Land and (iv) the esti mated cost for Improvements, except that only clauses (i) and (ii) hereof shall apply to Store Land Property.

     6. After giving effect to the Advance requested hereby, the Property Cost for each Property in respect of which the Advance is being drawn is set forth on Schedule A hereto and such amount does not exceed the Fair Market Sales Value for such Property as set forth in the Appraisal therefor.

     7. Funds shall be sent by wire transfer as follows:

        a. Each Lender shall transfer its Commitment Percentage of $______________, and each Investor shall transfer its Inves tor Commitment Percentage of $____1 to the following ac count of Lessor:

                 Bank:
                 ABA Number:
                 Account Name:
                 Account Number:
                 Ref:
                 Further Credit to:

        b. Construction Agent hereby instructs Lessor to distribute the funds as follows:

                 [information to be provided by Construction Agent]

     8. All of the costs being funded pursuant to this Requisition relate to the acquisition of Land and all Improvements thereon, to the construction of such other Improvements subject to the Lease and/or to the payment of other Project Costs and all moneys advanced to Construction Agent pursuant to this Requisition will be applied solely to the payment (or reimbursement) of such costs.

     In connection with such requested Advance, the Construction Agent hereby represents and warrants to you as follows:

     a. On the proposed Funding Date, both immediately before and after giving effect to the making of the requested Advance and the appli-

--------

1 For the Initial Closing Date the Investor Contribution will be $15,000,000. Thereafter only loans may be requested.

          cation of the proceeds thereof, the statements made by each Loan Party in Section 7.3 of the Participation Agreement are true and correct in all material respects.

     b. After giving effect to the Advance requested hereby, the aggregate outstanding amounts of each of the Loans and the Investor Contribu tions does not exceed the Commitments of the Lenders or the Inves tor Commitments of the Investors, respectively.

     c. All of the conditions precedent set forth in Section 6 of the Partici pation Agreement applicable to the Advance requested hereby have been satisfied or waived.

     [9. The Property in respect of which the Advance is being drawn is hereby designated as a Store Land Property.]2

-------------------------
2  Add if appropriate.

          IN WITNESS WHEREOF, I have signed my name this ______ day of _______, 199_.


                                    MEYER-SMITH HOLDCO, INC.
                                    as Construction Agent



                                    By:________________________
                                    Name:______________________
                                    Title:_____________________

                            SCHEDULE A TO REQUISITION

                             ALLOCATION OF ADVANCES
                             ----------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate Property    Appraisal for Prop-   Cost of Land and
                                                                        Cost (all Advances    erty as of Comple-    stimated cost of
Property Descrip-                Cost of Land (cur-  Improvement costs   to date, including   tion Date             Improvements
tion (City, State)  Lease Supp.  rent Advance only)  (current Advance    current Advance)
                       No.                                only)
------------------------------------------------------------------------------------------------------------------------------------

1._______           No. __       $________           $________           $________            $________             $________
------------------------------------------------------------------------------------------------------------------------------------
2._______           No. __       $________           $________           $________            $________             $________
------------------------------------------------------------------------------------------------------------------------------------
3._______           No. __       $________           $________           $________            $________             $________
------------------------------------------------------------------------------------------------------------------------------------
4._______           No. __       $________           $________           $________            $________             $________
------------------------------------------------------------------------------------------------------------------------------------
5._______           No. __       $________           $________           $________            $________             $________
------------------------------------------------------------------------------------------------------------------------------------

                            SCHEDULE B TO REQUISITION

                              INFORMATION REQUIRED
                         FOR FUNDING ACQUISITION OF LAND

     1. Description of the subject Property:__________.

     2. The subject Property consists of [Land only] [Land and Improve ments].

     3. The Land comprising part of the subject Property is to be [ground leased by the Lessors] [acquired by the Lessors in fee simple].

     4. [Name of Seller/Ground lessor] is the [Seller] [Ground lessor] of the Land comprising part of the subject Property.

     5. *Cost of Land for the subject Property: Indicated on Schedule A.

     6. Estimated Costs of Improvements for the subject Property in the aggregate are $_____________.

                                    Title:_____________________

------------------
*/ Insert in the case of an acquisition of a fee simple interest in the applicable Land.

                                       B-1